SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

|X|   Preliminary proxy statement.
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
|_|   Definitive proxy statement.
|_|   Definitive additional materials.
|_|   Soliciting material under Rule 14a-11(c) or Rule 14a-12.

                              Geoworks Corporation
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies.

            Common stock and related rights

            (2) Aggregate number of securities to which transaction applies:

                  22,184,757

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

            -----------------------

            (4) Proposed maximum aggregate value of transaction:

            ----------------------

            (5) Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1) Amount Previously Paid:

            --------------------------------------------------------------------

            (2) Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

            (3) Filing Party:

            --------------------------------------------------------------------

            (4) Date Filed:

--------------------------------------------------------------------------------

                              GEOWORKS CORPORATION

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 11, 2002

TO THE STOCKHOLDERS OF GEOWORKS CORPORATION

      A special meeting of stockholders of Geoworks Corporation will be held on Wednesday, December 11, 2002 at 11:00 a.m., or any postponement or adjournment thereof, local time at our offices located at 6550 Vallejo Street, Suite 102, Emeryville, California 94608.

      At the special meeting you will be asked to:

      1. Approve the sale of our UK professional services business to Teleca Limited pursuant to an Agreement for the Sale and Purchase of the Entire Issued Share Capital of Geoworks Limited dated September 23, 2002 (the "Share Purchase Agreement"), in the form of Exhibit A attached to the accompanying proxy statement (the Sale Transaction").

      2. Approve and adopt our Plan of Liquidation and Dissolution, in the form of Exhibit B attached to the accompanying proxy statement (the "Plan").

      3. Transact such other business as may properly come before the special meeting or any adjournment thereof.

      AFTER CAREFUL CONSIDERATION, OUR BOARD OF DIRECTORS HAS DETERMINED THAT PROPOSALS 1 AND 2 ARE ADVISABLE, FAIR TO US, OUR STOCKHOLDERS AND OUR CREDITORS, AND IN OUR BEST INTERESTS, AND HAS APPROVED AND ADOPTED THE SALE TRANSACTION AND THE PLAN AND RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.

      The record date for the special meeting is November 4, 2002. If you were a registered Geoworks Corporation stockholder at the close of business on the record date, you are entitled to vote at the special meeting. A complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting for at least ten days prior to the special meeting during ordinary business hours and during the special meeting itself at our offices.

UNDER DELAWARE LAW AND OUR BYLAWS, EACH OF THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF OUR OUTSTANDING SHARES ELIGIBLE TO VOTE IN PERSON OR BY PROXY. AS A RESULT, YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS FOR THE SPECIAL MEETING AS SOON AS POSSIBLE. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION AND REDUCE OUR PROXY SOLICITATION COSTS. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE


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

YOUR SHARES, PLEASE REFER TO THE SECTION ENTITLED "VOTING OF PROXIES" BEGINNING ON PAGE 1 OF THE PROXY STATEMENT

                                       By Order of the Board of Directors
                                       of Geoworks Corporation


                                       /s/
                                       Timothy J. Toppin
                                       Secretary and Chief Financial Officer

Emeryville, California
November __, 2002

                              GEOWORKS CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 11, 2002

                                 PROXY STATEMENT

General

The accompanying proxy is solicited by the Board of Directors of Geoworks Corporation, a Delaware corporation ("Geoworks"), for use at a special meeting of stockholders to be held on Wednesday, December 11, 2002, at 11:00 a.m. local time, or any postponement or adjournment thereof, for the purposes set forth in the accompanying notice. The meeting will be held at our offices located at 6550 Vallejo Street, Suite 102, Emeryville, California 94608. Our telephone number is
(510) 428-3900. The date of this Proxy Statement is November __, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

Voting Securities. Only stockholders of record as of the close of business on the record date of November 4, 2002 will be entitled to vote at the meeting or any postponement or adjournment thereof. As of the record date, there were 22,184,757 shares of our common stock issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of our common stock is entitled to one vote on each of the proposals presented in this Proxy Statement for each share of stock held.

Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. Additionally, we have retained the services of Morrow & Co., Inc., a professional proxy solicitation firm, to assist us in soliciting proxies, for a fee of approximately $20,000, plus reasonable expenses.

Voting of Proxies. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying envelope or otherwise mailing it to Geoworks, by voting online at www.proxyvote.com or by attending the special meeting and submitting your completed, signed and dated proxy card in person. If you sign and submit your proxy without making any voting selections, the shares represented by that proxy will be voted FOR the Sale Transaction, FOR the Plan, FOR the Amendment and as the proxy holders deem advisable with respect to any other business brought before the special meeting. Our board of directors does not currently intend to bring any other business before the special meeting and, to the knowledge of our board of directors, no other matters are to be brought before the special meeting.

Revocation of Proxies. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the meeting and voting in person.


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

Quorum. A majority of the shares of our common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the special meeting in order for a quorum to be established.

Abstentions/Withholdings. If you sign and return your proxy card having marked "abstain" or "withhold" on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum has been established. Accordingly, abstentions and withholdings will have the same effect as a vote against a proposal.

Beneficial Stockholders. You are a beneficial stockholder if a brokerage firm, bank, trustee or other agent (a "nominee") holds your stock. This is often called ownership in "street name," since your name does not appear anywhere on our records. Under the rules of the Nasdaq Stock Market, a nominee may not vote on any of the proposals described in this Proxy Statement on behalf of a beneficial stockholder without receiving specific voting instructions from the beneficial stockholder. If you are a beneficial stockholder, your nominee should include a voting instruction card with your proxy materials. In order to vote your shares, you must follow the detailed instructions provided on the voting instruction card.

If a beneficial stockholder signs and returns a voting instruction card to his or her nominee without having marked any selection on a proposal or having marked "abstain" or "withhold" on a proposal, those shares will not be voted on the proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. In each case, those shares will be counted for purposes of determining whether a quorum has been established. Accordingly, beneficial stockholders' failure to give voting instructions ("broker nonvotes"), abstentions and withholdings will have the same effect as a vote against a proposal.

Time, Date and Place. The special meeting will be held on Wednesday, December 11, 2002 at 11:00 a.m. local time at our offices located at 6550 Vallejo Street, Suite 102, Emeryville, California 94608.

Postponements or Adjournments. Our board of directors may elect to adjourn or postpone the special meeting in order to allow additional time for soliciting votes from our stockholders to approve the Sale Transaction, the Plan and the Amendment.

Board Recommendation. Our board of directors has approved the Sale Transaction and the Plan and recommends that you vote FOR the approval of proposals.

                      Geoworks Corporation Proxy Statement
                                December 11, 2002
                                Table of Contents

GENERAL...................................................................1

TABLE OF CONTENTS.........................................................3

SUMMARY OF THE SALE TRANSACTION...........................................4

SUMMARY OF THE PLAN.......................................................6

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING...........................8

RISK FACTORS.............................................................12

PROPOSAL 1: THE SALE TRANSACTION.........................................22

PROPOSAL 2: THE PLAN OF LIQUIDATION AND DISSOLUTION......................29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........41

WHERE YOU CAN FIND ADDITIONAL INFORMATION................................42

OTHER BUSINESS...........................................................42

AGREEMENT FOR THE SALE AND PURCHASE OF GEOWORKS LIMITED..................43

PLAN OF DISSOLUTION AND LIQUIDATION......................................44

PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS..............................50


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

                         SUMMARY OF THE SALE TRANSACTION

The following discussion provides an overview of the Sale Transaction. For more complete information please refer to the discussion of Proposal 1, beginning on page 22 and the Share Purchase Agreement, attached to this Proxy Statement as Exhibit A.

Purchaser

The purchaser is Teleca Limited, a wholly owned subsidiary of Teleca AB. Teleca AB is one of Europe's leading consulting companies in new technology and research and development. The Teleca Group has more than 2,300 employees in 13 countries. It occupies a strong position in the Nordic countries, the UK and France. Teleca AB is listed on Stockholmsborsen's Attract40. See page 22.

What Will Be Sold

We are selling our UK professional services business by first assigning our rights in our Nokia contract and our Toshiba contract to Geoworks Limited (the "UK Subsidiary") and then selling all of the outstanding shares of the UK Subsidiary to the purchaser. The UK Subsidiary currently has 31 employees. The UK Subsidiary is required to have approximately $475,000 in net assets as of the closing of the Sale Transaction (the "Closing"), $450,000 of which must be cash. See page 24.

What Will Remain After the Sale

Assuming the Sale Transaction is approved by our stockholders and completed, we will retain certain legacy assets, such as our AirBoss, GEOS(TM) and GEOS-SC technologies, and a small US-based professional services group and executive and administrative staff in Emeryville, California. Assuming the Plan is approved by our stockholders and implemented by our management, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan. See page 29.

Purchase Price

The purchaser will pay us $2,000,000 on closing and an additional $300,000 without interest by March 31, 2004, subject to various offset rights. See page 24.

Reasons for the Sale

There were many factors considered by management and the Board. These factors are identified on page 23. Primarily, we were concerned about running out of money before our professional services business became self-supporting during these difficult times in the telecommunications business.

Conduct of Business after the Sale

Assuming the Plan is approved by our stockholders and implemented by management, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan. See page 29.

Closing Conditions

The Share Purchase Agreement contains closing conditions, including the approval of the transaction by our stockholders, the performance of specific covenants and the receipt of specified consents. We cannot be sure that these conditions will be satisfied. See page 26.

The Closing

We anticipate that the Closing will take place on the third business day after the satisfaction of all of the closing conditions, which we currently estimate will be around December 16, 2002. See page 25.

Termination

The Share Purchase Agreement will terminate if the closing conditions are not satisfied or waived, or if the closing does not occur by January 31, 2003. The purchaser can also elect to terminate the Shares Purchase Agreement if we breach certain provisions of the Share Purchase Agreement before the Closing. See page 26.

License and Option

As part of the Sale Transaction, we will grant the UK Subsidiary a non-exclusive license to use our Mobile Server+(TM) technology in connection with its ongoing provision of services to Toshiba and will agree not to do additional business with Toshiba for a specified time period. Also, for a limited period of time, the purchaser has an option to purchase the Mobile Server+ technology from us for a specified price. See page 25.

Termination Fee

If either party breaches their obligations under the Share Purchase Agreement and fails to close, then the purchaser's or our liability is limited to $250,000. Other lesser termination fees may also apply. See page 26.

Accounting Treatment of the Sale

The sale will be accounted for as sale of a discontinued operation. See page 26.

Interests of Certain Persons in the Sale

Some of our executive officers and directors own shares of our common stock. They will receive the same per share distribution, if any, as our other stockholders. Two of our executive officers are employees of the UK Subsidiary and will receive certain consideration in connection with the Sale Transaction. Please see the next paragraph for more information. See page 24.

Cash Incentive Compensation Plan for UK Subsidiary Employees

The purchaser has agreed to establish a cash incentive compensation plan for employees of the UK Subsidiary after the Closing, including for two of our executive officers who are employees of the UK Subsidiary. In addition, we have paid each of these executive officers a (pound)14,000 retention bonus (approximately $20,000) to facilitate the sale and transition of ownership. In order to retain this bonus, each officer must remain employed with the UK Subsidiary for approximately sixty days after Closing. We expect the purchaser to negotiate new employment contracts with each of these executives to take effect after Closing. Until then, their current employment contracts will remain in effect. See page 24.

U.S. Federal Income Tax Consequences

We will recognize a gain or loss for federal income tax purposes on the sale of the shares. We should be able to offset taxable gain arising from the sale with operating losses, expenses and net operating loss carry-forwards. The sale may also result in state or local income, franchise, sales, use or other tax liabilities in state or local tax jurisdictions in which we file tax returns. Holders of our common stock will not recognize any gain or loss solely as a result of the sale or the Plan. Our stockholders may be taxed on subsequent distributions of the proceeds of the sale, if any, or proceeds from distributions pursuant to the Plan, depending on each stockholder's tax basis in their shares of our common stock. We encourage our stockholders to contact their own tax advisors. See page 38.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE SALE TRANSACTION.

                               SUMMARY OF THE PLAN
                         OF LIQUIDATION AND DISSOLUTION

The following discussion provides an overview of the Plan. For more complete information please refer to the discussion of Proposal 2, beginning on page 29 and the Plan, attached to this Proxy Statement as Exhibit B.

Principal Provisions of the Plan

The liquidation will commence as soon as practicable following approval of the Plan by our stockholders and will conclude prior to the third anniversary of the filing of the certificate of dissolution. The Plan will allow us to distribute pro rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. As part of our liquidation, we are required to satisfy our liabilities, expenses and obligations. We cannot assure you that available cash and amounts received on the sale of assets will be adequate to provide for our liabilities, expenses and obligations and to make cash distributions to stockholders. See page 29.

Abandonment; Amendment

The Plan allows the board of directors to modify or abandon the Plan, despite stockholder approval. For example, if an attractive merger opportunity arose after the Plan was approved, the Board could abandon the Plan. See page 30.

Liquidating Distributions; Nature; Amount; Timing


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

We have not established a precise timetable for distributions, if any, to stockholders but the Board may, in its discretion, declare one or more distributions. Our liquidation is expected to be concluded prior to the third anniversary of the filing of a certificate of dissolution in Delaware by a final distribution either directly to our stockholders or to a liquidating trust. We are unable to currently predict the precise nature, timing or amount of this final distribution. We do not expect aggregate distributions to exceed five cents per share in any event. See pages 30 through 33.

Conduct of the Company Following Adoption of the Plan

Following approval of the Plan by our stockholders and its implementation by management, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan. See page 38.

Satisfaction of Liabilities; Contingency Reserve

We are required to pay or provide for payment of all of our liabilities, expenses and obligations in connection with our dissolution. Following approval of the Plan by our stockholders, we will pay all of our known obligations or set aside a reserve which we believe will be adequate to pay for those liabilities as well as any other liabilities that we believe may arise. See page 35.

Liquidating Trusts

We may, from time to time, transfer our unsold assets to liquidating trusts established for the benefit of our stockholders. The property in the trusts would be sold or distributed on terms approved by our trustees. These trustees could be current or former executive officers of Geoworks. See page 40.

Final Record Date

We will close our stock transfer books and discontinue recording transfers, except by will, intestate succession or operation of law, of shares of our common stock on the date on which we file a certificate of dissolution with the State of Delaware. See page 36.

Transferability of Our Common Stock

We expect to be delisted from the Nasdaq SmallCap Market prior to the date of our special meeting. In such an event trading of our common stock will be conducted in the over-the-counter market. In any event, we will close our stock transfer books when we file a certificate of dissolution with the State of Delaware, and thereafter our stockholders will no longer be able to transfer their shares, except by will, intestate succession or operation of law. See page 37.

Appraisal Rights

Our stockholders are not entitled to appraisal rights for their shares of our common stock in connection with the transactions contemplated by the Plan. See page 38.

U.S.  Federal Income Tax Consequences

After the approval of the Plan and until the liquidation is complete, we will continue to be subject to income tax on our taxable income, if any. We will recognize gain or loss on the sales of our assets pursuant to the Plan. We should be able to offset taxable gain arising from the sale with operating losses, expenses and net operating loss carry-forwards. Our stockholders may be taxed on distributions, if any, depending on each stockholder's tax basis in their shares of our common stock. We encourage our stockholders to contact their own tax advisors. See "Material U.S. Federal Income Tax Consequences of Proposals 1 and 2" on page 38.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE PLAN.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
                               AND PROXY STATEMENT

Below we have attempted to address questions that a stockholder might ask if given the opportunity. You should review the entire Proxy Statement and its attachments carefully before casting your vote.

Questions about this Proxy Statement

Q: WHO IS SOLICITING MY PROXY?

A: Our board of directors is soliciting proxies from each of our stockholders. Additionally, we have retained the services of Morrow & Co., Inc., a professional proxy solicitation firm, to assist us in these efforts.

Q: WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting will be held on Wednesday, December 11, 2002 at 11:00 a.m. local time at our executive offices located at 6550 Vallejo Street, Suite 102, Emeryville, California 94608.

Questions about the Sale

Q: WHAT WILL GEOWORKS RECEIVE FOR THE UK PROFESSIONAL SERVICES BUSINESS?

A: Up to $2,300,000 in cash, $2,000,000 of which will be paid to us at the Closing. The remaining $300,000 will be retained by the purchaser after the Closing as security for any set off rights, as described in the next paragraph. The purchaser must pay us any balance owing by March 31, 2004.

Q: WHAT ARE SET OFF RIGHTS?

A: The Share Purchase Agreement provides that if the purchaser believes we have breached any of the representations or warranties provided in the agreement, the purchaser must provide notice to us and estimate the amount of our liability for any breach. If the parties cannot reach a settlement with respect to such a claim, the Share Purchase Agreement provides a dispute resolution procedure. If the purchaser prevails, it may have the right to retain all or a portion of the $300,000 deferred payment, to receive a cash payment from us, or both. .

Q: HOW AND WHEN WILL THIS MONEY BE PAID TO GEOWORKS?

A: At the Closing, which we expect will take place around December 16, 2002, the purchaser will pay the initial payment of approximately $2,000,000 to us by wire transfer. The $300,000 deferred payment, less any set-offs, will be paid to us no later than March 31, 2004.

Q: HOW LIKELY IS IT THAT SOME OR ALL OF THE $300,000 WILL BE RETAINED BY THE PURCHASER?

A: We do not currently know of any issues that would give rise to set-offs at this time. If the purchaser makes any such claims, we will attempt to negotiate and settle them. In the event of a dispute, we may or may not prevail. All things considered, we cannot predict whether we will receive all or even a part of the $300,000 deferred payment.

Q: WHAT WILL OUR BUSINESS BE FOLLOWING THE SALE?

A: Following approval of the Plan by our stockholders and its implementation by management, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan.

Q: WHAT WILL WE DO IF THE SALE IS NOT APPROVED BY THE STOCKHOLDERS?

A: If the Sale Transaction is not approved simply because we are not able to achieve a quorum, our board of directors may elect to postpone or adjourn the special meeting in order to achieve a quorum. If a our stockholders do not approve the Sale Transaction and approve the Plan, then our board of directors will consider our remaining strategic alternatives, including liquidating the UK professional services business by selling it to the employees of the UK Subsidiary on the best terms that we can get and implementing the Plan. If both the Sale Transaction and Plan are rejected, our board of directors will consider our remaining strategic alternatives, which may include declaring bankruptcy.

Q: WHEN DO YOU EXPECT THE SALE TRANSACTION TO BE COMPLETED?

A: We expect to complete the sale within three business days after the special meeting. We expect the Sale Transaction to close around December 16, 2002.

Q: IS IT POSSIBLE THAT THE SALE TRANSACTION WILL NOT BE COMPLETED, EVEN IF YOU RECEIVE THE APPROVAL OF YOUR STOCKHOLDERS?

A: The Share Purchase Agreement provides that we must satisfy certain conditions before the Sale Transaction will close. These conditions include: obtaining the approval of our stockholders for the Sale Transaction, obtaining the consent of each of Nokia and Toshiba to our assignment of their professional services contracts to our UK Subsidiary and providing certain financial information for the UK Subsidiary. If we are unable to satisfy any of the closing conditions and the purchaser is unwilling to waive any one of the closing conditions or to


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

postpone the Closing until we are able to satisfy the closing condition, then the Sale Transaction will not be completed. The purchaser may also terminate the Share Purchase Agreement if the Closing does not take place by January 31, 2003.

Questions about the Plan

Q: WHAT DOES THE PLAN ENTAIL?

A: The Plan provides for the orderly liquidation of our remaining assets following the closing of the Sale Transaction, the winding-up of our business and operations and our dissolution. In connection with these efforts, we will pay or make provision for the payment of, all of our liabilities and obligations. If there are any remaining assets, we will distribute them to our stockholders in one or more distributions. If, despite the approval of the Plan by our stockholders, our board of directors determines that it would be in the best interests of our stockholders or creditors for us not to dissolve, our dissolution may be abandoned or delayed until a future date to be determined by our board of directors.

Q: WILL ANY DISTRIBUTIONS BE MADE TO OUR STOCKHOLDERS?

A: We currently estimate that, after the closing of the Sale Transaction and the successful reduction or settlement of certain current and long-term liabilities, we will have sufficient cash to pay all of our known current and determinable liabilities and obligations, which would allow for one or more distributions to our stockholders totaling one to five cents per share. However, the amount of unknown or contingent liabilities cannot be quantified and could decrease or eliminate any remaining assets available for distribution to stockholders. Further, we are unable to estimate what proceeds, if any, could be raised from the sale of our assets, including our AirBoss software or our legacy operating systems. As a result, we are unable at this time to predict the precise nature, amount and timing of any distributions. If there are assets remaining following the completion of our winding-up, our stockholders will receive a portion of those assets in one or more distributions, which will be distributed to our stockholders pro rata, based on the number of our shares each stockholder owned on the record date for the distribution.

Q: WHEN WILL ANY DISTRIBUTIONS BE MADE TO OUR STOCKHOLDERS?

A: At this time, we cannot set a precise timetable for distributions.
There may be none. The timetable will depend on the timing of the completion of the Sale Transaction, the sale of our remaining assets, the specific terms of any such transactions, whether the Plan is implemented by our board of directors, and our ability to pay, or provide for the payment of, our liabilities and obligations. If we are subject to any contingent liabilities, this could require us to establish a reserve that could delay any distribution to our stockholders until the claims are resolved.

Q: WHEN WILL THE WINDING-UP OF THE BUSINESS BE COMPLETED?

A: The winding-up of the business will be completed after we have paid for, or provided for the payment of, all of our liabilities and obligations, and distributed any remaining assets to our stockholders. The process is not expected to take more than three years.

Q: WILL THE DISSOLUTION PREVENT BANKRUPTCY?


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

A: The proceeds from the Sale Transaction are expected be sufficient to wind up our business without bankruptcy, even if there are no other transactions that generate proceeds during the winding up. We therefore do not expect that it will become necessary to seek the protection of the bankruptcy court in connection with our winding up. Unforseen claims and risks may arise, however, that may compel us to enter bankruptcy.

Other Questions You May Have

Q: ARE THERE RISKS I SHOULD CONSIDER BEFORE DECIDING ON THE PROPOSALS?

A: Yes, you should carefully consider the factors discussed in the section entitled "Risk Factors" beginning on page 12.

Q: WHAT DO I NEED TO DO NOW?

A: We urge you to read this proxy statement carefully, including each of the exhibits, and consider how the Sale Transaction and the Plan would affect your interests as a stockholder. You may also want to review the documents referenced under "Where You Can Find Additional Information" on page 43. You then should follow the voting instructions provided in the section entitled "Voting of Proxies," beginning on page 1.

Q: IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No, your broker will not vote your shares for you unless you provide instructions on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: WHAT IS THE REQUIRED STOCKHOLDER VOTE TO APPROVE EACH OF THE PROPOSALS?

A: Our certificate of incorporation and Delaware law require the affirmative vote of the holders of a majority of our common stock to approve the proposals.

Q: MAY I CHANGE MY VOTE?

A: Yes, you may change your vote at any time before your proxy is voted at the special meeting. To change your vote, simply send a written revocation or a later-dated, completed and signed proxy card before the special meeting, or attend the special meeting and vote in person.

Q: WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE SALE TRANSACTION?

A: No, you will not owe any federal income tax solely as a result of the sale of the UK professional services business. However, you may owe tax on the distributions, if any, to be made to our stockholders depending on how long you have owned our common stock, how much you paid for your shares and other factors. We recommend that you consult with your tax advisor about this potential liability.

Q: CAN I STILL SELL MY SHARES OF COMMON STOCK?

A: Yes. Until we are delisted from the Nasdaq SmallCap Market, our common stock may be traded there. Thereafter, trading may be conducted on the over-the-counter market in the so-called "pink sheets" or on the "electronic bulletin board" of the National Association of Securities Dealers, Inc. After the filing of the certificate of dissolution with the State of Delaware, we will close our stock transfer books, after which you will no longer be able to transfer our common stock, except by will, intestate succession or operation of law.

Q: HOW WILL THE DISSOLUTION AFFECT MY STATUS AS A STOCKHOLDER?

A: Upon the filing of a certificate of dissolution with the State of Delaware, your rights as a stockholder will be limited to receiving distributions, if any, we make upon the disposition of our assets. We will file a certificate of dissolution as soon as practicable following receipt of stockholder approval of the Plan. We may establish a liquidating trust for the purpose of liquidating any of our remaining assets, paying or providing for the payment of our remaining liabilities and obligations and making distributions to our stockholders. If a liquidating trust is established, you will receive beneficial interests in the assets transferred to the liquidating trust in proportion to the number of our shares owned by you at such time.

Q: WILL I HAVE APPRAISAL RIGHTS?

A: No, under Delaware law, you are not entitled to exercise appraisal rights for any of the proposals described in this proxy statement.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have questions about any of the proposals, please call Timothy J. Toppin, Chief Financial Officer, at 510 428 3900, ext. 317.

                                  RISK FACTORS

Risks Related to the Sale

BECAUSE OF THE CLOSING CONDITIONS IN THE SHARE PURCHASE AGREEMENT AND THE POSSIBILITY THAT THE PURCHASER MAY TERMINATE THE AGREEMENT IN SPECIFIC INSTANCES, WE CANNOT BE SURE WHEN, OR EVEN IF, THE SALE TRANSACTION WILL BE COMPLETED.

The closing of the sale is subject to the satisfaction of a number of closing conditions, including the requirement that we obtain stockholder approval of the share sale and certain customer consents. In addition, the purchaser may terminate the agreement if:

      o     We do not cure any breach of a covenant in the purchase agreement;

      o We fail to provide audited financial statements for Geoworks Limited for the year ending March 31, 2002; or

      o     The sale is not completed before January 31, 2003.

We cannot guarantee that we will be able to meet the closing conditions of the Share Purchase Agreement, in particular shareholder and third party approvals. If we are unable to meet the conditions, the purchaser does not have to purchase the shares. We also cannot be sure that other circumstances, for example, a material adverse event, will not arise that give the purchaser the right to terminate the agreement prior to closing. Under certain circumstances, the purchaser's termination of the asset purchase agreement would require us to pay them a termination fee of $250,000.

If the sale is not approved or does not close, our board of directors will be forced to evaluate other alternatives, which area expected to be far less favorable to us than the sale to Teleca, for example, the UK Subsidiary could be sold to its employees and we may be forced to seek bankruptcy protection.

Risks Related to the Plan

YOU WILL NOT KNOW THE EXACT AMOUNT OR TIMING OF THE LIQUIDATION DISTRIBUTIONS AT THE TIME OF THE SPECIAL MEETING, AND THERE MAY BE NO DISTRIBUTIONS AT ALL.

We have attempted to provide some guidance with respect to the value of our net assets, our expenses and liabilities, and the amounts of distributions to be made to our stockholders; however, this guidance is based on our current knowledge, the amounts are only general estimates, the actual amounts will differ. The board of directors will establish a contingency reserve for known and unknown liabilities, and the adequacy of that reserve will be reviewed prior to making cash distributions to stockholders. We cannot assure you that the amount you will receive in liquidation will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future. Moreover, there may be no distributions at all.

Assuming we are able to reduce or settle certain current and long-term liabilities, we currently anticipate distributing one to five cents per share in the aggregate. However, the distribution of our assets to stockholders may be delayed or less than we estimate due to a number of reasons, including the fact that a creditor of ours might seek an injunction against our making the proposed distributions to you under the Plan on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities, including those that may be in dispute.

YOU COULD BE LIABLE TO RETURN SOME OR ALL OF THE AMOUNT YOU RECEIVE FROM US IF THE AMOUNT OF OUR CONTINGENCY RESERVE DOES NOT COVER ALL OF OUR LIABILITIES AND EXPENSES.

If the Plan is approved by the stockholders, a certificate of dissolution is expected to be filed with the State of Delaware dissolving Geoworks Corporation. Under the Delaware General Corporation Law, we will continue to exist for three years after the dissolution becomes effective or for a longer period if the Delaware Court of Chancery requires us to, for the purpose of prosecuting and defending suits against us and enabling us to dispose of our property, to discharge liabilities and to distribute to our stockholders any remaining assets.

Under Delaware law, if we fail to create an adequate contingency reserve for payment of our expenses and liabilities, you could be held liable for payment to our creditors of your proportional share of amounts owed to creditors in excess of the contingency reserve. In that regard, your liability would be limited to the amounts previously received by you from us (and from any liquidating trust). Accordingly, you could be required to return all distributions previously made to you. In such an event, you could receive nothing from us under the Plan. Moreover, you could incur a net tax cost if you paid taxes on the amounts received from us and then have to repay such amounts back to our creditors. Unless you are able to get a corresponding reduction in taxes in connection with your repayment, you may end up having paid taxes on monies that you have had to return.

We cannot assure you that the contingency reserve established by us will be adequate to cover all of our expenses and liabilities.

YOUR ABILITY TO BUY OR SELL SHARES OF OUR COMMON STOCK WILL BE IMPAIRED WHEN WE ARE DELISTED FROM THE NASDAQ NATIONAL MARKET AND YOU MAY NOT BUY OR SELL SHARES AFTER THE PLAN IS IMPLEMENTED WHEN WE CLOSE OUR STOCK TRANSFER BOOKS.

Our stock will be delisted from the Nasdaq SmallCap Market before December 31, 2002. Delisting may occur as early as October 2002. When Nasdaq delists our common stock, your ability to obtain price quotations and buy and sell shares may be materially impaired. In addition, we will close our stock transfer books after the filing of the certificate of dissolution in Delaware, after which you will no longer be able to transfer shares, except by will, intestate succession or operation of law. If you are unable to sell, your ability to take a tax loss may be delayed until you receive a distribution or are notified that your holdings are worthless.

USE OF A LIQUIDATING TRUST MAY HAVE ADVERSE TAX CONSEQUENCES

We may need to contribute our assets to a liquidating trust as part of the winding up. As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to a liquidating trust for tax purposes, the distribution of non-transferable interests the liquidating trust to you could result in tax liability without your being readily able to realize the value of such interests to pay such taxes or otherwise.

Risks Related to Our Business

If the sale or the Plan are not approved by our stockholders, our board of directors intends to continue exploring strategic alternatives for our business. Possible alternatives include selling all of our stock or remaining assets, selling Geoworks Limited to its employees, changing the format and business strategy of our remaining business, expanding the scope of our business through relationships with third parties or seeking bankruptcy protection. At this time, the board of directors does not know which alternatives might be considered, or what impact any alternative might have on stockholder value. Any alternative we select may have unanticipated negative consequences. The risks below describe the risks related to our business if we continue as a going concern.

OUR AUDITORS HAVE ISSUED A "GOING CONCERN" AUDIT REPORT.

The report of independent auditors on our consolidated financial statements for the fiscal year ended March 31, 2002 states that because of operating losses and a working capital deficiency, there is substantial doubt about our ability to continue as a going concern. A "going concern" report indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Risk Factors Affecting Future Operating Results

You should consider carefully the risks and uncertainties described below and the other information in this report. They are not the only ones we face. Additional risks and uncertainties that we are not aware of or that we currently deem immaterial also may become important or impair our business. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected and the trading price of our common stock could decline.

WE HAVE LIMITED FINANCIAL RESOURCES, A HISTORY OF OPERATING LOSSES AND EXPECT TO CONTINUE TO INCUR LOSSES IN THE FUTURE.

Since inception, we have experienced negative cash flow from operations and expect to experience negative cash flow from operations for the next fiscal year. We currently anticipate that our available funds will be sufficient to meet our projected needs for funding operations into the fourth quarter of fiscal 2003. This projection is based on several factors and assumptions, in particular that our professional services contract levels remain stable or grow and that our customers continue to pay us on a timely basis, and is subject to numerous risks. Our future capital needs and liquidity will be highly dependent upon a number of variables, including how successful we are in realizing the value of our professional services business, managing our operating expenses, selling the AirBoss intellectual property and other legacy assets and how successful we are in settling our contractual liabilities resulting from the reorganization announced in January 2002. Moreover, our efforts over the last several months to raise funds through strategic transactions or through the sale of AirBoss, our legacy assets or our professional services business have been disappointing. As a result, any projections of future cash needs and cash flows are subject to substantial uncertainty. If our available funds are insufficient to satisfy our liquidity requirements, we may be required to revise our current operating plans, to enter into other forms of strategic transactions, or to consider bankruptcy or dissolution. These conditions raise substantial doubt about our ability to continue as a going concern through the fiscal year ending March 31, 2003. Bankruptcy or liquidation can be an expensive and time consuming process and offers little prospect of any significant distributions to shareholders.

WE ARE CURRENTLY DEPENDENT UPON A SINGLE CUSTOMER FOR A SIGNIFICANT PORTION OF OUR REVENUE AND THE LOSS OF THIS CUSTOMER OR A SIGNIFICANT REDUCTION IN THE LEVEL OF CONSULTING WE PROVIDE TO THIS CUSTOMER COULD SIGNIFICANTLY HARM OUR BUSINESS.

One customer, Nokia, a manufacturer of mobile phones located in Europe, accounted for 86% of our professional services revenues in the first and second quarters of fiscal 2003. As part of our business strategy we are working to increase and diversify our customer list, but we cannot assure you that we will be able to sustain our relationship with this particular significant customer or increase the number of customers with which we work and failure to do so would have a negative effect on our results of operations, our cash position and the market price of our common stock.

OUR REORGANIZATION MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

In January 2002, we announced our intention to reorganize our business by selling our core technology and certain legacy assets, reducing our operating expenses, terminating certain employees and changing our business strategy to focus on realizing the value of our professional services business, any of which could have a material adverse effect on our business, financial condition and ability to reduce losses or generate profits. To date we have sold several patents, reduced our headcount such that our operations consist entirely of employees supporting our professional services business, and negotiated settlements on a number of contracts we terminated as result of the reorganization. However, there can be no assurance that our reorganization plan will have a positive effect on our cash position, financial results, operations, and the market price of our common stock or public perception of us in the marketplace.

IF WE DO NOT SUCCESSFULLY ADDRESS THE RISKS ASSOCIATED WITH OPERATING A PROFESSIONAL SERVICES BUSINESS, OUR BUSINESS WILL BE HARMED.

As we announced in January 2002, we have reorganized in order to focus on realizing the value of our professional services business. Professional services businesses, and our professional services organization in particular, face special risks and challenges, in addition to our dependence on one customer, including risks associated with:

      o     our ability to grow and develop the business;

      o     our ability to provide satisfactory and quality services;

      o the short-term nature of most professional services contracts, including customer ability to terminate such contracts with little or no notice;

      o the difficulty of predicting revenues for project-based engagements, which have in the past and will likely in the future make up the majority of our engagements;

      o     competition;

      o our reliance on the market for wireless operating systems, related applications and wireless server technology, which is experiencing a downturn;

      o the mission-critical nature of our services for our clients' operations;

      o our ability to retain our professional services employees and hire others; and

      o our ability to avoid infringing the intellectual property rights of others.

If we fail to generate sufficient revenues from our professional services business or fail to manage the risks associated with operating a professional services business, our business will be harmed. As a result, while we try to stabilize and grow the professional services business, we will continue to explore strategic alternatives for it.

IT IS DIFFICULT FOR US TO FORECAST THE LEVEL OR SOURCE OF OUR REVENUES FOR OUR PROFESSIONAL SERVICES BUSINESS.

While we have had a substantial professional services practice for the last three years, our business has historically been focused primarily on developing and marketing software to support the mobile enterprise and wireless operator markets. Although we have some legacy software products contracts that continue to generate some revenue, we expect our professional services business to be the only significant source of revenue in the foreseeable future. We expect professional services revenues to decline significantly from the $7.6 million reported in the fiscal year ended March 31, 2002 because the professional services contract from which we derived approximately 61% of such revenue during fiscal 2002 was not renewed when the final project was completed in March 2002. As a result, it is not possible to use our historical financial information regarding our professional services business to predict our future operating results. In addition, this expired contract was relatively long-term (one year), whereas our current professional services opportunities are of a shorter-term or project nature. As a result, our current professional services revenues are far more difficult to predict. Such predictions are further complicated because our business strategies to develop additional customers are still evolving.

OUR INABILITY TO SELL THE AIRBOSS APPLICATION PLATFORM AND OUR LEGACY GEOS AND GEOS-SC OPERATING SYSTEMS AND VARIOUS PATENTS COULD HARM OUR BUSINESS.

Although we have been able to sell certain patents since our reorganization was announced in January 2002, we continue to explore the sale of other non-strategic assets. We may not be able to locate buyers for these assets on acceptable terms. As a result we may be required to revise our current operating plans, to sell the professional services business, to enter into other forms of strategic transactions, or to consider bankruptcy or dissolution. Even if we are able to locate a buyer or buyers who are willing to acquire these assets on terms that our management and board of directors believe are in our best interests, the sale of these assets involves a number of risks and uncertainties, including but not limited to the following:

      o the completion of some asset sales will be subject to a number of conditions, some of which are beyond our control, potentially including stockholder approval;

      o the asset sale process may divert management's attention from operating our professional services business and implementing our new strategy;

      o the asset sale process is expensive, and will involve legal, accounting and financial advisor fees;

      o the asset sale process could take several months, and we may not have sufficient resources to finance, our business until the closing of the transaction; and

      o even if we are able to complete asset sales, we may not have sufficient financial resources to operate our professional services business until it is profitable and self-sustaining.

OUR STOCK WILL LIKELY BE DELISTED FROM THE NASDAQ SMALLCAP MARKET.

Because we failed to meet the minimum net tangible assets, stockholders' equity and bid price requirements of the Nasdaq National Market, we transferred from the Nasdaq National Market to the Nasdaq SmallCap Market in May 2002. In order to maintain our listing on the Nasdaq SmallCap Market, we must meet minimum financial and other requirements. Nasdaq has notified us that we will delisted and we appealed this staff determination to a hearing panel that met on October 4, 2002. Because we do not have a plan to return to compliance with Nasdaq requirements, we have only sought a deferral of delisting until the Plan is implemented or December 31, 2002 at the latest. We do not expect Nasdaq to approve of this request for a temporary waiver. We expect to be notified of the hearing panel's findings by November 2002. When our common stock is delisted from the Nasdaq SmallCap Market, the value of our common stock and its liquidity will be impaired.

THE LOSS OF KEY PERSONNEL WOULD HARM THE BUSINESS.

Our success depends in large part on the continued service of our key technical, marketing, sales, administrative and management personnel, and on our ability to attract and retain qualified employees. The economic downturn, the depressed state of the wireless communications industry, the reductions in our workforce and fears associated with future reductions, the changes associated with our reorganization and the challenges of working in an uncertain business environment can have a negative influence on employee morale and productivity.

WE HAVE DERIVED AND EXPECT TO CONTINUE TO DERIVE MOST OF OUR REVENUE FROM INTERNATIONAL CUSTOMERS AND THE MAJORITY OF OUR OPERATIONS ARE LOCATED IN MACCLESFIELD, ENGLAND.

As of September 30, 2002, 31 of our 41 employees were based in Macclesfield, England. In addition, international customers accounted for 72%, 78%, and 94% of our total revenue in fiscal 2002, 2001, and 2000, respectively. Our primary professional services customer is located outside of the United States and we anticipate that international revenue will continue to represent a significant portion of our future revenue. Furthermore, although our revenue is generally denominated in U.S. dollars, fluctuations in currency exchange rates and changes in our customers and potential customers' local economic conditions could have adverse consequences on our ability to execute agreements with international customers or impact our operating margins as we pay our UK personnel in British pounds sterling. Our business could be adversely affected by a variety of uncontrollable and changing factors, including:

      o     unexpected changes in legal or regulatory requirements;

      o     cultural differences in the conduct of business;

      o difficulty in attracting qualified personnel and managing foreign activities;

      o     recessions in economies outside the United States;

      o longer payment cycles for and greater difficulties collecting accounts receivable;

      o     export controls, tariffs and other trade protection measures;

      o     fluctuations in currency exchange rates;

      o nationalization, expropriation and limitations on repatriation of cash;

      o     social, economic and political instability;

      o     natural disasters, acts of terrorism and war;

      o     taxation; and

      o changes in United States laws and policies affecting trade, foreign investment and loans.

A LONG-LASTING DOWNTURN IN THE GLOBAL ECONOMY THAT IMPACTS THE WIRELESS COMMUNICATIONS INDUSTRY COULD CONTINUE TO NEGATIVELY AFFECT OUR REVENUES AND OPERATING RESULTS.

The global economy is in the midst of a slowdown that has had wide ranging effects on markets that we serve, particularly the wireless communications industry. This downturn has had a negative effect on our revenues. We cannot predict the depth or duration of this downturn, and if it grows more severe or continues for a long period of time, our ability to increase or maintain our revenues may be impaired.

MERGERS AND ACQUISITIONS MAY DISRUPT OUR BUSINESS.

Mergers and acquisitions could result in dilution, operating difficulties and other harmful consequences. We may be acquired, merge with, dispose of, or acquire technologies or businesses in the future that we believe complement or expand our business, augment our market coverage, enhance our technical capabilities or that may otherwise offer growth opportunities or increase value. These transactions entail a number of risks, any of which could be harmful to our business. These include:

      o the possibility that we pay more or obtain less than the asset is worth;

      o the difficulty of integrating the operations and personnel of the business;

      o     the potential disruption of our ongoing business;

      o     the distraction of management;

      o the inability of management to maximize our financial and strategic position;

      o the difficulty of integrating each company's accounting, management information, human resource and other administrative systems to permit effective management, and the reduced efficiencies if such integration is delayed or not implemented; and the impairment of relationships with employees and customers.

We have limited experience in these types of transactions, and we cannot assure you that we will identify appropriate parties, will be able to conclude such transactions on favorable terms, or will be able to integrate businesses successfully. Further, the financial consequences of these transactions may include potentially dilutive issuances of equity securities, one-time write-offs, and amortization expenses related to goodwill and other intangible assets and the incurrence of contingent liabilities. These risks could harm our business, financial condition and results of operations.

RECENT TERRORIST ACTIVITIES AND RESULTING MILITARY AND OTHER ACTIONS COULD ADVERSELY AFFECT OUR BUSINESS.

The terrorist attacks in the United States have disrupted commerce throughout the world. The continued threat of terrorism within the United States and other countries and heightened security measures, as well as current military actions in response to such threats, may cause significant disruption to the global economy, including widespread recession. To the extent that such disruptions result in a general decrease in demand for our products and services, our inability to effectively market our products, or financial or operational difficulties for our customers, our business and results of operations could be materially and adversely affected. We are unable to predict whether the threat of terrorism or various counter measures will result in any long-term commercial disruptions or if such activities or responses will have any long-term material adverse effect on our business, results of operations or financial condition.

OUR CERTIFICATE OF INCORPORATION, BYLAWS AND STOCKHOLDER RIGHTS PLAN AND THE DELAWARE GENERAL CORPORATION LAW INCLUDE PROVISIONS THAT MAY BE DEEMED TO HAVE ANTI-TAKEOVER EFFECTS THAT MAY DELAY, DEFER OR PREVENT A TAKEOVER.

Our certificate of incorporation includes a provision that requires the approval of holders of at least 2/3rds of our voting stock as a condition to a merger or certain other business transactions with, or proposed by, a holder of 15% or more of our voting stock. This approval is not required in cases where our directors approve the transaction or where certain minimum price criteria and other procedural requirements are met. Our certificate of incorporation also requires the approval of holders of at least 66 2/3% of our voting stock to amend or change the provision relating to the transaction approval. Under our bylaws, stockholders are not permitted to call special meetings of our stockholders. Finally, our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting rather than by any consent in writing. The transaction approval, special meeting and other charter provisions may discourage certain types of transactions involving an actual or potential change in our control. These provisions may also discourage certain types of transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices and may limit our stockholders' ability to approve transactions that they may deem to be in their best interests.

Further, we have distributed a dividend of one right for each outstanding share of our common stock pursuant to the terms of our stockholder rights plan. These rights will cause substantial dilution to the ownership of a person or group that attempts to acquire us on terms not approved by our Board of Directors and may have the effect of deterring hostile takeover attempts. In addition, our Board of Directors has the authority to fix the rights and preferences of and issue shares of preferred stock. This right may have the effect of delaying or preventing a change in our control without action by our stockholders.

SECURITIES CLASS ACTION LITIGATION COULD RESULT IN SUBSTANTIAL COSTS AND DIVERT MANAGEMENT'S ATTENTION AND RESOURCES.

Securities class action lawsuits are often brought against companies following reductions or periods of volatility in the market price of their securities. Due to the volatility of our stock price and its decline in value, we are vulnerable to securities class action lawsuits. Such litigation could result in substantial costs and divert management's attention and resources.

OUR ACTIVITIES MAY INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

If third parties claim we have infringed their intellectual property rights, we may be forced to pay for expensive licenses, reengineer our work, engage in expensive and time-consuming litigation, or stop marketing our services.

WE MAY NOT BE ABLE TO CAPITALIZE ON OUR INTELLECTUAL PROPERTY RIGHTS.

We continue to hold certain intellectual property rights. This intellectual property could be misappropriated, which could force us to become involved in expensive and time-consuming litigation or frustrate efforts to sell or market it. And we may not possess the financial resources to take the necessary steps to protect our intellectual property rights. Such misappropriation, our need to incur expenses to protect it or our inability to pay to take such actions could harm our business.

YOU SHOULD NOT UNDULY RELY ON FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REPORT BECAUSE THEY ARE INHERENTLY UNCERTAIN.

This Report contains forward-looking statements that involve risks and uncertainties. We use words such as "believe," "expect," "anticipate," "intend," "plan," "future," "may," "will," "should," "estimates," "potential," or "continue" and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. The forward-looking statements contained in this report are subject to the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described above and elsewhere in this document.

PROPOSAL 1: THE SALE TRANSACTION

Background of the Sale Transaction

During the summer of 2001, our board of directors engaged CLB Associates, Inc. ("CLB") to explore strategic alternatives for the company in light of weakening telecommunications and financial markets. During the summer, fall and winter of 2001, our management and CLB identified and reviewed a list of candidates that might be expected to have an interest in engaging in a strategic transaction with us. Throughout this period, representatives of our senior management or CLB had a number of discussions and meetings with various parties to assess the level of interest of such parties in pursuing one or more of these alternatives. When Teleca was initially contacted in January 2002, Teleca did not express any interest in exploring a transaction. By February 2002, no other parties contacted had the interest or ability to acquire our UK professional services business.

In May 2002, a representative of Teleca contacted management and expressed an interest in acquiring our UK professional services business. Shortly thereafter, senior management sent relevant financial information to Teleca. On June 25, 2002, senior management of the parties met in Emeryville, California. Thereafter the parties began discussing a proposed term sheet. During July 2002, Teleca performed extensive legal and financial due diligence. By July 16, 2002, the preliminary, non-binding term sheet was completed.

On July 18, 2002, the board of directors held a special meeting and reviewed and analyzed the strategic, financial and legal considerations concerning the sale and the board's fiduciary duties in connection with approving the transaction. Following a detailed discussion, the board of directors authorized management to continue negotiations with Teleca and to prepare a definitive agreement for its approval.

During the rest of July, August and September, the parties continued to negotiate the terms of a definitive agreement for the purchase and sale of all the shares of Geoworks Limited. Management regularly apprised the Board of developments and evolving terms were discussed at its regular meeting on August 1, 2002. At its regular board meeting on September 12, 2002, management presented a report summarizing remaining open issues and sought input from the Board. After extensive discussion, the Board authorized management to enter into the Share Purchase Agreement based on the Board's input, having concluded that the transaction was both fair and in the best interest of shareholders. By September 20, 2002, all remaining issues were resolved and a special telephonic meeting of the Board was held to confirm management's authorization to execute the agreement. After discussion, the Board authorized management to enter into the transaction on the terms set forth in the Share Purchase Agreement. The parties signed the Share Purchase Agreement on September 23, 2002.

Reasons for the Sale Transaction; Recommendation of Our Board of Directors

The board of directors of Geoworks Corporation at a meeting held on September 12, 2002 determined that the Share Purchase Agreement and the transactions contemplated by it were fair to us and our stockholders and authorized management to sign the agreement to be signed and present it to the stockholders for approval.

In reaching its decision, the Board consulted with the company's senior management and legal advisors and considered a number of factors, as discussed below. The board also considered historical information concerning the businesses, operations, financial condition, results of operations, technology, management and competitive positions and prospects of Geoworks Corporation as a stand-alone company in a depressed telecommunication market, including results of operations during the most recent fiscal periods. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Board, the Board did not find it practical to quantify, rate or otherwise assign any relative or specific weights to the factors it considered, other than the primary concern about liquidity. In addition, the Board did not reach any specific conclusion with respect to each of the factors it considered, or any aspect of any particular factor. Instead, the Board conducted an overall analysis of the factors it considered. In considering these factors, individual members of the board may have given differing weight to different factors. The Board considered all these factors as a whole and concluded that these factors supported its decision.

In the course of its deliberations, our board of directors considered the following factors, which it viewed as supporting its decision to approve the Sale Transaction:

      o the continuing weakness of the telecommunications and financial markets and its impact on various smaller companies.

      o the history and progress of our discussions with other parties, including the history of contacts with other potential acquirers and strategic partners, and the view of our Board that further discussions with other potential acquirers and strategic partners were unlikely to result in a transaction that would be more favorable to us and our stockholders;

      o the Board's belief that our liabilities to our customers and to other parties needed to be assumed by someone able to fulfill those obligations;

      o the Board's assessment of, among other things: (i) our financial condition, results of operations, cash flows, business and prospects, including the prospects of, and uncertainties facing Geoworks; (ii) the prospects for achieving maximum long-term value;
            (iii) the strategic alternatives available to us; (iv) the judgment of our management, based on the process undertaken to pursue strategic alternatives, that it was unlikely that any other party would make a proposal more favorable to us and our stockholders; and
            (v) the recommendation of the sale by our management; and

      o the extensive arms-length negotiations between us and the purchaser and the belief of our Board that the sale price was the highest price that could be negotiated with the purchaser and the best transaction reasonably available to us and our stockholders.

The board also considered the following risks and uncertainties in its deliberations concerning the transaction but concluded that they were outweighed by the potential benefits of the asset sale:

      o the inability to determine the exact amount of the proceeds from the sale that will be available for distribution to our stockholders;

      o the retention by us pursuant to the Share Purchase Agreement of certain assets after the sale is closed;

      o     the possibility that the sale may not be consummated;

      o the possibility that the parties may not be able to obtain all of the consents and approvals necessary to consummate the sale transaction; and

      o the fact that, under the Share Purchase Agreement, the purchaser has the right to terminate the agreement under certain circumstances and that we could be required to pay a termination fee to them.

After carefully evaluating each of these factors, both positive and negative, the board of directors determined that the Sale Transaction is in the best interests of Geoworks its stockholders and its creditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SALE TRANSACTION.

Interests of Our Directors and Executive Officers in the Sale

Many of our executive officers and directors own shares of our common stock. They will receive the same per share distribution, if any, as any of our other stockholders. The Purchaser has agreed to establish a cash incentive compensation plan for employees of the UK Subsidiary after closing, including for two of our executive officers who are employees of the UK Subsidiary. These two executive officers have each received a retention bonus in the approximate amount of $20,000 from us to facilitate the sale and transition of ownership. In order to retain this bonus, each officer must remain employed with the UK Subsidiary for approximately sixty days after Closing. We expect the purchaser to negotiate new employment contracts with each of the executives to take effect after Closing. Until then, their current employment contracts will remain in effect.

The Share Purchase Agreement

Purchase Price

Teleca will pay us $2.3 million for the shares in Geoworks Limited, of which $300,000 will be deferred without interest until March 31, 2004, subject to various offset rights. In addition to payment of the purchase price, Teleca has also agreed to assume specific obligations of Geoworks to repay net cash balances due to the UK Subsidiary. The UK Subsidiary's net assets as of the Closing must be approximately $475,000, of which $450,000 must be cash.

Payment of the Purchase Price

At the Closing, the purchaser will pay us $2 million by wire transfer. Within approximately sixty days after the Closing, the parties and their representatives will determine if the UK Subsidiary's net asset and cash position as of the Closing meets the net asset requirements. At that time, Geoworks would be obligated to repay any deficiencies to the purchaser. During this same time period, the purchaser may assert any claims for known breaches of the Share Purchase Agreement. Any disputes associated with net asset requirements, as well as such early breaches of representation and warranties are to resolved on an expedited basis through arbitration, intended to take only sixty days. Claims made by the purchaser during the first sixty days after Closing are not limited to the deferred payment of $300,000.

The $300,000 deferred portion of the purchase price will be paid by March 31, 2004, less any claims for breach of warranty or breach of tax covenants that were not presented during the first sixty days after Closing. These subsequent claims are limited to the $300,000 retained, except for claims based on actual fraud and misrepresentations related to authority, the absence of liens on the shares and the UK Subsidiary's solvency.

Contracts Assigned to Geoworks Limited

The UK Subsidiary's personnel have historically performed all work for our largest professional services customer, Nokia. And during the most recent fiscal year, these personnel have performed all work associated with our second largest customer, Toshiba. The Toshiba contract and the Nokia contract identify us, Geoworks Corporation, as a party and not Geoworks Limited (except for various purchase orders entered into under the contracts). In connection with the Sale Transaction, we agreed to assign these contracts to the UK Subsidiary and agreed to seek these customers' approval. We also agreed to grant a perpetual non-exclusive license to use our Mobile Server+ technology to the UK Subsidiary so that it could continue to perform under the Toshiba contract. We also agreed to grant a short-term option to buy Mobile Server+ to the purchaser at a specified price. Finally, we agreed not to compete with the UK Subsidiary or the purchaser with respect to Toshiba and Nokia business for two years after the Closing.

The Closing of the Sale

The Closing is expected to occur on the third business day following the satisfaction or waiver of all of the conditions to each party's obligations under the Share Purchase Agreement, or on another date as the parties mutually agree, which we currently anticipate will be on or about December 16, 2002.

Representations and Warranties

Clause 9 and Schedules 3 and 4 of the Share Purchase Agreement contain various representations and warranties with respect to Geoworks, the UK Subsidiary and the UK professional services business, including:

      o     corporate organization and similar corporate matters;

      o authorization to execute and perform, and the enforceability of, the agreement;

      o the absence of any conflict caused by the execution and performance of the agreement;

      o     third party consents and government approvals and filings;

      o     the absence of material changes since March 31, 2002;

      o     personal property, including intellectual property;

      o     title to and condition of the UK Subsidiary's assets;

      o     litigation;

      o     material contracts;

      o     licenses and permits material to UK business;

      o     compliance with laws applicable to UK business;

      o     the UK Subsidiary's receivables;

      o     labor and employment matters;

      o     our retention of any brokers;

      o     the UK Subsidiary financial statements; and

      o     tax matters.

Conditions to Closing

The parties' obligation to close the sale is subject to the satisfaction or waiver of specific conditions, including:

      o all parties having executed and delivered to the other parties the agreement and all required ancillary agreements;

      o     receipt of the Nokia and Toshiba consents;

      o receipt of the UK Subsidiary's audited financial statements for the year ended March 31, 2002 in satisfactory form; and

      o     our stockholders having approved the transaction.

The purchaser's obligation to close is subject to the satisfaction or the waiver of specific conditions, including:

      o our having performed and satisfied in all material respects all covenants

      o and agreements required to be performed by us prior to or on the closing

      o and delivery and receipt of a certificate from one of our executive officers to that effect; and

      o     the absence of any material adverse events.

Termination of the Share Purchase Agreement

The agreement may be terminated at any time at or prior to the Closing:

      o     by mutual written consent;

      o by the purchaser or us, if the sale has not closed by January 31, 2003; or

      o by purchaser, if we breach any of our covenants in a material way, and have not adequately cured the breach within 10 days of receiving notice.

Termination Fee

If we fail to use reasonable efforts to obtain shareholder approval or the third party consents and the agreement does not close, we must pay the purchaser a termination fee of $50,000.

If either party breaches the agreement and fails to close, then the breaching party must pay the aggrieved party the sum of $250,000 as the exclusive remedy.

Covenants

Pursuant to the Share Purchase Agreement, we have agreed to take or refrain from taking specific actions prior to the Closing without the prior consent of purchaser, including that we will:

      o not alter the UK Subsidiary's capital structure or allow it to pay dividends;

      o operate the UK Subsidiary's business in the ordinary so as to maintain the business as a going concern;

      o     not make capital expenditure exceeding in total $50,000;

      o     not encumber any assets of the UK Subsidiary;

      o     continue the UK Subsidiary's insurance policies and leases

      o not materially amend or terminate a material agreement or arrangement to which the UK Subsidiary is a party;

      o not start litigation or arbitration proceedings involving the UK Subsidiary;

      o     co-operate with the purchaser to:

            (i) ensure the efficient continuation of management of the UK Subsidiary after closing;

            (ii) prepare for the introduction of the purchaser's normal working procedures after the Closing; and

            (iii) permit the purchaser to attend all meetings of the board and management meetings of the UK Subsidiary as an observer.

Both we and the purchaser have agreed to refrain from soliciting the other party's employees for two years following the Closing, other than in connection with general solicitations to the public, and have agreed to restrict the disclosure and use of the other's confidential information.

Fees And Expenses

We and the purchaser are required to pay our own legal, accounting, out-of-pocket and other expenses incurred in connection with the agreement. There are exceptions to this where there has been a breach of the Share Purchase Agreement.

Use Of Proceeds

We plan to use a portion of the proceeds from the sale to satisfy liabilities and to pay for the cost of administering the Plan.

Accounting Treatment Of The Sale

The sale will be accounted for as sale of a discontinued operation.

Ongoing Operations Of Geoworks Corporation

We do not anticipate any ongoing operations following the Closing. Assuming the Plan is approved by our stockholders and implemented by management, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan.

PROPOSAL 2: THE PLAN OF LIQUIDATION AND DISSOLUTION

General

The board of directors of Geoworks Corporation is proposing the Plan of Liquidation and Dissolution of the Company (the "Plan") for approval by the stockholders at the special meeting. The Plan was adopted by the board of directors, subject to stockholder approval, on October __, 2002. A copy of the Plan is attached as Exhibit B to this proxy statement. Material features of the Plan are summarized below. However, these summaries are not complete and are subject in all respects to the provisions of, and are qualified in their entirety by reference to, the Plan. STOCKHOLDERS ARE URGED TO READ THE PLAN IN ITS ENTIRETY.

Background and Reasons for the Plan

On October __, 2002, the board of directors adopted the Plan. The board of directors concluded that the Plan was in our best interests and our stockholders' best interests because of the various reasons set forth in Proposal 1 above and because we had successfully sold or identified buyers for most of our remaining operating segment. In addition, the Board believes that distribution of our assets in liquidation could produce more value to our stockholders than any available alternatives, directions or strategies.

There can be no assurance that the liquidation value per share of common stock in the hands of the stockholders will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future. HOWEVER, THE BOARD OF DIRECTORS BELIEVES THAT IT IS IN OUR BEST INTERESTS AND THAT OF OUR STOCKHOLDERS TO DISTRIBUTE TO THE STOCKHOLDERS OUR NET ASSETS PURSUANT TO THE PLAN.

If the Plan is not approved by the stockholders the board of directors will explore the alternatives then available for our future, including, but not limited to, seeking bankruptcy protection.

Principal Provisions of the Plan

We will distribute pro rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. The liquidation is expected to commence as soon as practicable after approval of the Plan by the stockholders and to be concluded prior to the third anniversary of the filing of the certificate of dissolution by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of our assets will be made in private or public transactions and on such terms as are approved by the board of directors. It is not anticipated that any further votes of the stockholders will be solicited with respect to the approval of the specific terms of any particular sales of assets effected after the Company files it certificate of dissolution, provided that such sales have been approved by the board of directors as we have been advised by its counsel that such further votes are not required by the Delaware General Corporation Law or DGCL.

Subject to the payment or the provision for payment of our obligations, our cash on hand, together with the cash proceeds of any sales of our other assets, will be distributed from time to time pro rata to the holders of our common stock. We intend to establish a reasonable reserve, or a "Contingency Reserve", in an amount determined by the board of directors to be sufficient to satisfy our liabilities, expenses and obligations not otherwise paid, provided for or discharged. The net balance, if any, of any such Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to the stockholders pro rata. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. We currently have no plans to repurchase shares of common stock from our stockholders.

We will close our stock transfer books and discontinue recording transfers of shares of common stock on the date on which we file our certificate of dissolution with the Secretary of State of the State of Delaware, or the "Final Record Date", and, thereafter, certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates.

Following approval of the Plan by the stockholders, a certificate of dissolution dissolving us will be filed as soon as practicable with the State of Delaware. Our dissolution will become effective, in accordance with the DGCL, upon proper filing of the certificate of dissolution with the Secretary of State or upon such later date as may be specified in the certificate of dissolution. Pursuant to the DGCL, we will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling us to gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized.

Abandonment; Amendment

Under the Plan, the board of directors may modify or abandon the Plan, despite stockholder approval, to the extent permitted by the DGCL. For example, if an attractive merger prospect arose, the Board may abandon the Plan. We will not modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

Liquidation Analysis and Estimates

Our management has estimated, as of September 30, 2002, the following potentially realizable values for our assets, estimated liabilities and estimated net costs of operations from December 31, 2002 until the payment of liquidation proceeds has been completed. The estimated liabilities assume the successful reduction or settlement of certain current and long-term liabilities. There can be no assurance, however, that we will be able to dispose of any of our assets or settle our liabilities at the indicated values, and we have not sought current, independent appraisals for any of our assets. Furthermore, our independent auditors have not audited, reviewed, compiled or given any form of assurance with respect to these estimates.

Estimated Values of the Assets of                    *December    To be sold to    Proceeds of    **Pro-Forma
the Company                                           31, 2002      Teleca, Ltd           Sale   December 31,
                                                                  (Approximate)                          2002
Cash and cash equivalents                           $  680,000        (500,000)      2,000,000      2,180,000

Accounts receivable                                    500,000                                        500,000

Prepaid Expenses and other
current assets                                         200,000        (100,000)                       100,000
                                                    ---------------------------------------------------------
   Total current assets                              1,380,000        (600,000)      2,000,000      2,780,000

Property and equipment - net                           225,000        (200,000)                        25,000

Intangible assets - net                                400,000                                        400,000

Other                                                    3,000                         300,000        303,000
                                                    ---------------------------------------------------------
Total Assets                                        $2,008,000        (800,000)      2,300,000      3,508,000
                                                    =========================================================

Estimated Liabilities of the
Company

Amounts payable to vendors                          $  425,000        (200,000)                       225,000

Accrued payroll, severance and
benefits                                               396,000        (100,000)                       296,000

Contract termination costs                             124,000                                        124,000

Other accrued expenses                                 650,000                                        650,000
                                                    ---------------------------------------------------------
   Total current liabilities                         1,595,000        (300,000)                     1,295,000

Other liabilities                                           --                                             --
                                                    ---------------------------------------------------------

Total estimated liabilities                         $1,595,000        (300,000)             --      1,295,000
                                                    =========================================================

Net Assets                                          $  413,000        (500,000)      2,300,000      2,213,000
Working Capital                                     $ (215,000)       (300,000)      2,000,000      1,485,000

Potential Liquidation Proceeds

Estimated Pro Forma December 31, 2002 Working Capital                           $  1,485,000
Estimated Pro Forma December 31, 2002 Other Assets                              $    303,000
($300,000 of which is the deferred payment due from Purchaser)

Estimated Additional Net Operating Costs

Compensation for                                                                $   (400,000)
liquidation personnel
Legal, audit and other                                                              (325,000)
professional fees
Directors & Officers                                                                (224,500)
insurance through
September2003
Property Insurance and                                                               (99,000)
facility costs

Other                                                                                (71,500)
                                                                                ------------
Total additional estimated net operating costs                                  $ (1,120,000)
                                                                                ============

Estimated Net Proceeds Available for Distribution to Stockholders               $    668,000
(Pro Forma Working Capital plus Pro-Forma Other Assets less total estimated additional net operating costs)
Estimated Net Proceeds Available for Distribution Per Common Share              $    ***0.03
Shares Outstanding                                                                22,184,757

Notes:

*This column projects our net assets and working capital position as of 12/31/02 as if the Sale Transaction does NOT close and the Company continued on a going concern basis. It is not a liquidation analysis. For example, these projections have not attempted to place a value on the UK professional services business or various contingent liabilities associated with that business.

**This column and the table below it projects our net assets and working capital as of 12/31/02 as if the Sale Transaction does close.

***Based on these assumptions, distributions would increase by approximately one cent ($0.01) per share for each additional $222,000 netted from asset sales, liability reductions or reduced net operating costs. Correspondingly, distributions would decrease by approximately one cent per share for each additional $222,000 of reductions in the proceeds from the Sale Transaction or increases in liabilities or net operating costs. This analysis does not include any assumptions regarding sales of other software assets of the Company, including AirBoss, GEOS SC, GEOS, or Mobile Server+. There can be no assurance that there will be any net proceeds available for distribution.

The method used by the board and management in estimating the values and value ranges of our assets are inexact and may not approximate values actually realized. Our board's assessment assumes that the estimate of our liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond our control and also do not reflect any contingent liabilities that may materialize. For all these reasons, we cannot assure you that the actual net proceeds distributed to stockholders in liquidation will not be significantly less than the estimated amount shown. Moreover, we cannot assure you that any amounts to be received by stockholders in liquidation will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future.

Liquidating Distributions; Nature; Amount; Timing

Although our board of directors has not established a firm timetable for distributions to stockholders if the Plan is approved by the stockholders, the board of directors intends to, subject to contingencies inherent in winding up our business, make distributions as promptly as practicable. We anticipate making distributions totaling one to five cents per share. However, the proposed liquidating distribution amounts depend in part on our ability to reduce or settle certain current and long-term liabilities. The liquidation is expected to be concluded prior to the third anniversary of the filing of the certificate of dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to a liquidating trust. The board of directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan. The actual nature, amount and timing of all distributions will be determined by the board of directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash.

We do not plan to satisfy all of our liabilities and obligations prior to making distributions to our stockholders, but instead will reserve assets deemed by management and the board of directors to be adequate to provide for such liabilities and obligations.

Uncertainties as to the precise net value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while we do not believe that a precise estimate of those expenses can currently be made, management and the board of directors believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, we cannot assure you that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash and other assets to our stockholders will be reduced.

Sales of Our Assets

The sale by us of an appreciated asset will result in the recognition of taxable gain by us to the extent the fair market value of such asset exceeds our tax basis in such asset.

The Plan gives the board of directors the authority to sell all of our assets. As of the date of this proxy statement, we have agreed to sell the UK professional services business as described in Proposal 1. Additional agreements for the sale of assets may be entered into prior to the special meeting and, if entered into, may be contingent upon the approval of the Plan at the special meeting. Approval of the Plan will constitute approval of any such agreements and sales. Sales of our assets will be made on such terms as are approved by the board of directors and may be conducted by competitive bidding, public sales or privately negotiated sales. Any sales will only be made after the board of directors has determined that any such sale is in the best interests of the stockholders. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the board of directors, as we have been advised by our counsel that such further votes are not required by the DGCL. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the rate of inflation, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and United States and foreign regulatory approvals. In addition, we may not obtain as high a price for a particular asset as it might secure if we were not in liquidation. The Plan does not require us to obtain appraisals or other third party opinions as to the value of our assets in connection with the dissolution and liquidation.

Conduct following Adoption of the Plan

Since the adoption of the Plan by the board of directors, the board and management have effectively terminated our operations, except with respect to implementing the Share Purchase Agreement. The Plan includes significant reductions in our executive and administrative payroll expenses. The continuing directors and the few remaining employees will receive compensation for the duties then being performed as determined by the board of directors. The board of directors has not established specific guidelines for determination of the compensation to be paid to our directors and employees following approval of the Plan by the stockholders. We will evaluate and adjust the salaries of our remaining officers based on all relevant factors, including, without limitation, the efforts of such individuals in successfully implementing the Plan and a review of compensation payable to individuals exercising similar authority and bearing similar responsibilities.

Following approval of the Plan by the stockholders, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets, including implementing the Share Purchase Agreement if approved, and distributing our assets in accordance with the Plan. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as the board of directors determines to be in the best interests of our stockholders.

Following the approval of the Plan by our stockholders, we will continue to indemnify our officers, directors, employees and agents in accordance with our Amended and Restated Certificate of Incorporation, By-laws and applicable agreements for actions taken in connection with the Plan and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The board of directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover our indemnification obligations while under the Plan.

Satisfaction of Liabilities; Contingency Reserve; Liquidating Trust

Under the DGCL, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following approval of the Plan by our stockholders, we will pay all expenses and fixed and other known liabilities, or set aside as a Contingency Reserve cash and other assets which we believe to be adequate for payment thereof. We are currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders.

The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and the board of directors and derived from consultations with outside experts and review of our estimated operating expenses, including, without limitation, anticipated compensation payments, legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses and expenses accrued in our financial statements. There can be no assurance that the Contingency Reserve in fact will be sufficient. We have not made any specific provision for an increase in the amount of the Contingency Reserve. Subsequent to the establishment of the Contingency Reserve, we will distribute to our stockholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the Contingency Reserve.

If deemed necessary, appropriate or desirable by the board of directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by our trustees. The board of directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the board of directors determines that it would not be in our best interests and our stockholders for such assets to be distributed directly to the stockholders at such time. If all of our assets (other then the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution we will transfer in final distribution such remaining assets to a liquidating trust. The board of directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a liquidating trust. Notwithstanding the foregoing, to the extent that the distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying those liabilities, if any, assumed by the trust, to our stockholders. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any expenses and liabilities which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

The Plan authorizes the board of directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the board of directors. It is anticipated that the board of directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our stockholders, and such candidates may include current or former executive officers of Geoworks Corporation. Approval of the Plan by the stockholders will also constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

We have no present plan to use a liquidating trust or trusts, but the board of directors believes the flexibility provided by the Plan with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between the Company and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. The transfer to the trust and distribution of interests therein to our stockholders would enable us to divest ourselves of the trust property and permit our stockholders to enjoy the economic benefits of ownership of the property. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests.

UNDER THE DGCL, IN THE EVENT WE FAIL TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF OUR EXPENSES AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE AND THE ASSETS HELD BY THE LIQUIDATING TRUST OR TRUSTS BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND PAYABLE IN RESPECT OF EXPENSES AND LIABILITIES, EACH STOCKHOLDER COULD BE HELD LIABLE FOR THE PAYMENT TO CREDITORS OF SUCH STOCKHOLDER'S PRO RATA SHARE OF SUCH EXCESS, LIMITED TO THE AMOUNTS RECEIVED BY SUCH STOCKHOLDER FROM US OR FROM THE LIQUIDATING TRUST OR TRUSTS.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or interest holders under the Plan.

Final Record Date

We will close our stock transfer books and discontinue recording transfers of shares of common Stock on the Final Record Date, and thereafter certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur on or after the Final Record Date. All liquidating distributions from the Company or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of common stock as of the Final Record Date. Subsequent to the Final Record Date, we may at our election require stockholders to surrender certificates representing their shares of the common stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by us or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Listing and Trading of Our Common Stock and Interests in the Liquidating Trust or Trusts

We currently intend to close our stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after such date. Our common stock is currently listed for trading on the Nasdaq SmallCap Market. In August 2002, Nasdaq provided written notification that our common stock is subject to delisting. We have appealed the Nasdaq delisting determination by requesting a deferral of delisting until we file our certificate of dissolution with the Delaware Secretary of State, but not later than December 31, 2002. If our common stock is delisted, trading in the common stock will be conducted in the over-the-counter market. As a consequence of such delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of our common stock. Delisting of the common stock may result in lower prices for the common stock than would otherwise prevail. In any event, we will close our stock transfer books upon the effectiveness of the dissolution. Thereafter, the stockholders will not be able to transfer their shares.

It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by the board of directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, the board of directors' and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, we plan to distribute an information statement with respect to the liquidating trust or trusts at the time of the transfer of assets and the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, commercial lenders may not accept the interests as security for loans as readily as more conventional securities with established trading markets.

As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Absence of Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal rights for their shares of our common stock in connection with the transactions contemplated by the Plan.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

Material U.S. Federal Income Tax Consequences Related To Proposals 1 And 2

The following discussion summarizes material U.S. federal income tax consequences that may result from the Share Purchase Agreement and the Plan. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, judicial decisions, and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the asset sale or the distributions under the Plan. In addition, the discussion does not address all U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rates, such as dealers in securities or foreign currency, tax-exempt entities, non-U.S. stockholders, banks, thrifts, insurance companies, retirement plans, persons that hold our common stock as part of a "straddle", a "hedge", a "constructive sale" transaction or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. This discussion also does not address the U.S. federal income tax consequences on our stockholders that do not hold our stock as a capital asset. For purposes of this discussion, a U.S. stockholder is: a citizen or resident of the United States; a corporation, partnership or other entity organized under the laws of the United States or any political subdivision thereof; an estate whose income is subject to U.S. federal income taxation regardless of its source; or a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. A non-U.S. stockholder is any holder that is not a U.S. stockholder.

This discussion is for general information only and may not address all tax considerations that may be significant to you. Stockholders are urged to consult their own tax advisors as to their particular tax consequences, including the applicability and effect of any state, local or foreign laws.

Tax Consequences to Us.

After the approval of the Plan and until our liquidation is completed, we will continue to be subject to income tax on our taxable income, if any. We will generally recognize taxable gain or loss on the disposition of our assets pursuant to the asset sale or other sales or distributions pursuant to the Plan, substantially all of which are expected to occur in 2002 and 2003. Due to our anticipated level of operating losses and expenses for 2002, we do not believe that the share sale to Teleca or any sales or distributions under the Plan will generate a current regular federal income tax liability or alternative minimum tax liability to our corporation.

Tax Consequences to Stockholders.

Our stockholders will not recognize any gain or loss as a result of the share sale by us. However, our stockholders may owe taxes on the distribution of cash proceeds we intend to make after the closing of the sale or during our liquidation.

Our stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of our common stock. A stockholder's tax basis in his or her shares will generally equal the cost of the shares.

A stockholder's gain or loss will be computed on a "per share" basis. Each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock and gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss; provided, however, if it were to be determined that distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates.

Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

After the close of our taxable year, we will provide stockholders and the Internal Revenue Service, or "IRS", with a statement of the amount of cash distributed to the stockholders and our best estimate as to the value of any property distributed to them during that year. There can be no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received. Such sales, or the prospect of such sales, could reduce the market price of the securities received.

The Liquidating Trust or Trusts

If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts. In such event, the amount of the distribution will be reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves should not be subject to tax. After formation of the liquidating trust or trusts, the stockholders will take into account for Federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE ASSET SALE OR DISTRIBUTIONS UNDER THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ASSET SALE AND THE DISTRIBUTIONS UNDER THE PLAN INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth information with respect to beneficial ownership of our common stock as of September 30, 2002 by:

      o each person known by us to beneficially own more than 5% of our common stock;

      o     our named executive officers;

      o     each of our directors; and

      o     all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o Geoworks Corporation, 6550 Vallejo Street, Suite 102, Emeryville, California 94608. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of September 30, 2002, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 22,184,757 shares of common stock outstanding as of September 30, 2002.

                                               Shares Beneficially   Percentage of Common
                                               -------------------   --------------------
Beneficial Owner                                      Owned            Stock Outstanding
----------------                                      -----            -----------------

Toshiba Corporation (1)                              1,459,302               6.58%
Science Applications International Corp. (2)         1,391,441               6.27%
Stephen T. Baker (3)                                   418,167               1.86%
David L. Grannan (4)                                   341,858               1.52%
Steve W. Mitchell (5)                                  254,166               1.13%
Timothy J. Toppin (6)                                  251,667               1.12%
John B. Balousek (7)                                   132,953                 *
David Pepe (8)                                          33,333                 *
James M. Judge (9)                                      24,833                 *
Frank S. Fischer (10)                                   20,833                 *
David J. Domeier (11)                                   12,500                 *
Christopher A. Waldo (12)                                   --                --
All directors and executive officers
as a group (10 persons)(13)                          1,490,310               6.33%

----------

      * Less than one percent of the outstanding shares of common stock.

(1)   Based on information provided to the Company by Toshiba Corporation.

(2) Based on the Form 4 filed September 9, 2002 by Science Applications International Corporation ("SAIC") on behalf of itself, and Telcordia Venture Capital Corporation ("TVCC").

(3) Includes 348,644 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date.

(4) Includes 320,833 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date.

(5) Includes 254,166 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date.

(6) Includes 241,667 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date.

(7) Includes 33,333 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date. Mr. Pepe's employment was terminated effective August, 2002. His option to acquire 33,333 shares will expire November 30, 2002.

(8) Includes 102,453 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date.

(9) Includes 20,833 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date.

(10) Includes 20,833 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date.

(11) Includes 12,500 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date.

(12)  Mr. Waldo's employment was terminated effective as of December 2001.

(13) Includes 1,355,262 shares issuable upon the exercise of options that were exercisable as of the September 30, 2002, or within 60 days from such date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Geoworks Corporation files reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

                                 Judiciary Plaza
                                    Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy statements and other information regarding Geoworks Corporation. The address of the Securities and Exchange Commission Internet site is http://www.sec.gov.

Geoworks Corporation stockholders should call Timothy J. Toppin, our CFO, at
(510) 428-3900, extension 317, with any questions about the Sale Transaction or the Plan.

OTHER BUSINESS

Our board of directors does not currently intend to bring any other business before the special meeting and, to the knowledge of our board of directors, no other matters are to be brought before the special meeting. however, it is the intention of the proxy holders named in the accompanying proxy to vote the shares represented thereby as the proxy holders deem advisable with respect to any other business brought before the special meeting.

By Order of the Board of Directors


  /-s-/
Timothy J. Toppin
Secretary and Chief Financial Officer

Emeryville, California
November __, 2002

                                    EXHIBIT A

                       DATED                    2002

                        (1)   GEOWORKS CORPORATION

                        (2)   TELECA LIMITED

                            ------------------------

                       AGREEMENT FOR THE SALE AND PURCHASE
             OF THE ENTIRE ISSUED SHARE CAPITAL OF GEOWORKS LIMITED

                            ------------------------

                                    CONTENTS

CLAUSE
1        Interpretation
2        Sale and purchase
3        Consideration
4        Exchange of this Agreement
5        Condition
6        Loan Accounts and Guarantees
7        Completion
8        Completion Accounts
9        Warranties
10       The Buyer's remedies
11       Dispute Resolution
12       Confidential Information
13       Further undertakings by the Seller
14       Buyer's Undertakings
13       Announcements
14       Costs
15       General
16       Assignment
17       Notices
18       Governing law and jurisdiction
19       Counterparts

SCHEDULE

1        Information about the Company
2        Items for delivery by the Seller at Completion
3        Warranties
4        Taxation
5        Action pending Completion
6        Seller's Protections
7        Legacy Assets
8        Completion Accounts Policies

AGREED FORM DOCUMENTS

Disclosure Letter
Resignation of Directors
Employee Scheme Summary
IP Licence
Assumption Agreement

THIS AGREEMENT is made on                                                   2002

BETWEEN:

(1) GEOWORKS CORPORATION of 6550 Vallejo Street, Emeryville, California, United States of America (the "Seller"); and

(2) TELECA LIMITED (Company Number 2773878) of 634 Wilmslow Road, Didsbury, Manchester, M20 3QX, England(the "Buyer").

THE PARTIES AGREE as follows:

1     Interpretation

1.1 In this agreement the following expressions shall have the following meanings:

      "Accounts"

      the Company's audited annual accounts (as that term is used in section 262 of the Act) for the financial year ended on the Last Accounting Date, the auditors' report on those accounts and the directors' report for that year save that prior to satisfaction of the condition set out in clause 5.1.4 "Accounts" shall mean the Company's unaudited annual accounts for the financial year ended on the Last Accounting Date, a copy of which is annexed to the Disclosure Letter;

      "Act"

      the Companies Act 1985;

      "Associate"

      in relation to any person, a person who is connected with that person within the meaning of section 839 ICTA;

      "Assumption Agreement"

      the novation agreement in agreed form to be entered into on Completion relating to all monies owing by the Seller to the Company as at the date of Completion;

      "Business Day"

      a day other than a Saturday or Sunday or public holiday in England and Wales;

      "Buyer's Group"

      the Buyer and each company which is, on or at any time after the date of this agreement, a subsidiary or holding company of the Buyer or a subsidiary of a holding company of the Buyer;

      "Buyer's Solicitors"

      Halliwell Landau of St James's Court, Brown Street, Manchester, M2 2JF;

      "Company"

      Geoworks Limited, details of which are contained in schedule 1;

      "Completion"

      completion of the sale and purchase of the Shares in accordance with this agreement;

      "Completion Accounts"

      the accounts of the Company prepared and agreed in accordance with clause
      7;

      "Completion Accounts Period"

      the period starting on the day after the Last Accounting Date and ending on the date of Completion;

      "Computer Equipment"

      all computer hardware, microprocessors (whether embedded in a computer or any other piece of equipment) associated and peripheral equipment and firmware and any other items that connect with any or all of them together with technical documentation which in each case are owned and used in the Company's business and are in the possession of the Company;

      "Computer Software"

      all computer software owned by or licenced to the Company and used in its business, including all operating systems software comprised in the Computer Equipment and all application software excluding that software detailed in Schedule 7 which forms part of the Legacy Assets;

      "Computer Systems"

      the Computer Software and the Computer Equipment;

      "Conditions"

      the conditions specified in clause 4.1;

      "Confidential Information"

      all trade secrets, know-how and other such information which is for the time being not publicly known, used in or otherwise relating to the Company's business (including future business plans), products, services, customers, suppliers and financial or other affairs, but for the avoidance of doubt specifically excluding all confidential information comprised in the Legacy Assets

      "Consideration"

      the total consideration payable by the Buyer to the Seller for the sale of the Shares;

      "Disclosure Letter"

      the letter in the agreed form from the Seller to the Buyer in relation to the Warranties having the same date as this agreement together with the documents annexed to it;

      "Dollar Exchange Rate"

      the average of the closing mid-point spot rate as published in The Financial Times for the purchase of US dollars with pounds sterling ((British Pound)) at the close of business in London over the four Business Days immediately preceding the date of Completion;

      "Employee Scheme Summary"

      a summary in the agreed form of an employee cash bonus scheme, the purpose of which is to provide a means of incentivising and retaining the Company's employees (including, without limitation those of the Company's employees who are employed at Completion);

      "Encumbrance"

      a mortgage, charge, pledge, lien, hypothecation, option, restriction, right of first refusal, right of pre-emption, right of set-off, third-party right or interest, assignment by way of security, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, a title transfer or retention arrangement) having similar effect howsoever arising;

      "Environment"

      all or any of the following media, namely, air, water or land (and shall include air within buildings and air within natural or manmade structures above or below ground), natural resources and ecosystems;

      "Environmental Laws"

      all statutes, by-laws, subordinate legislation or common law, all judgements, orders, directions, or decisions of the Courts or of any governmental authority, agency or regulatory body or other body whatsoever in any jurisdiction relating to the Environment and which apply to the Company or any business operations of the Company carried on at any time on or before Completion;

      "Expert Counsel"

      counsel of at least 10 years standing whose identity is agreed upon by the Seller and the Buyer or, in the event of failure to agree and in any event within 14 days of the date on which the relevant Claim is notified to the Seller, nominated at the request of either party by the President for the time being of the Bar Council of England and Wales or his nominee;

      "Geos SE Software"

      has the meaning given to it in the IP Licence;

      "ICTA"

      the Income and Corporation Taxes Act 1988;

      "Initial Payment"

      the sum of US$2,000,000;

      "Intellectual Property"

      all intellectual property including, without limitation, patents, trade marks, service marks, registered designs, supplementary protection certificates, petty patents, utility models, goodwill, database rights, trade, business and domain names, unregistered trade marks and service marks, copyrights and topography rights including rights in computer software (whether or not any of these rights are registered, and including applications and the right to apply for registration of any such rights) and all know-how, rights in designs, trade secrets, techniques, inventions and Confidential Information, customer and supplier lists and other proprietary knowledge and information and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world for the full term thereof, and any renewals or extensions;

      "Intellectual Property Rights"

      all Intellectual Property owned or used by the Company in, or in connection with, its business immediately prior to the executive of this agreement excluding that Intellectual Property identified in schedule 7 which forms part of the Legacy Assets except as provided in the IP Licence with respect to MS + Software;

      "IP Licence"

      the licence agreement in the agreed form between the Company and the Seller relating to the MS + Software and the Geos SE Software to be entered into by Completion;

      "Last Accounting Date"

      31 March 2002;

      "Legacy Assets"

      the assets as set out in schedule 7;

      "Long-Stop Date"

      31 January 2003 (or such other date as the parties may agree in writing);

      "Management Accounts"

      the Company's unaudited profit and loss account for the period starting on the day after the Last Accounting Date and ending on31 August 2002, and the Company's unaudited balance sheet as31 August 2002;

      "Material Breach"

      any facts, matters or circumstances which (i) constitute a breach of any of the warranties or (ii) would constitute a breach or breaches of the warranties if they were to be repeated at any time between the date of this agreement and the date of Completion which in any such case or in aggregate, would reasonably be expected to give the Buyer an entitlement to recover in aggregate US$100,000 or more in damages (excluding VAT, interest and costs) from the Seller but excluding any such facts, matters or circumstances which arise outside the ordinary course of business as a direct result of any specific request by the Buyer;

      "Material Event"

      any event which would reasonably be expected to involve an aggregate loss or liability on the part of the Company of US$250,000 but excluding any event or events which arise as a direct result of any act by the Buyer and excluding any notification or determination by the Inland Revenue which casts any doubt on the availability for the Company of brought forward tax losses;

      "MS + Software"

      has the meaning given to it in the IP Licence;

      "Net Assets"

      the fixed and current assets of the Company (excluding any intangible assets) less all liabilities of the Company (excluding any provision for deferred taxation, whether an asset or a liability) as derived from the Completion Accounts;

      "Nokia"

      Nokia Mobile Phones Limited;

      "Nokia Contract"

      the frame agreement for software development subcontracting made between Nokia and the Seller dated 4 November 1999 together with the project orders from Nokia copies of which are attached to the Disclosure Letter;

      "Non-Disclosure Agreement"

      the agreement between the Seller and the Buyer dated May 2002;

      "Permit"

      a permit, licence, consent or authorisation necessary for the lawful operation of the Company's business;

      "Property"

      the leasehold premises of the Company situated at Beachfield House, Lyme Green Business Park, Macclesfield, Cheshire, SK11 0JP;

      "Release Date"

      means 31 March 2004, being the date upon which the Retention Amount is, subject to the provisions of clause 11.2, payable by the Buyer to the Seller;

      "Restricted Period"

      the period of 2 years from the date of Completion;

      "Restricted Territory"

      the United Kingdom and Europe;

      "Retention Amount"

      the sum of US$300,000;

      "Seller's Group Company"

      the Seller, or a company which is, at the date of this agreement (or Completion, as the case may be), a subsidiary or holding company of the Seller or a subsidiary of a holding company of the Seller;

      "Seller's Group Undertaking"

      the Seller, or an undertaking which is, at the date of this agreement (or Completion, as the case may be), a subsidiary undertaking or parent undertaking of the Seller or a subsidiary undertaking of a parent undertaking of the Seller;

      "Seller's Solicitors"

      DLA of Victoria Square House, Victoria Square, Birmingham, B2 4DL;

      "Shares"

      11,277,297 fully-paid ordinary shares of 10p each of the Company comprising the whole of the issued share capital of the Company;

      "Tax" and "Taxation"

      have the meaning given in schedule 4;

      "Tax Covenants"

      the tax covenants set out in part 3 of schedule 4;

      "Toshiba"

      Toshiba Corporation and/or its wholly owned subsidiary, iValue Creation Company;

      "Toshiba Contract"

      the evaluation of software agreement made between the Seller and Toshiba dated 30 September 1998 as amended and supplemented in five supplements in the form attached to the Disclosure Letter;

      "TCGA"

      the Taxation of Chargeable Gains Act 1992;

      "VATA"

      in the United Kingdom, the Value Added Tax Act 1994 and, in a jurisdiction outside the United Kingdom, any equivalent legislation;

      "Warranty"

      a statement contained in schedule 3 and part 2 of schedule 4 and "Warranties" means all those statements.

1.2   In this agreement, a reference to:

      1.2.1 a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with section 258 of the Act and a "subsidiary" or "holding company" is to be construed in accordance with section 736 of the Act;

      1.2.2 a document in the "agreed form" is a reference to a document in a form approved prior to the date of this agreement and for the purposes of identification signed by or on behalf of each party;

      1.2.3 a statutory provision includes a reference to the statutory provision as replaced, modified or re-enacted from time to time before or after the date of this agreement and any subordinate legislation made under the statutory provision before or after the date of this agreement but in respect of any statutory provision as replaced, modified or re-enacted after the date of this agreement or any subordinate legislation made under a statutory provision after the date of this agreement save to the extent that it would impose any additional or greater obligations or liabilities on any party to this agreement;

      1.2.4 a person includes a reference to an individual, body corporate, association, government, state, agency of state or any undertaking (whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

      1.2.5 a party means a party to this agreement and includes its assignees and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his estate and personal representatives;

      1.2.6 a company (other than "the Company") shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

      1.2.7   this agreement includes its schedules;

      1.2.8 to a sub-clause in a clause or to a paragraph in a schedule are to a sub-clause of that clause and a paragraph of that schedule;

      1.2.9 a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of or schedule to this agreement;

      1.2.10 writing shall include any mode of reproducing words in a legible and non-transitory form;

      1.2.11 "includes" and "including" shall mean including without limitation;

      1.2.12 this agreement or any provision of this agreement or any document are to this agreement, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms of this agreement or that document or with the agreement of the relevant parties.

1.3 The contents table and headings in this agreement are for convenience only and do not affect its interpretation.

1.4 Words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.5 A reference in clause 9 and schedules 3 and 4 to a person's knowledge, information, belief or awareness is deemed to include knowledge, information, belief or awareness which the person would have if the person had made all reasonable enquiries of both the Seller's and the Company's directors, Ashley Griffiths, Margaret Wilshaw, and Ernst & Young Chartered Accountants, Manchester.

1.6 Any question as to whether a person is connected with another shall be determined in accordance with section 839 of ICTA (except that in construing section 839 "control" has the meaning given by section 840 or section 416 of ICTA so that there is control whenever section 840 or 416 requires) which shall apply in relation to this agreement as it applies in relation to ICTA.

2     Sale and Purchase

      The Seller as legal and beneficial owner shall sell and the Buyer shall purchase the Shares with effect from Completion free from any Encumbrance and together with all accrued benefits and rights attached thereto and, subject thereto, with full title guarantee.

3     Consideration

3.1   The aggregate consideration for the Shares shall be:

      3.1.1 the Initial Payment (subject to adjustment in accordance with clause 3.2) payable at Completion in cash by the Buyer pursuant to clause 6.5; and

      3.1.2 the Retention Amount (or such lesser sum, if any, as determined pursuant to clause 11.2), payable in accordance with clauses 3.6 and/or 11.

3.2 If the Company's Net Assets as shown in the balance sheet constituting part of the Completion Accounts is less than US$475,000, the Seller shall pay to the Buyer an amount equal to the shortfall within seven days starting on the day after agreement or determination of the Completion Accounts. Any such payment by the Seller shall be deemed to be a reduction to the Initial Payment.

3.3 The Seller shall procure that the cash element of the Net Assets as shown in the balance sheet constituting part of the Completion Accounts shall comprise at least US$450,000. Notwithstanding, the provisions of clause 8 and schedule 8, in calculating the value of the Net Assets the maximum value which may be attributed to non-cash assets shall be US$300,000;

3.4 If a party fails to pay any sum due by it under this agreement on the due date for payment in accordance with the provisions of this agreement, the party shall pay interest on the amount payable from the due date until the date on which the party's obligation to pay the sum is discharged at the rate of 10 per cent per annum (whether before or after judgment). Interest accrues and is payable from day to day.

3.5 A payment to be made under clause 3 shall be made by telegraphic transfer to an account notified by the party due to receive the payment to the other party not later than two Business Days before the date of the payment.

3.6 The parties shall comply with the provisions of schedule 8 with respect to the matters contained in that schedule.

3.7 Subject as provided by clause 11.2 the Retention Amount shall be paid to the Seller on the Release Date.

4     Exchange of this Agreement

4.1   On the signing of this Agreement:

      4.1.1 the Seller shall deliver to the Buyer a duly signed copy of the Disclosure Letter; and

      4.1.2 the Buyer shall deliver to the Seller a duly signed counterpart of the Disclosure Letter acknowledging receipt thereof.

5     Condition

5.1   Completion is conditional on the following:

      5.1.1 the Seller's shareholders passing without amendment a resolution to approve the sale of the Shares pursuant to this agreement;

      5.1.2 the novation of the Nokia Contract in the agreed form to the Company;

      5.1.3 the novation of the Toshiba Contract in the agreed form to the Company or the assignment of the Toshiba Contract to the Company with the consent in writing of Toshiba in the agreed form; and

      5.1.4 the filing at Companies House of audited accounts of the Company for the year ended on the Last Accounting Date, together with an auditors' report on those accounts which shall be unqualified (save as to any qualification relating solely to the failure by the Company to secure adequate financial support from the Seller) which shall not differ materially from the Company's unaudited accounts for the year ended on the Last Accounting Date, a copy of which is annexed to the Disclosure Letter.

5.2 The Seller shall make all reasonable efforts to achieve satisfaction of each of the Conditions as soon as possible before the Long-Stop Date. For the purpose of clauses 5.1.1, 5.1.2 and 5.1.3 reasonable efforts shall mean:

      5.2.1 in relation to the condition set out in clause 5.1.1, the Seller proposing to its shareholders a resolution to approve the sale of the Shares;

      5.2.2 in relation to the condition set out in clause 5.1.2, the Seller writing to Nokia to request the novation of the Nokia Contract; and

      5.2.3 in relation to the condition set out in clause 5.1.3, the Seller writing to Toshiba to request the novation of the Toshiba Contract or the assignment of the Toshiba Contract with the consent in writing of Toshiba.

5.3 If at any time the Seller or the Buyer becomes aware of a fact or circumstance that might prevent any of the Conditions being satisfied by the Long Stop Date or at all, they shall immediately inform the other party by written notice.

5.4 At any time the Buyer may waive any of the conditions set out in clauses 5.1.2, 5.1.3 and 5.1.4 by notice to the Seller provided that:

      5.4.1 the Buyer shall waive the condition set out in clause 5.1.2 if the sole reason for any failure to satisfy such condition is because the novation of the Nokia Contract is specified by Nokia to be conditional upon the Buyer or Teleca AB guaranteeing the obligations of the Company under the Nokia Contract and the Buyer or Teleca AB (as the case may be) refuses to enter into such guarantee; and

      5.4.2 the Buyer shall waive the condition set out clause 5.1.3 if the sole reason for any failure to satisfy such condition is because the novation or, as the case may be, the assignment with consent of the Toshiba Contract is specified by Toshiba to be conditional upon the Buyer or Teleca AB guaranteeing the obligations of the Company under the Toshiba Contract and the Buyer or Teleca AB (as the case may be) refuses to enter into such guarantee.

5.5 If any of the Conditions are not satisfied (or in the case of the conditions set out in clauses 5.1.2, 5.1.3 and/or 5.1.4 not waived by the Buyer) on or before the Long-Stop Date:

      5.5.1 in the event of the Seller's failure to use reasonable efforts to satisfy the condition set out in clause 5.1.1, the Seller shall on demand indemnify the Buyer against all its costs and expenses (including VAT) reasonably incurred relating to its investigation of the Company, the registration, preparation or termination of this agreement and all documents in agreed form or required to be entered into pursuant to this agreement up to a maximum of US$250,000 provided that there shall be no double recovery under this clause 5.5.1 and clause 10.4.1; and

      5.5.2 each party's further rights and obligations under this agreement, shall immediately terminate, except as set out in clause 5.5.1.

6     Loan Accounts and Guarantees

6.1 On Completion the Seller shall novate to the Buyer the liability to pay all monies owing by the Seller to the Company whether or not then due for payment pursuant to the terms of the Assumption Agreement.

6.2 The Seller shall ensure that on or before Completion all monies owing by the Company to the Seller or any Associate of the Seller are paid in full whether or not then due for payment.

6.3 The Seller shall ensure that on or before Completion the Company is released from any guarantees, security interests and indemnities given by it in favour of the Seller or any Associate of the Seller and the Seller shall indemnify the Buyer on demand against all liabilities, losses, claims, costs and expenses arising on or after Completion from or in connection with those guarantees, security interests and indemnities.

7     Completion

7.1 Completion shall take place at the office of the Buyer's Solicitors on the third Business Day after the date on which all the Conditions are satisfied (or, as the case may be, waived) or, if later, the date falling 10 Business Days after the date on which the Buyer's Accountants (as defined in clause 8.5) receive a copy of the audited accounts of the Company for the year ended on the Last Accounting Date, together with an unqualified auditors' report on those accounts.

7.2 Prior to Completion the Seller shall procure the removal of the Legacy Assets from the Company.

7.3   At Completion the Seller shall give to the Buyer each item specified in schedule 2.

7.4 The Seller shall ensure that at Completion the Company's directors hold a meeting of the board of directors of the Company at which the directors:

      7.4.1 vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the Shares (subject to the production of properly stamped transfers);

      7.4.2 change the Company's registered office to a place nominated by the Buyer;

      7.4.3 change the Company's accounting reference date to a date nominated by the Buyer;

      7.4.4 appoint persons nominated by the Buyer as directors, secretary and auditors of the Company with effect from the end of the meeting;

      7.4.5 revoke each existing mandate given by the Company for the operation of its bank accounts and pass the resolutions contained in new mandate(s) giving authority to persons nominated by the Buyer.

7.5   At Completion the Buyer shall:

      7.5.1 pay the Initial Payment to the Seller's Solicitors by transfer of funds and receipt by the Seller's Solicitors of such sum shall be good discharge to the Buyer; and

      7.5.2 give to the Seller a copy of each of the Assumption Agreement, the agreed form novation of the Nokia Contract and the agreed form novation or, as the case may be, the assignment with consent of the Toshiba Contract, in each case duly executed on behalf of the Buyer.

7.6   The Buyer is not obliged to complete this agreement unless:

      7.6.1   the Seller complies with all its obligations under clause 7; and

      7.6.2 the purchase of all the Shares is completed simultaneously (but if the Buyer exercises its option pursuant to clause 7.7.1, completion of the purchase of some of the Shares shall not affect the Buyer's rights in connection with the others).

7.7   If Completion does not take place on the date set for Completion in clause
      7.1 because the Seller fails to comply with any of its obligations under clause 7, the Buyer may by notice to the Seller's Solicitors:

      7.7.1   proceed to Completion to the extent reasonably practicable;

      7.7.2 postpone Completion to a date not more than 15 Business Days after the date set for Completion in clause 7.1; or

      7.7.3   terminate this agreement without liability on its part.

7.8 If the Buyer postpones Completion to another date in accordance with clause 7.7.2, the provisions of this agreement shall apply as if that other date is the date set for Completion in clause 7.1.

7.9 The Seller is not obliged to complete this agreement unless the Buyer complies with its obligations under clause 7.5. In the event that the Seller has complied with all its obligations under clause 7 and the Conditions set out in clause 5.1 have been satisfied, but the Buyer fails to comply with its obligations under clause 7.5, the Seller may by notice to the Buyer's Solicitors:

      7.9.1   proceed to Completion to the extent reasonably practicable;

      7.9.2 postpone Completion to a date not more than 15 Business Days after the date set for Completion in clause 7.1; or

      7.9.3   terminate this agreement without liability on its part.

7.10 If the Seller postpones Completion to another date in accordance with clause 7.9.2, the provisions of this agreement shall apply as if that other date is the date set for Completion in clause 7.1.

7.11  If the Seller terminates this agreement pursuant to clause 7.9.3:

      7.11.1 the Buyer shall on demand indemnify the Seller against all its costs and expenses (including VAT) reasonably incurred relating to the registration, preparation or termination of this agreement and all documents in agreed form or required to be entered into pursuant to this agreement up to a maximum of US$250,000; and

      7.11.2 each party's further rights and obligations under this agreement shall immediately terminate except as set out in clause 7.11.1.

8     Completion Accounts

8.1 The Seller undertakes to the Buyer to procure that accounts of the Company for the Completion Accounts Period shall be prepared in accordance with the provisions set out in schedule 8 and otherwise in accordance with the accounting policies of the Company and otherwise in accordance with all relevant statutes and generally accepted accounting practices and principles, SSAPs and Financial Reporting Standards as soon as possible after, and in any event no later than 14 days after the date of Completion. In preparing the profit and loss account, balance sheet and notes no account shall be taken of an event taking place after Completion.

8.2 All amounts and results contained in the accounts for the Completion Accounts Period (including, without limitation, the relevant amount of Net Assets) shall be calculated and denominated in US dollars, but to the extent that any such amounts and/or results are denominated in pounds sterling ((British Pound)),for the purposes of calculating the Net Assets such amounts and/or results shall be converted into US dollars at the Dollar Exchange Rate.

8.3 Immediately following the preparation of the Company's accounts, the Seller shall deliver copies of them to the Buyer together with a schedule ("Schedule") showing the calculation of Net Assets for the Completion Accounts Period.

8.4 The Buyer shall have 10 Business Days from the date of delivery to it of the Company's accounts to review the same (the "Review Period").

8.5 So as to enable the Buyer to verify that the Company's accounts and Schedule have been prepared in accordance with the provisions of this agreement the Seller agrees to give the Buyer(and any advisers appointed by the Buyer for this purpose (the "Buyer's Accountants")) full access to and explanations of any of the working papers of the Seller and to any records and documents the Buyer (and the Buyer's Accountants) may from time to time reasonably request.

8.6 The Buyer shall on or before the expiry of the Review Period notify the Seller in writing that it agrees or disagrees with the Schedule. For the avoidance of doubt, in the event that the Buyer does not serve any notice on the Seller in accordance with this clause 8.6, it shall be deemed to agree with the Schedule.

8.7 If the Buyer notifies the Seller in accordance with clause 8.6 that it disagrees with the Schedule then the parties shall use their respective reasonable endeavours to agree the Schedule within 7days (or such longer period as the parties may agree), failing which the disagreement shall be referred to an independent accountant (the "Independent Accountant") who shall determine the matter in dispute and issue his certificate in that respect. The Independent Accountant shall be nominated jointly by the Seller and the Buyer or failing a nomination shall be appointed at the request of either the Buyer or the Seller at any time by the President for the time being of the Institute of Chartered Accountants in England and Wales. In particular the Independent Accountant shall, where Net Assets is in dispute, determine the Net Assets for the Completion Accounts Period and give his certificate as to the Net Assets.

8.8 The Independent Accountant shall be instructed to deliver his certificate within 30 days of his nomination or appointment (or such longer period as the Buyer and the Seller may agree) and shall act as an expert and not as an arbitrator and (in the absence of obvious error) his decision (which shall be communicated in writing to the Seller and the Buyer) shall be final and binding on the Seller and the Buyer. The fees and costs of the Independent Accountant shall be payable and paid by the Seller and the Buyer in the proportions the Independent Accountant directs and in the absence of such direction his fees and costs shall be borne as to fifty per cent by the Buyer and as to fifty per cent by the Seller.

8.9 The Seller and the Buyer shall procure that all records and working papers and other information in their possession or under their control as may be reasonably required by the Independent Accountant to enable him to resolve the dispute shall be made available as soon as possible on request.

8.10 The costs of the Seller's Accountants in connection with the determination of the Net Assets shall, except where the Independent Accountant otherwise decides, be paid by the Seller and the equivalent costs of the Buyer's Accountants shall be paid by the Buyer with the exception only of those costs properly attributed to their audit responsibilities which shall be paid by the Company.

9     Warranties

9.1 The Seller warrants to the Buyer that each Warranty is true, accurate, and not misleading at the date of this agreement. Immediately before the time of Completion, the Seller is deemed to warrant to the Buyer that each Warranty is true, accurate, and not misleading at the date of Completion. For this purpose only, where in a Warranty there is an express or implied reference to the "date of this agreement", that reference is to be construed as a reference to the "date of Completion" unless expressly provided to the contrary.

9.2 The Seller acknowledges that the Buyer is entering into this agreement in reliance on each Warranty.

9.3 The Warranties are qualified by the facts and circumstances, fairly disclosed in the Disclosure Letter. For this purpose, fairly disclosed shall mean disclosed in sufficient detail to enable the Buyer to make a reasonable assessment of the relevant matter.

9.4 Save in respect of fraud, the Seller waives and may not enforce a right which it may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice supplied or given by the Company or a director, officer or employee of the Company for the purpose of assisting the Seller to make a representation, give a Warranty or prepare the Disclosure Letter.

9.5 Each Warranty is to be construed independently and (except where this agreement (including the schedules to this agreement) provides otherwise) is not limited by a provision of this agreement or another Warranty.

9.6 Without prejudice to clause 9, between the execution of this agreement and Completion or the earlier termination of the rights and obligations of the parties under this agreement the Seller shall use all reasonable endeavours to ensure that the Company complies with schedule 5.

9.7 The Seller covenants to the Buyer in relation to Tax in the terms set out in part 3 of schedule 4 subject to the limitations in part 4 of schedule 4.

9.8 The provisions of schedule 6 shall operate to limit the liability of the Seller under the Warranties and (where expressly provided, the Tax Covenant) but shall not limit any other clause in this agreement unless otherwise expressly provided.

10    The Buyer's Remedies

10.1 If, before Completion, the Buyer becomes aware of any fact, event or circumstance which constitutes a Material Event or a Material Breach, the Buyer may proceed to Completion (on such amended terms (if any) as the parties may agree in writing) or may elect, by notice to the Seller's Solicitors, to terminate this agreement unless (if the facts, events or circumstances giving rise to such notice are capable of being remedied) the Seller has remedied them within 10 Business Days of receiving notification from the Buyer, or if the date of Completion is sooner by no later than the date of Completion. No such election may be made after Completion

10.2 If before Completion there is a Material Breach and the Buyer does not elect to terminate this agreement pursuant to clause 10.1, the Buyer shall not be entitled to bring a claim pursuant to the Warranties or the Tax Covenant in respect of such Material Breach, provided that nothing in this clause 10.2 shall prevent the Buyer from bringing a claim against the Seller after Completion in respect of a breach of this agreement which does not constitute a Material Breach.

10.3 During the period from the date of this agreement to the date of Completion the parties shall disclose to each other in writing (giving all details within their knowledge from time to time) immediately upon becoming aware of any matter which arises or is notified to them after the date of this agreement but before Completion (but for the avoidance of doubt neither the Seller nor the Buyer shall be under any obligation to make investigation or enquiries of any person or matter) which would or might reasonably be expected to constitute a Material Breach or Material Event.

10.4 If the Buyer terminates this agreement pursuant to clause 7.7.3 (in circumstances other than where the Seller has only failed to comply with paragraph 13 of schedule 2) or clause 10.1 (as a result of a Material Breach rather than a Material Event):

      10.4.1 the Seller shall on demand indemnify the Buyer against all its costs and expenses (including VAT) reasonably incurred relating to its investigation of the Company, the negotiation, preparation, execution or termination of this agreement and all documents in agreed form or required to be entered into pursuant to this agreement up to a maximum of US$250,000 provided that there shall be no double recovery under this clause and clause 5.5.1; and

      10.4.2 each party's further rights and obligations shall cease immediately on termination, except as set out in this clause 10.4.

10.5 The provisions of schedule 6 do not apply in respect of, fraud and/or a Claim (as defined in schedule 6) involving or relating to breach of clause
      9.1 in respect of a Warranty contained in paragraphs 1.1, 3 or 15 of schedule 3. For the avoidance of doubt fraud shall mean any deliberate act or omission or representation of the Seller intended to deceive or mislead the Buyer in a material way and upon which the Buyer reasonably relied.

11    Dispute Resolution

11.1 Except as otherwise provided in this Agreement before the Release Date the Buyer shall be entitled to assert against the Seller any claim for breach of this agreement including breach of any Warranties or of the Tax Covenant ("Relevant Claim"), in which event the Buyer shall serve notice on the Seller ("Notice of Claim"), setting out the Buyer's genuine pre-estimate of the Seller's liability in respect of the Relevant Claim (the "Estimated Amount").

11.2 Notwithstanding the provisions of clause 3.7, once a Notice of Claim has been served such part of the Retention Amount as is equivalent to the Estimated Amount (or where the Estimated Amount is equal to or more than the Retention Amount, the whole of the Retention Amount) shall not be paid to the Seller until such time as that Relevant Claim has been settled in accordance with this clause 11. Following settlement of that Relevant Claim, if such settlement is after the Release Date, the Buyer shall forthwith pay to the Seller an amount equal to any remainder of the Retention Amount less the aggregate of (a) the Estimated Amount of any Relevant Claims notified before the Release Date which have yet to be settled, and (b) all outstanding amounts due to the Buyer by the Seller including, without limitation, the aggregate of (i) any sums then remaining due to the Buyer in respect of all Relevant Claims which have been settled and (ii) any outstanding amounts due to the Buyer pursuant to clauses 3.2 and 3.4 (the "Outstanding Sums"). In the event that the Outstanding Sums exceed the Retention Amount, the Seller shall forthwith pay to the Buyer an amount equal to the excess, except to the extent that such excess is not payable by reason of the limitations set out in paragraph 3.1 of schedule 6.

11.3 Within 10 Business Days following receipt by the Seller of a Notice of Claim the Buyer and the Seller shall use all reasonable endeavours to reach a settlement in relation to the Relevant Claim, failing which the matter shall be referred to Expert Counsel who shall be instructed to opine within 20 Business Days on whether a court of competent jurisdiction would find in favour of the Buyer or the Seller in relation to the subject matter of the Relevant Claim, including an opinion on quantum of damages. The costs of the Expert Counsel shall be borne as he shall determine and his decision shall be final and binding on the Seller and the Buyer.

12    Confidential Information

12.1 Prior to Completion (or in the event that the Completion does not take place) the Buyer shall use the Confidential Information only as necessary to perform its obligations under this agreement and shall be subject to the Non-Disclosure Agreement and the Seller shall use the Confidential Information only in a customary manner in the ordinary course of operating the Company or in connection with satisfying the Conditions and after Completion the Seller hereby undertakes with the Buyer (for itself and for the benefit of the Company) that it will:

      12.1.1 not use or disclose to a person Confidential Information it has or acquires; and

      12.1.2 make every reasonable effort to prevent the use or disclosure of Confidential Information; and

      12.1.3 forthwith deliver to the Buyer all Confidential Information and any copies thereof which it has in its possession and which are under its control.

12.2  Clause 12.1 does not apply to:

      12.2.1 disclosure of Confidential Information to a director, officer or employee of the Buyer, the Seller or the Company whose function requires him to have the Confidential Information;

      12.2.2 use or disclosure of Confidential Information required to be used or disclosed by law or NASDAQ or the Stockholm Stock Exchange;

      12.2.3 disclosure of Confidential Information to an adviser for the purpose of advising the Seller or the Buyer but only on terms that clause 12.1 applies to use or disclosure by the adviser; or

      12.2.4 Confidential Information which becomes publicly known except by the Buyer's or Seller's breach of clause 12.1 or is lawfully disclosed to the Seller by a third party or is independently developed by the Seller without using the Confidential Information

13    Further Undertakings by the Seller

13.1 The Seller hereby undertakes with the Buyer (for itself and for the benefit of the Company) that it will not during the Restricted Period either solely or jointly with or through any other person, on its own account or as agent, manager, advisor or consultant for any other person or otherwise howsoever:

      13.1.1 carry on or be engaged, or assist, a business which competes, directly or indirectly, with a business of the Company as operated at the date of Completion in the Restricted Territory;

      13.1.2 solicit custom or business from Nokia and/or Toshiba in respect of goods or services competitive with those supplied by the Company as at the date of Completion under the terms of the Nokia Contract or the Toshiba Contract (as the case may be);

      13.1.3 accept custom or business from Nokia and/or Toshiba in respect of goods or services competitive with those supplied by the Company as at the date of Completion under the terms of the Nokia Contract or the Toshiba Contract (as the case may be);

      13.1.4 solicit or endeavour to entice to leave the service or employment of the Company any person who, during the period of 12 months prior to the date of Completion, was an employee of the Company occupying a senior position and who is in possession of Confidential Information or able to influence the customer relationships or connections of the Company;

      13.1.5 employ any person who, during the period of 12 months prior to the date of Completion was an employee of the Company occupying a senior position and who is in possession of Confidential Information or able to influence the customer relationships or connections of the Company;

      13.1.6 in relation to a business located in the Restricted Territory which is competitive with the business of the Company as carried on at the date of Completion use any of the Intellectual Property Rights (except as authorised in writing by the Buyer);

      13.1.7 knowingly do or say anything which is intended to be harmful to the Company's reputation.

13.2 Each restriction in clause 13.1 constitutes an entirely independent restriction on the Seller and if one or more of the restrictions is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining restrictions or parts thereof, as appropriate, shall continue to bind the Seller.

13.3 The Seller, having taken independent advice, agrees that the restrictions contained in clause 13.1 are reasonable and entered into for the purpose of protecting the goodwill of the Company and therefore if any restriction contained in clause 13.1 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

13.4 The Seller hereby agrees with the Buyer that it will at the Buyer's reasonable request and cost enter into a direct undertaking executed as a deed with the Company whereby it will accept restrictions corresponding to the restrictions contained in clause 13.1 provided that there shall be no double recovery to the Company and the Buyer in the event of a breach by the Seller.

13.5 The Seller shall ensure that each Seller's Group Undertaking complies with clause 13.1.

13.6  Nothing in clauses 13.1 to 13.5 inclusive shall prevent the Seller from:

      13.6.1 employing any person whose employment with the Buyer is terminated after Completion;

      13.6.2  advertising generally for staff;

      13.6.3 acquiring (whether by means of a share or asset purchase) any interest in any business which competes or which may compete with the business of the Company as carried on at the date of Completion; or

      13.6.4 accepting custom or business from Nokia and/or Toshiba in the United States if requested to do so by Nokia or Toshiba (as the case may be) provided such custom or business does not directly compete with the business of the Company as carried on at the date of Completion.

13.7 Clauses 13.1 to 13.1.5 shall cease to apply if the Seller is the subject of a statutory merger under which its rights and obligations are assumed by a successor corporation provided that the Seller or any such successor corporation do not use the Confidential Information or any employees of the Seller who had access to the Confidential Information to compete, directly or indirectly with the business of the Company.

13.8 On receiving the Buyer's reasonable request the Seller shall (at the Buyer's cost):

      13.8.1 do and execute, or arrange for the doing and executing of, each act, document and thing necessary to implement this agreement; and

      13.8.2 give to the Buyer all information it possesses or to which it has access relating to the Company's business (excluding the Legacy Assets) and allow the Buyer to copy any document containing that information.

13.9 Subject to clause 12.1, on receiving the Seller's reasonable request the Buyer shall (at the Seller's cost) give to the Seller such information it possesses or to which it has access relating to the Company's business which the Seller reasonably requires and allow the Seller to copy any document containing that information.

13.10 The Seller undertakes that for so long as it remains the registered holder of any of the Shares after Completion it will:

      13.10.1 hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Buyer;

      13.10.2 deal with and dispose of the Shares and all such dividends, distributions and rights as the Buyer may direct;

      13.10.3 vote at all meetings which it shall be entitled to attend as the registered holder of the Shares in such manner as the Buyer shall direct; and

      13.10.4 execute all instruments of proxy or other documents which the Buyer may require to enable the Buyer to attend and vote at any such meeting.

13.11 In connection with the condition set out in clause 5.1.4, the Seller undertakes to provide a letter to the auditors of the Company (in a form similar to that provided in connection with previous audits of the Company's accounts) confirming that it will provide financial support to the Company up to the date of Completion.

14    Buyer's Undertaking

14.1 The Buyer hereby undertakes to the Seller that as soon as is reasonably practicable following Completion, it shall establish or cause the Company to establish a bonus scheme (the "Employee Scheme") the purpose of which is to provide a means of incentivising and retaining the Company's employees (including, without limitation, those of the Company's employees who are employed by the Company at the date of Completion). The Employee Scheme shall be structured having regard to the tax and other benefits and costs to the Buyer, the Company and the participating employees and shall, in all material respects, provide the benefits to the Company's employees set out in the Employee Scheme Summary. For the avoidance of doubt, the performance targets set out in the Employee Scheme Summary are based upon the Company carrying on business in the ordinary course as carried on at the date of Completion and it is therefore acknowledged that appropriate changes to such targets and/or the scheme may be required in the event of any material change to the Company's business after the date of Completion.

14.2 The Seller grants to the Company with effect from the date of Completion a non-exclusive, royalty free, non-transferable licence to use the name "Geoworks" solely in respect of the business of the Company. As soon as reasonably practicable after all stocks as at Completion of stationery, literature, packaging and other materials carrying the name "Geoworks" are used up, and in any event prior to the first anniversary of the date of Completion the Buyer shall change the name of the Company to a name which shall not include the word "Geoworks" or any similar name.

14.3 The Buyer warrants to the Seller that it has the right, power, capacity and authority and has taken all action necessary to execute and deliver and to exercise its rights and perform its obligations under this agreement and each document to be executed at or before Completion.

15    Announcements

15.1 Subject to clause 15.2, neither party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this agreement unless it has first obtained the other party's written consent, which may not be unreasonably withheld or delayed.

15.2 Clause 15.1 does not apply to a public announcement, communication or circular:

      15.2.1 required by law or a regulation of a stock exchange, if the party required to make or send it has, if practicable, first advised and taken into account the reasonable requirements of the other party, including but not limited to that made or sent by the Seller or the Company in connection with satisfying the Conditions; or

      15.2.2 made or sent by the Buyer after Completion to a customer, client or supplier of the Company informing it of the Buyer's purchase of the Shares; or

      15.2.3 made or sent by the Seller or the Company after the date of this Agreement to their personnel advising them of the transaction in a customary manner; or

      15.2.4 made or sent by either party to its professional advisers in connection with advice relating to the interpretation of this Agreement, with proceedings relating to the enforcement of the terms of this agreement or otherwise; or

      15.2.5 which contains only information which has become generally available.

15.3 It is acknowledged by the Buyer that a copy of this Agreement will be sent to all shareholders of the Seller for the purposes of procuring their consent to the sale of the Company in accordance with this Agreement.

16    Costs

      Except where this agreement provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this agreement and of each document referred to in it.

17    General

17.1 A variation of this agreement is valid only if it is in writing and signed by or on behalf of each party.

17.2 The failure to exercise or delay in exercising a right or remedy provided by this agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

17.3 The parties rights and remedies contained in this agreement are cumulative and not exclusive of rights or remedies provided by law.

17.4 Except to the extent that they have been performed and except where this agreement provides otherwise, the obligations contained in this agreement (including but not limited to the Warranties and rights in respect of them) remain in force after Completion.

17.5 This agreement and other documents referred to in this agreement (the "Acquisition Documents" constitute the entire agreement between the parties in connection with the sale and purchase of the Shares save that the Non-Disclosure Agreement between the parties shall continue to govern the use and disclosure of confidential information to the extent not inconsistent with this agreement's provisions governing the use of Confidential Information.

17.6 Except for any misrepresentation or breach of warranty which constitutes fraud (as defined in clause 10.5):

      17.6.1 the Acquisition Documents supersede and extinguish all previous agreements between the parties relating to the subject matter thereof and any representations and warranties previously given or made other than those contained in the Acquisition Documents;

      17.6.2 each party acknowledges to the other (and shall execute the Acquisition Documents in reliance on such acknowledgement) that it has not been induced to enter into any such documents by nor relied on any representation or warranty other than the representations and/or warranties contained in such documents;

      17.6.3 each party hereby irrevocably and unconditionally waives any right it may have to claim damages or to rescind this agreement or any of the other Acquisition Documents by reason of any misrepresentation and/or warranty not set forth in any such document.

17.7 Each of the parties acknowledges and agrees for the purposes of the Misrepresentation Act 1967 and the Unfair Contract Terms Act 1977 that the provisions of clause 17.5 and 17.6 are reasonable.

17.8 Each provision of this agreement is severable and distinct from the others and, if any provision is or at any time becomes to any extent or in any circumstances invalid, illegal or unenforceable for any reason, it shall to that extent or in those circumstances be deemed not to form part of this agreement but (except to that extent or in those circumstances in the case of that provision) the validity, legality and enforceability of that and all other provisions of this agreement shall not be affected or impaired and shall remain valid and enforceable.

17.9 Any person falling within the classes of persons described in clause 18.1 may enforce this agreement in respect of those provisions which are expressed to enure for its benefit.

17.10 Subject to clause 17.9, a person who is not party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

18    Assignment

18.1 A party may not assign or transfer or purport to assign or transfer any of its rights or obligations under this agreement without the written consent of the other party (such consent not to be unreasonably withheld or delayed) except that a right (but not an obligation) under clause , 9, 10 or 13 may be assigned or transferred in whole or in part by the Buyer without restriction to any member of the Buyer's Group. In the event that any member of the Buyer's Group to whom the benefit has been assigned ceases to be a member of the Buyer's Group, the benefit of such rights shall immediately be assigned to a member of the Buyer's Group.

18.2 This agreement shall be binding on and shall enure for the benefit of each party's successors, lawful assigns and personal representatives (as the case may be).

19    Notices

19.1 A notice or other communication under or in connection with this agreement shall be in writing and shall be delivered personally or sent by first class post pre-paid recorded delivery (or air mail if overseas) or by fax to the party due to receive the notice or communication, at its registered office or in the case of the Seller at the address indicated on page 2 of this agreement for the time being or another address specified by either party by written notice to the other.

19.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

      19.2.1 if delivered personally, when left at the address referred to in clause 19.1;

      19.2.2  if sent by mail except air mail, two days after posting it;

      19.2.3  if sent by air mail, six days after posting it; and

      19.2.4 if sent by fax, on completion of its transmission evidenced by a transmission report.

20    Governing Law and Jurisdiction

20.1  This agreement is governed by English law.

20.2 The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this agreement (respectively, "Proceedings" and "Disputes") and, for these purposes only , each party irrevocably submits to the jurisdiction of the courts of England.

20.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

20.4 Process by which any Proceedings are begun in England may be served on the Seller by being delivered to the Seller's Solicitors (marked for the attention of John Campion)in accordance with clause 19.1. Process by which any Proceedings are begun in England may be served on the Buyer by being delivered to the Buyer's Solicitors (marked for the attention of Charles Glaskie) in accordance with clause 19.1. Nothing contained in this clause
      20.4 affects the right to serve process in another manner permitted by law.

21    Counterparts

      This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

IN WITNESS whereof the parties have executed this agreement as a deed and it is hereby delivered on the day and year first before written.

                                   Schedule 1
                          Information about the Company

1    Registered number:             2357515

2    Date of incorporation:         9 March 1989

3    Address of registered office:  Beechfield House, Lyme Green Business Park,
                                    Macclesfield, Cheshire, SK11 OJP

4    Authorised share capital:      (British Pound)1,153,500 comprising of
                                    11,535,000 ordinary shares of 10p each.

5    Issued share capital:          (British Pound)1,127,729.70 comprising of
                                    11,277,297 ordinary shares of 10p each.

6    Directors:                     Kenneth Douglas Norbury
                                    Timothy Toppin

7    Secretary:                     Timothy Toppin

8    Accounting reference date:     31 March

9    Auditors:                      Ernst & Young
                                    100 Barbirolli Square
                                    Manchester, M2 3BD

10   Charges:                       None

                                   Schedule 2
                 Items for Delivery by the Seller at Completion

1 Evidence in a form satisfactory to the Buyer (by way of a certificate of the Seller's Solicitors or otherwise) of satisfaction of the Conditions.

2 Executed transfer(s) in respect of the Shares to the Buyer or its nominee(s) and the share certificate(s) for the Shares.

3 As evidence of the authority of each person executing a document referred to in clause 6 or this schedule 2 on the Seller's behalf, a copy of the power of attorney conferring the authority or a copy, certified to be a true copy by a director or the secretary of the Seller, of a resolution of the Seller's board of directors or an authorised committee of that board conferring the authority.

4 If the Buyer requests, an executed power of attorney in favour of the Buyer or its nominee(s) generally in respect of the Shares and which enables the Buyer or its nominee(s) to attend and vote at general meetings of the Company.

5 The common seal (if any) of the Company each register, minute book and other book required to be kept by the Company under the Act made up to the date of Completion, each certificate of incorporation and certificate of incorporation on change of name for the Company and copies of the current Memorandum and Articles of Association of the Company.

6 A letter to the Company from its auditors resigning their office with effect from Completion and containing the statement referred to in section 394 of the Act.

7 A letter executed as a deed in the agreed form from each present director and secretary of the Company in each case resigning their respective office (with effect from the end of the meeting held pursuant to clause 7.4) and acknowledging that the writer has no claim against the Company for compensation for loss of office or otherwise.

8 A copy of each bank mandate of the Company and copies of statements of each bank account of the Company or other evidence acceptable to the Buyer made up to a date not earlier than two Business Days before the date of Completion showing that the Company has a cash balance of an amount which when converted from pounds sterling into US dollars at the Dollar Exchange Rate is equal to at least US$450,000.

9 A copy of a search carried out at the Companies House Registry no more than 2 Business Days before the date of Completion showing that there are no charges over the Company.

10 Evidence in a form reasonably satisfactory to the Buyer that debts and accounts between the Company and each Seller's Group Undertaking or any person connected with any of them have been fully paid.

11    The Management Accounts.

12 Evidence in a form reasonably satisfactory to the Buyer that all guarantees, bonds and indemnities given by the Company and any Encumbrance of the Company in respect of the indebtedness, liabilities or obligations of any of Seller's Group Undertaking have been released.

13 A duly executed copy of (a) the agreed form novation of the Nokia Contract and (b) the agreed form novation, or as the case may be, assignment with consent of the Toshiba Contract.

14    A duly executed copy of the IP Licence.

15    A duly executed copy of the Assumption Agreement.

                                   Schedule 3
                                   Warranties

1     Capacity and Authority

1.1 The Seller has the right, power, capacity and authority and has taken all action necessary to execute and deliver, and to exercise its rights and perform its obligations under, this agreement and each document to be executed at or before Completion.

1.2 The Company has the right, power, capacity and authority to conduct its business as conducted at the date of this agreement.

2     Information

2.1   The Agreement and the Disclosure Letter

      The information set out in schedule 1 is true accurate and not misleading in any material respect.

2.2   Material information

      So far as the Seller is aware, all Material Information about the Shares and the Company's business and assets which might be material for disclosure to a buyer of the Shares has been disclosed to the Buyer in writing.

3     Shares and Subsidiary Undertakings

3.1   The Shares

      3.1.1   The Seller is the only legal and beneficial owner of the Shares.

      3.1.2 The Shares comprise the whole of the Company's allotted and issued share capital, have been properly allotted and issued and are fully paid or credited as fully paid.

      3.1.3 There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Shares or unissued shares in the capital of the Company. So far as the Seller is aware, no person has claimed to be entitled to an Encumbrance in relation to any of the Shares.

      3.1.4 Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of the Company (including, without limitation, an option or right of pre-emption or conversion).

      3.1.5 None of the Shares has been the subject of a transaction within the last five years where the transferor of the Shares made a gift of them or a transfer to another person on terms that provide for the transferor to receive no consideration or where the consideration in money or money's worth is significantly less than the value in money or money's worth provided by the transferor.

3.2   Subsidiary Undertakings

      The Company does not have and has never had a subsidiary undertaking. The Company has no interest in, and has not agreed to acquire an interest in, or take part in the management of, a corporate body.

4     Accounts

4.1   General

      4.1.1 The Accounts have been prepared and audited on a proper and consistent basis in accordance with the Act and applicable financial reporting standards, accounting principles and practices generally accepted in the United Kingdom.

      4.1.2 No change in accounting policies has been made in preparing the accounts of the Company for each of the three financial years of the Company ended on the Last Accounting Date, except as stated in the audited balance sheets and profit and loss accounts for those years.

      4.1.3 The Accounts show to the shareholders of the Company a true and fair view of the state of affairs of the Company as at the Last Accounting Date and of the profits and losses of the Company for the financial year ended on the Last Accounting Date.

4.2   Debts and liabilities

      The Accounts properly disclose and make adequate provision for all bad and doubtful debts, all liabilities (actual or contingent ) and all capital commitments existing at the Last Accounting Date.

4.3   Extraordinary and exceptional items

      The profits shown by the audited profit and loss accounts of the Company for each of the three financial years of the Company ended on the Last Accounting Date have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional (as such terms are defined in Financial Reporting Standard 3) or non-recurring item or by another fact or circumstance making the profit or loss for a period covered by any of those accounts unusually high or low.

4.4   Off Balance Sheet financing

      The Company has not engaged in any financing (including incurring any borrowing or indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

4.5   Depreciation

      4.5.1 The bases and rates of depreciation and amortisation used in the Accounts were the same as those used in the audited accounts of the Company for the two preceding financial years.

      4.5.2 The rates of depreciation and amortisation used in the audited accounts of the Company for the three financial years of the Company ended on the Last Accounting Date were sufficient to ensure that each fixed asset of the Company will be written down to nil by the end of its useful life.

      4.5.3 The value of the fixed assets of the Company shown in the Accounts is at cost thereof less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

4.6   Management Accounts

      The Management Accounts have been carefully prepared on a basis consistent with the Accounts and materially in accordance with the accounting policies applied to the Accounts and provide a reasonable reflection of the state of affairs of the Company as at their date.

4.7   Accounting records

      The Company's accounting records are up-to-date, in its possession or under its control and have been properly and accurately completed in accordance with the Act in all material respects.

4.8   Management reports

      4.8.1 There have been no reports concerning the Company prepared by financial or management consultants engaged by the Company within the period of three years prior to the date of this agreement.

      4.8.2 There have been no management recommendation letters received by the Company or its board of directors from any auditor.

5     Changes since the last Accounting Date

5.1   General

      Since the Last Accounting Date:

      5.1.1 the Company's business has been operated in the usual way so as to maintain it as a going concern;

      5.1.2 there has been no material adverse change in the financial or trading position or prospects of the Company; and

      5.1.3 no material change has occurred in the assets and liabilities shown in the

              Accounts and there has been no material reduction in the value of the net tangible assets of the Company on the basis of the valuations used in the Accounts.

5.2   Specific

      Since the Last Accounting Date:

      5.2.1   the Company has not factored, sold or agreed to sell a debt;

      5.2.2 the Company has not made, or agreed to make, capital expenditure exceeding in total (British Pound)50,000 (or its equivalent at the time) or incurred, or agreed to incur, a commitment or commitments involving capital expenditure exceeding in total (British Pound)50,000 (or its equivalent at the time);

      5.2.3 the Company's business has not been adversely affected by the termination, or a material change in the terms, of a material agreement or by the loss of a customer or supplier and the Seller is not aware of a fact or circumstance which is likely to have a material and adverse effect on the Company's business;

      5.2.4 the Company has not made, or agreed to make, any material price reductions or allowances or material price increases on sales of stock or the provision of its services;

      5.2.5   the Company has not changed its accounting reference period;

      5.2.6   no resolution of the shareholders of the Company has been passed;
              and

      5.2.7 the Company has not created, allotted, issued, acquired share or loan capital, or made an agreement or arrangement or undertaken an obligation to do any of those things.

6     Assets

6.1   Title and condition

      6.1.1 Each asset included in the Accounts or acquired by the Company since the Last Accounting Date and each asset used by the Company in connection with the business or which is in the reputed ownership of the Company is:

              (a) legally and beneficially owned by the Company free from any Encumbrance;

              (b) where capable of possession, in the possession or under the control of the Company; and

              (c)   situated in the United Kingdom.

      6.1.2 The Company owns each asset necessary for the operation of its business as carried on at Completion.

      6.1.3 So far as the Seller is aware, all material items of plant, machinery, vehicles and equipment owned or used by the Company are in satisfactory repair and working order and have been regularly and properly maintained. So far as the Seller is aware, none is dangerous, inefficient, out-of-date, unsuitable or in need of renewal or replacement or surplus to the Company's requirements.

6.2   Hire purchase and leased assets

      The Company is not a party to a lease or hire, hire purchase, credit sale or conditional sale agreement.

6.3   Intellectual Property

      6.3.1 So far as the Seller is aware after diligent and thorough enquiry of all appropriate persons (including its legal advisers) and all relevant registries each of the Intellectual Property Rights is:

              (a) valid and enforceable and nothing has been done or omitted to be done by which it may cease to be valid and enforceable;

              (b) either legally and beneficially owned by, the Company free from any Encumbrance, restriction on use or disclosure obligation or used by the Company pursuant to a valid enforceable and subsisting licence ("a Licence"); and

              (c) not, and so far as the Seller is aware will not be, the subject of a claim or opposition from a person (including, without limitation, an employee of the Company) as to title, validity, enforceability, entitlement or otherwise.

      6.3.2 The terms of the Licences are not, having regard to what are considered in the industry in which the Company operates to be standard commercial terms, unduly onerous and no Licences will result in or require the Company to incur significant expense nor will they result in the Company incurring any significant liability.

      6.3.3 The Disclosure Letter contains details of the registered Intellectual Property Rights (including, without limitation, applications for registration) in respect of which the Company is the registered owner or applicant for registration.

      6.3.4 Renewal and other fees payable in respect of the registered Intellectual Property Rights have been paid and all registration fees have been paid in relation to Intellectual Property where registration has been applied for in the name of the Company. All other reasonable action to maintain and protect the Intellectual Property Rights has been taken.

      6.3.5 So far as the Seller is aware nothing has been done or omitted to be done by which a person has sought or will be able to seek cancellation, rectification or other modification of a registration of any of the Intellectual Property Rights.

      6.3.6 There is and (within the 7 year period prior to the execution of this Agreement) has been no current civil, criminal, arbitration, administrative or other proceeding or dispute in any jurisdiction concerning any of the Intellectual Property Rights. No threat of civil, criminal, arbitration, administrative or other proceeding concerning any of the Intellectual Property Rights has been notified to the Seller. To the best of the Seller's knowledge, information and belief, no fact or circumstance exists which might give rise to a proceeding of that type.

      6.3.7 The Company has not granted and is not obliged to grant a licence, assignment or other right in respect of any of the Intellectual Property Rights save on an arms length basis and, having regard to the industry in which the Company operates, standard commercial terms and which terms are not otherwise, insofar as concerns the Company, unduly onerous.

      6.3.8 So far as the Seller is aware there is, and (within the 7 year period prior to the execution of this Agreement) has been no infringement of any of the Intellectual Property Rights.

      6.3.9 So far as the Seller is aware after diligent and thorough enquiry of all appropriate persons (including its legal advisers) and all relevant registries the activities, processes, methods, products or services used, manufactured, dealt in or supplied on or before the date of this agreement by the Company:

              (a) do not require (other than standard licences in respect of commonly used "off the shelf", widely available and entirely unbespoke software), the consent or permission of, or payment to, another person;

              (b) do not at the date of this agreement, nor did they at the time used, manufactured, dealt in or supplied, infringe the Intellectual Property (including, without limitation, moral rights) of another person; and

              (c) have not and so far as the Seller is aware will not give rise to a claim against the Company.

      6.3.10 So far as the Seller is aware no party to an agreement relating to the use by the Company of Intellectual Property owned by another person is, or has at any time been, in material breach of the agreement where such breach would entitle the non-breaching party to terminate the Agreement or may result in the Company or the Buyer sustaining any liability.

      6.3.11 The Intellectual Property Rights comprise all the Intellectual Property used by the Company in and which are necessary for the operation of its business as carried on at Completion and such business will not be adversely affected by the removal of the Legacy Assets.

      6.3.12 all Intellectual Property Rights will be available for use by the Company on substantially identical terms and conditions immediately following Completion and none of such rights will be adversely affected by the transactions contemplated by this Agreement and in the case of Licences terminate or rendered liable to termination by virtue of such transactions.

      6.3.13 The Company is not a party to a confidentiality or other agreement which restricts the use or disclosure of information other than in the ordinary course of business. No disclosure has been made to any person (other than the Buyer) of any Confidential Information of the Company other than in the ordinary course of business and subject to customary confidentiality provisions.

      6.3.14 The Company does not use, or operate its business under a name other than its corporate name.

      6.3.15 All inventions made by employees of the Company and which are used by or for the use of the Company belong to the Company and no claim for compensation under Section 40 Patents Act 1977 or otherwise has been made or so far as the Seller is aware is likely to be made against the Company.

      6.3.16 The Company is not reliant upon the particular knowledge of any of its officers or employees in connection with the use and exploitation of its know-how and other Confidential Information.

      6.3.17 The Novation Agreement in respect of the Toshiba Contract will be valid and enforceable under Californian Law and the Novation Agreement in respect of the Nokia Contract will be valid and enforceable under Swedish Law.

      6.3.18 The removal of the Legacy Assets from the Company by the Seller will not result in any loss, cost, expense, claim or any other liability whatsoever being suffered, sustained or incurred by either or both of the Company and the Buyer.

6.4   Debtors

      6.4.1 No debt shown in the Accounts or the Company's accounting records and which is outstanding at Completion is overdue by more than 12 weeks or is the subject of an arrangement not made in the usual course of the Company's business.

      6.4.2 The Seller has no reason to believe that any of those debts will fail to realise its book value in the usual course of collection.

6.5   Computer Systems

      6.5.1 As far as the Seller is aware, the Licences of the Computer Software have been complied with in all material respects in the operation of the Company and any restrictions in those licences do not adversely affect the present conduct of the Company or any budgeted plans for its conduct. All material parts of the Computer Systems are maintained to a satisfactory standard by the Company's Employees or are maintained pursuant to valid enforceable and subsisting maintenance and support agreements which agreements are having regard to the industry in which the Company operates, subject to standard terms and do not contain, insofar as concerns the Company any unduly onerous provisions.

      6.5.2 The Computer Equipment and the Computer Software constitute all of the Computer hardware and software that is necessary for the carrying on of the Company's business and to fulfil the Company's contractual commitments as at the date of Completion.

      6.5.3 So far as the Seller is aware no third party has any right to prevent the Company from continuing to use the Computer Systems and the Company has received no notice that such right has arisen or been purportedly exercised.

      6.5.4 None of the Company's records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not immediately accessible without charge or notice by the Company.

      6.5.5 The Company has a disaster recovery plan in respect of damage to or destruction of some or all of the Computer Systems . The Company has tested that disaster recovery plan in the last twelve months and that test resulted in full restoration of those functions within 48 hours.

      6.5.6 The Company has procedures in place to ensure the security of the Computer Systems and data stored on it. A copy of such procedures is attached. to the Disclosure Letter and, so far as the Seller is aware, the Company has at all times complied with such procedures.

      6.5.7 The Company is not a party to a facilities management agreement (whether as a provider or a recipient of services) nor is the Company a subscriber to or provider of bureau, out sourcing or similar services.

      6.5.8 In the twelve month period immediately preceding Completion, the Company has not suffered any failures or breakdowns of any of the Computer Systems which have resulted in the Company suffering any substantial financial loss or significant liability , the Company being unable to perform (or being in breach of) any contract or the Company losing any material business.

      6.5.9 The Company has in its possession or control the source codes to all material parts of the Computer Software.

      6.5.10  The Computer Software is able to perform:

              (a) all the Company's monetary transactions in the euro in addition to sterling; and

              (b) any conversion and rounding requirements necessary to give effect to the substitution of sterling by the euro as the currency of the United Kingdom in accordance with all applicable legislation and regulations.

7     Insurance

7.1   Insurance of assets

      Each insurable asset of the Company has at all material times been insured in adequate amounts against each risk normally insured against by a company operating the type of business operated by the Company.

7.2   Other insurance

      The Company has at all material times been adequately insured against accident, third party loss (including, without limitation, product liability) and loss of profits.

7.3   Policies

      The Disclosure Letter contains a list of each current insurance and indemnity policy in respect of which the Company has an interest (together the "Policies").

7.4   Status of the Policies

      So far as the Seller is aware each of the Policies is valid and enforceable. The Company has not done anything or omitted to do anything which might make any of the Policies void or voidable.

7.5   Claims

      No claim is outstanding under any of the Policies and so far as the Seller is aware no circumstances exist which might give rise to a material claim under any of the Policies.

7.6   Premiums

      So far as the Seller is aware, the Company has not done or omitted to do anything which might result in an increase in the premium payable under any of the Policies.

8     Real Property

8.1   Property comprises all land

      The Property comprises all land and premises owned, occupied or used by, or in the possession of, the Company or in which the Company has an interest.

8.2   Title

      The Company has good title to the Property and is solely legally and beneficially entitled to the Property for an unencumbered estate in possession.

8.3   Appurtenant rights

      There is appurtenant to the Property each right, easement and service necessary for its proper and existing use including, without limitation, emergency escape routes. No right or easement is restricted in any way (including, without limitation, a restriction on hours of use) or is capable of being lawfully interrupted or terminated by any person or is liable to be made subject to any charge therefore.

8.4   Outgoings

      The Property is not subject to outgoings other than the uniform business rate, water and sewerage rates and, in the case of a property held under a lease, tenancy or licence, rent, service charge and insurance premiums, all such outgoings have been paid to date.

8.5   Adverse interests

      No fact or circumstance exists which adversely affects the use or enjoyment of the Property or casts doubt on the Company's right or title to the Property.

8.6   Performance of obligations affecting the Property

      The Company has not received notice that it has not performed or complied with each Permit, obligation, covenant, exception, reservation, stipulation, condition, restriction, agreement (including, without limitation, the term of the lease) and legal, regulatory and administrative requirement affecting the Property, its ownership, occupation, possession, development or existing use.

8.7   Proceedings, disputes and notices

      There is, and during the two years ending on the date of this agreement has been, no civil, criminal, arbitration, administrative or other proceeding or dispute concerning the Property. No civil, criminal, arbitration, administrative or other proceeding concerning the Property is pending or threatened. To the best of the Seller's knowledge, information and belief, no fact or circumstance exists which may give rise to a proceeding of that type. There is no outstanding notice affecting the Property.

8.8   Condition of Property

      The Seller is not aware of a material deficiency which requires correction in the state or condition of any building or other structure on or forming part of the Property.

8.9   Leasehold of Matters

      8.9.1   In relation to the lease of the Property:

              (a) so far as the Seller is aware, there is no fact or circumstance which:

                    (i) could entitle or require a person (including, without limitation, the landlord to forfeit or enter on, or take possession of, or occupy, the Property; or

                    (ii) could restrict or terminate the Company's continued and uninterrupted possession or occupation of the Property; or

              (b) a rent or fee payable in respect of the Property is not at the date of this agreement being reviewed;

8.10  Outstanding property liabilities

      Except in relation to the Property, the Company has no material liability arising out of a conveyance, transfer, lease, tenancy, licence, guarantee, agreement or other document relating to land, premises or an interest in land or premises.

9     Environmental Matters

9.1 The Company has not received notice that it has not carried on its business in all respects in compliance with all Environmental Laws.

9.2 So far as the Seller is aware, there are no civil, criminal, arbitration or administrative actions, claims, proceedings or suits pending or threatened against the Company arising from or relating to any Environmental Laws and so far as the Seller is aware there are no circumstances which may lead to such actions, claims, proceedings or suits.

10    Agreements

10.1  Validity of agreements

      10.1.1 The Seller has no knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, an agreement, arrangement or obligation subsisting at the date of this agreement to which the Company is a party. No party with whom the Company has entered into an agreement, arrangement or obligation subsisting at the date of this agreement has given notice of its intention to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

      10.1.2 The Company is not in material breach of any agreement or arrangement. So far as the Seller is aware no fact or circumstance exists which might give rise to a breach of this type.

10.2  Material agreements

      10.2.1 Details of any material long term contracts falling within the following categories are set out in the Disclosure Letter::

              (a) an agreement, arrangement or obligation entered into other than in the usual course of its business; or

              (b) an agreement, arrangement or obligation entered into other than by way of a bargain at arm's length; or

              (c) an agreement or arrangement restricting the Company's freedom to operate the whole or part of its business or to use or exploit any of its assets in any jurisdiction as it decides;

              (d) a sale or purchase, option or similar agreement, arrangement or obligation affecting an asset (other than real property) owned, possessed or used by the Company.;

              (e) an agreement, arrangement or obligation with which the Company cannot comply without incurring significant expenditure outside the usual ordinary course.

      10.2.2 The Company is not a party to and, to the Seller's knowledge, is not in material breach of:

              (a) an agreement, arrangement or obligation by which the Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association);

              (b) a distributorship, agency or franchise agreement or arrangement; or

              (c) a licence agreement outside the ordinary course of business under which it has rights in respect of any Intellectual Property Rights of any other person or in respect of which a liability to pay a royalty or like fee may arise or has arisen.

11    Terms of Trade and Business

11.1  Creditors

      The Company has paid its creditors within the times agreed with them. No debt owing by the Company has been due for more than six weeks.

11.2  Suppliers and customers

      11.2.1 During the year ending on the date of this agreement no customer or supplier of the Company material to its business has:

              (a) stopped, or indicated in writing an intention to stop, trading with or supplying the Company;

              (b) reduced, or indicated in writing an intention to reduce, substantially its trading with or supplies to the Company; or

              (c) changed, or indicated in writing an intention to change, substantially the terms on which it is prepared to trade with or supply the Company (other than normal changes in the usual course of business.

              (d)

      11.2.2 The Company has not entered into an agreement or arrangement with a customer or supplier other than on an arm's length basis and in the usual course of business.

      11.2.3 No person (either individually or jointly with another person) has bought from or sold to the Company, either in the financial year of the Company ended on the Last Accounting Date or since the Last Accounting Date, more than ten per cent. of the total amount of all purchases or sales made by the Company in that financial year or since the Last Accounting Date.

11.3  Conditions and warranties in respect of goods or services

      Except for a guarantee or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of business, the Company has not given a guarantee or warranty, in respect of goods or services supplied or agreed to be supplied by it.

12    Employees

12.1  General

      12.1.1 There is no employment or other contract of engagement (written or otherwise) between the Company and any of its directors or other officers other than as set out in the Disclosure Letter. The Company is not a party to a consultancy contract and so far as the Seller is aware there is no shadow director of the Company.

      12.1.2 There is no employment contract between the Company and any of its employees which cannot be terminated by three months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal). The Company has not received notice of resignation from any senior employee or has reason to believe that the sale of the Shares to the Buyer will result in any officer or senior employee leaving the Company.

      12.1.3 There is no employment or consultancy contract or other contract of engagement between the Company and any person which is in suspension or has been terminated but is capable of being revived or enforced or in respect of which the Company has a continuing obligation.

      12.1.4  The Disclosure Letter contains details of:

              (a) the total number of the Company's employees including details of those who are on maternity leave or absent because of disability or other long-term leave of absence, and have or may have a right to return to work with the Company;

              (b) the name, date of start of employment, period of continuous employment, salary and other benefits, grade and age of each employee of the Company and, where an employee has been continuously absent from work for more than one month, the reason for the absence; and

              (c) the material terms of the contract of each director, other officer and employee of the Company entitled to remuneration at an annual rate, or an average annual rate over the last three financial years, of more than (British Pound)50,000.

      12.1.5 The basis of the remuneration payable to the Company's directors, other officers and employees is the same as that in force at the Last Accounting Date. The Company is not obliged to increase, nor has it made provision to increase, the total annual remuneration payable to its directors, other officers and employees by more than five per cent. or to increase the rate of remuneration of a director, other officer or employee entitled to annual remuneration of more than (British Pound)50,000.

      12.1.6 The Company owes no amount to a present or former director, other officer or employee of the Company (or his dependant) other than for accrued remuneration or holiday or reimbursement of business expenses which, to the extent due, have been paid or discharged in full and the Company has not provided, or agreed to provide a gratuitous payment, loan or benefit to a director, officer or employee or to any of their dependants.

      12.1.7 There is no agreement or arrangement between the Company and an employee or former employee with respect to his employment which is not included in the written terms of his employment or previous employment.

      12.1.8 The Company has maintained up-to-date, full and accurate records regarding the employment of each of its employees (including, without limitation, details of terms of employment, payments of statutory sick pay and statutory maternity pay, income tax and social security contributions, disciplinary and health and safety matters) and termination of employment.

      12.1.9 The Company has not entered into any agreement and no event has occurred which may involve the Company in the future acquiring any undertaking or part of one such that the Transfer of Undertakings (Protection of Employment) Regulations 1981 may apply thereto.

12.2  Payments on termination

      Except as disclosed in the Accounts, the Company has not:

      12.2.1 incurred a liability for breach or termination of an employment contract including, without limitation, a redundancy payment, protective award or compensation for wrongful dismissal, unfair dismissal or failure to comply with an order for the reinstatement or re-engagement of an employee;

      12.2.2 incurred a liability for breach or termination of a consultancy agreement;

      12.2.3 made or agreed to make an ex-gratia payment or provided or agreed to provide a new benefit to a present or former director, other officer or employee of the

              Company or to any of his dependants or made any other agreement or arrangement in connection with the actual or proposed termination or retirement or suspension of employment or variation of an employment contract; or

      12.2.4 incurred a liability in respect of any accident or injury which is not covered by insurance, or received notice of claim from a director, officer, employee or former employee indicating a potential liability in respect any of the foregoing.

12.3  Compliance with law

      So far as the Seller is aware the Company has complied with:

      12.3.1 each obligation imposed on it by, and each order and award made under, statute, the Treaty of Rome, EC Directive, regulation, collective agreement, custom and practice relevant to the relations between it and its employees or a trade union or the terms of employment of its employees; and

      12.3.2 each award and declaration made by the Central Arbitration Committee; and

      12.3.3 the provisions of the Employment Rights Act 1996 in relation to its employees;

      and there are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any directors, officers or employees by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

12.4  Redundancies and transfer of business

      Within the year ending on the date of this agreement the Company has not:

      12.4.1 given notice of redundancies to the relevant Secretary of State or started consultations with a trade union under Chapter II of Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 or failed to comply with its obligations under Chapter II of
              Part IV of that Act; or

      12.4.2 been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981) or failed to comply with a duty to inform and consult a trade union under those Regulations.

12.5  Trade unions

      12.5.1 The Company has no agreement or arrangement with and does not recognise a trade union, works council, staff association or other body representing any of its employees.

      12.5.2 The Company is not involved in, and so far as the Seller is aware no fact or circumstance exists which might give rise to, a dispute with a trade union, works council, staff association or other body representing any of its employees.

12.6  Incentive schemes

      The Company does not have and is not proposing to introduce a share incentive, share option, profit sharing, bonus, commission or other incentive scheme for any of its directors, other officers or employees.

13    Liabilities

13.1  Indebtedness

      13.1.1 Details of all overdrafts, loans or other financial facilities outstanding or currently made available to the Company are set out in the Disclosure Letter.

      13.1.2 Except as disclosed in the Accounts the Company does not have any other bank or deposit accounts (whether in credit or overdrawn).

13.2  Guarantees and indemnities

      13.2.1 The Company is not a party to and is not liable (including, without limitation, contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

      13.2.2 No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person.

13.3  Events of default

      So far as the Seller is aware, no event has occurred or been alleged which:

      13.3.1 constitutes an event of default, or otherwise gives rise to an obligation to repay, under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both); or

      13.3.2 will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of the Company becoming enforceable (or will do so with the giving of notice or lapse of time or both);

      and the Company has not repaid any sum in the nature of borrowings in advance of any due date or made any loan or, other than in the normal course of business, incurred any indebtedness.

13.4  Grants

      The Company is not liable to repay an investment or other grant or subsidy made to it by a body (including, without limitation, the Department of Trade and Industry or its predecessor).

14    Permits

14.1  Compliance with Permits

      So far as the Seller is aware, the Company has obtained and complied with the terms and conditions of each Permit which is material to the conduct of its business (details of which are contained in the Disclosure Letter).

14.2  Status of Permits

      So far as the Seller is aware, each Permit is in force so far as the Seller is aware, or subject only to a condition that has been satisfied (and nothing more remains to be done under the condition). No expenditure or work is or will be necessary to comply with, maintain or obtain a Permit and there is no indication that any Permit might be revoked, suspended, cancelled, varied or not renewed in the ordinary course of business.

15    Insolvency, Winding Up etc.

15.1  Winding up and administration

      So far as the Seller is aware no order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company or for an administration order in respect of the Company.

15.2  Receivership

      No receiver or receiver and manager has been appointed of the whole or part of the Company's business or assets.

15.3  Voluntary arrangements

      No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Company. No compromise or arrangement has been proposed, agreed to or sanctioned under section 425 of the Act in respect of the Company.

15.4  Insolvency

      The Company is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

15.5  Distress etc.

      No distress, execution or other process has been levied on an asset of the Company.

15.6  Unsatisfied judgments

      There is no unsatisfied judgment or court order outstanding against the Company.

15.7  Striking out

      No action is being taken by the registrar of companies to strike the Company off the register under section 652 of the Act.

15.8 So far as the Seller is aware, the Company has not suffered any equivalent or analogous proceedings or orders to any of those described in paragraph 16 above under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company carries on business or has an asset.

16    Pensions and other Benefits

16.1 There is not in operation, and never has been and no proposal has been announced to enter into or establish, any pension scheme or other agreement or arrangement for the payment of, or payment of a contribution to towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment or during periods of sickness or disablement, for the benefit of an employee or an employee(s) dependants.

16.2 So far as the Seller is aware, the Company has complied with its obligations to facilitate access to a stakeholder pension scheme in accordance with section 3 of the Welfare Reform and Pensions Act 1999.

17    Litigation and Compliance with Law

17.1  Litigation

      17.1.1 Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. So far as the Seller is a aware no civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

      17.1.2 So far as the Seller is aware no fact or circumstance exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

      17.1.3 There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable.

17.2  Compliance with law

So far as the Seller is aware, the Company has conducted its business and dealt with its assets in all respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

17.3  Data protection

      17.3.1 So far as the Seller is aware the Company has obtained and maintained in force each registration under the Data Protection Act 1998 necessary or appropriate in relation to its business including, without limitation, each registration relating to the obtaining, holding, processing, transfer and disclosure of personal data effected by the Company (including, without limitation, to the Buyer).

      17.3.2 The Company has in respect of personal data relating to its business at all times complied with the provisions of the Data Protection Acts 1998 and has put all necessary procedures in place to comply with the Data Protection Act 1998.

17.4  Brokerage or commissions

      No person is entitled to receive from the Company a finder's fee, brokerage or commission in connection with this agreement and the Company is not liable to pay to any of its directors, employees, agents or advisors any sum whatsoever in connection with the sale of the Shares.

18    Insider agreements

18.1 There is, and during the three years ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) to which the Company is or was a party and in which a director or former director of the Company or a person connected with any of them is or was interested in any way.

18.2 The Company does not owe any obligation or sum to nor does it and neither will it immediately after Completion have any contractual or other arrangements of any sort with the Seller or any of its connected persons.

18.3 So far as the Seller is aware no member of the Seller's Group has any interest in any other company or business which has a close trading relationship with or is in competition within the Restricted Territory with the Company.

19    Constitution, Registers and Returns

19.1  Constitution

      The Company has received no written notice that it is failing or has failed to operate its business in all material respects in accordance with its memorandum and articles of association at the relevant time.

19.2  Registers etc.

      Each register, minute book and other book which the Act requires the Company to keep has been properly kept and in compliant with the Act in all material respects. No written notice has been received or allegation made that a register or book is incorrect or should be rectified.

19.3  Returns etc.

      All documents required to be delivered by the Company to the registrar of companies have been properly prepared and delivered.

19.4  Powers of attorney and authorities

      The Company has given no power of attorney or other authority by which a person may enter into an agreement, arrangement or obligation on the Company's behalf (other than an authority for a director, other officer or employee to enter into an agreement in the usual course of his duties).

                                   Schedule 4
                                    Taxation

                 Part 1: Taxation Definitions and Interpretation

1     Taxation Definitions

1.1 In this schedule the following words and expressions shall have the following meanings unless the context requires otherwise:

      "CAA"                             the Capital Allowances Act 2001;

      "Event" means any act, omission, arrangement, transaction or other event whatsoever (including, without limitation, the entering into the agreement, Completion, the Company ceasing or having ceased to be a member of any group or associated with any other person for any tax purposes, any change in the residence of any person, the winding-up or dissolution of any person and the death of any individual);

      "Quasi Tax Authority"             (a)   in the case of inheritance tax,
                                              any person holding any power of
                                              sale over any property for the
                                              purpose of raising the amount of
                                              such tax;

                                        (b)   in the case of either an
                                              obligation to make a payment, or
                                              repay (in whole or in part) any
                                              payment, for group relief, the
                                              surrender of advance corporation
                                              tax or a transferred tax refund,
                                              any person to whom such payment or
                                              repayment is required to be made;

                                        (c)   in the case of an obligation to
                                              make a payment or repayment in
                                              respect of VAT to a member of a
                                              group (as described in section 43
                                              VATA), the member of the VAT group
                                              to which such payment or repayment
                                              is required to be made;

                                        (d)   in the case of an obligation to
                                              make a payment or repayment in
                                              respect of corporation tax to a
                                              member of a group of companies in
                                              circumstances where arrangements
                                              exist with the Inland Revenue
                                              pursuant to section 36 Finance Act
                                              1998
                                              whereby one member of the group
                                              may discharge the liability of
                                              other members of the group to pay
                                              corporation tax, the member of the
                                              group of companies to which such
                                              payment or repayment is required
                                              to be made;

                                        (e)   in the case of any statutory
                                              indemnity or right to recovery any
                                              person having the benefit of the
                                              indemnity or right to recovery;

      "Relief" means any loss, relief, exemption, allowance, deduction, credit or set-off in respect of Tax or relevant to the computation of Tax and any right to repayment of Tax and:

                                        (a)   any reference to the "use or
                                              set-off" of Relief shall be
                                              construed accordingly;

                                        (b)   any reference to the "loss" of
                                              Relief includes the absence,
                                              non-existence, reduction or
                                              cancellation of any such Relief or
                                              such Relief being wholly or partly
                                              unavailable; and

                                        (c)   any reference to a "right to
                                              repayment of Tax" includes any
                                              right to repayment supplement or
                                              interest or other similar payment
                                              in respect of Tax,

                                        and cognate expressions shall be
                                        construed accordingly;

      "Taxation" or "Tax"               means all forms of taxation, duties,
                                        rates, levies, withholdings, deductions, charges and imposts in each case in the nature of taxation imposed in the United
                                        Kingdom or elsewhere including but not
                                        limited to:

                                        (a)   in the United Kingdom, income tax
                                              to which the Pay as You Earn
                                              System applies, advance
                                              corporation tax, any liability
                                              arising under section 419 or 601
                                              ICTA, national insurances
                                              contributions, value added tax and
                                              input tax with the meaning of
                                              section 25 VATA;

                                        (b)   all penalties, surcharges, fines
                                              and interest payable to a Tax
                                              Authority relating to any of the
                                              above or to the making of any
                                              return or
                                              the failure to make or the making
                                              of any incomplete or incorrect
                                              return in respect of any of the
                                              above; and

                                        (c)   any payment by way of settlement
                                              or compromise of any Tax Claim or
                                              Tax Liability of the Company in
                                              respect of any of the above;

      "Tax Authority"                   means the Inland Revenue, H M Customs &
                                        Excise and any other authority, body or
                                        official (whether in the United Kingdom
                                        or elsewhere) competent to assess,
                                        demand, impose, administer or collect
                                        Tax or make any decision or ruling on
                                        any matter relating to Tax;

      "Tax Claim"                       Means a claim for breach of the
                                        warranties in Part 2 of this schedule or under the covenant in Part 3 of this schedule

      "Tax Demand"                      means any notice, demand, assessment,
                                        letter or other document issued or other action taken by or on behalf of any Tax
                                        Authority or Quasi Tax Authority
                                        indicating that:

                                        (a)   the Company or the Buyer has or
                                              may have a liability to make a
                                              payment of or in respect of Tax;
                                              or

                                        (b)   any Relief is, may be or has been
                                              (in whole or in part) lost,
                                              set-off or used; or

                                        (c)   any of the assets of the Company
                                              or the Buyer are subject to any
                                              charge or any power of sale
                                              resulting from or in consequence
                                              of any liability to Tax

                                        and in respect of which a Tax Claim may
                                        be made; and

      "Tax Liability"                   has the meaning ascribed to it in
                                        sub-paragraph 2.1 of Part I of this
                                        schedule.

2     Taxation Interpretation

2.1 In this schedule "Tax Liability" means a liability to make any payment or increased payment of or in respect of Tax (whether or not such liability is a primary liability and whether or not the person so liable has or may have any right of indemnity or reimbursement (statutory or otherwise) against any other person) and also:

      2.1.1 the loss, unavailability or reduction of any Relief which has been taken into account in computing, or in obviating the need for, any provision for deferred tax in the Completion Accounts or which is reflected or shown as an asset in the Completion Accounts (an "Accounts Relief");

      2.1.2 the use or set off of any Relief which arises in respect of an Event occurring or period ending after Completion (a "Post Completion Relief") or an Accounts Relief where the use or set off of that Relief has the effect of reducing or eliminating any Tax Liability of the Company which would otherwise have given rise to a Tax Claim for which the Seller would have been liable;

      2.1.3 any payment by the Company for group relief or for the surrender of advance corporation tax or for a transferred tax refund or any refund by the Company of a payment for group relief or for the surrender of advance corporation tax or for a transferred tax refund;

      2.1.4 any payment or repayment by the Company in respect of VAT to a member of a group (as described in section 43 VATA) of which the Company was a member prior to Completion;

      2.1.5 any payment or repayment in respect of corporation tax to a member of a group of companies in circumstances where arrangements exist with the Inland Revenue pursuant to section 36 Finance Act 1998 whereby one member of that group may discharge the liability of other members of that group to pay corporation tax; and

      2.1.6 the enforcement or exercise of any mortgage or charge or power of sale over any of the Shares or over any assets of the Company in connection with the payment of any amount of Tax.

      PROVIDED THAT:

      2.1.7 in any case falling within sub-paragraphs 2.1.1 or 2.1.2 where the Relief lost, used or set off would have operated as a deduction from gross income, profits or gains, the Tax Liability shall be treated as being equal to the amount of the Relief multiplied by the rate of corporation tax in force at the date of Completion (where the Relief has been lost) or at the date or when it is used or set off;

      2.1.8 in any other case falling within sub-paragraphs 2.1.1 or 2.1.2 the Tax Liability shall be treated as being equal to the amount of the Relief lost, used or set off;

      2.1.9 in any case falling within sub-paragraph 2.1.3, 2.1.4 or 2.1.5 the Tax Liability shall be treated as being equal to the amount of the payment required to be paid or repaid; and

      2.1.10 in any case falling within sub-paragraph 2.1.6, the Tax Liability shall be treated as being equal to the amount of Tax which is or is liable to be paid out of the proceeds of enforcement or exercise of the mortgage, charge or power of sale together with the amount of any costs or expenses incurred in connection with such enforcement or exercise which are liable to be paid out of those proceeds.

2.2   In interpreting and applying this schedule

      2.2.1 any reference to income, profits or gains earned, accrued or received or having arisen includes income, profits or gains deemed to be or treated as being earned, accrued or received or as having arisen for any Tax purposes;

      2.2.2 any reference to any form of Tax or Relief which exists in the United Kingdom includes a reference to any equivalent or substantially equivalent Tax or Relief in any other relevant country or Tax jurisdiction.

                             Part 2: Tax Warranties

3 Full provision or reserve has been made in the Accounts for all Tax liable to be assessed on the Company or for which it is it or may become accountable in respect of any period ended on or before the Last Accounting Date.

4 The Accounts make full provision for deferred tax and show the full potential liability of the Company for deferred tax and no transfer from or reduction in the deferred tax account or any other reserve in respect of deferred tax has been made or will be made by the Company on or before Completion.

5 The Company has duly and punctually made all returns and given or delivered all notices, accounts and information which ought to have been made to any Tax Authority and such returns, notices, accounts and information are up-to-date, complete and accurate and have been made or provided on a proper and consistent basis.

6     The Company has duly and punctually paid all Tax for which it is liable.

7 The Company is not and has not in the last three years been involved in any material dispute with any Tax Authority concerning any matter likely to affect in any way its liability to Tax (whether accrued, contingent or future) and the Company is not aware of any matter which may lead to such dispute.

8 All clearances and consents obtained from any Tax Authority by the Company in the last 3 years have been Disclosed to the Buyer in the Disclosure Letter and were based on full and accurate disclosure of all the facts and circumstances material to the decision of the Tax Authority.

9     Close Companies:

9.1 The Company is not and has not in the last ten years been a close company as defined in section 414 ICTA 1988.

9.2 No distribution within section 418 ICTA 1988 (payments etc to participators and associates) has been made by the Company.

9.3 No loan or advance or debt within section 419 ICTA 1988 (loans to participators etc) or section 422 ICTA 1988 (extension of Section 419 to loans by controlled companies) has been incurred, made or agreed to be made by the Company, and the Company has not since the Last Accounting Date released or written off the whole or part of the debt in respect of any such loan or advance.

10 The Company is resident in the United Kingdom for Tax purposes and will be so resident at Completion and is not and never has been resident for any purpose in any other country and does not have and has never had any permanent establishment in any other country.

11 The Company has duly deducted and accounted for all Taxation due to have been deducted by it and accounted for such Taxation to the extent required.

12 The book value of each of the assets of the Company in or adopted for the purposes of the Accounts does not exceed the written down value of such asset for the purposes of the CAA or where the assets form a pool for the purposes of the CAA does not exceed the pool of qualifying expenditure.

13 The expenditure allowable as a deduction for the purposes of the computation of any chargeable gain or allowable loss attributable to any asset of the Company for the purposes of corporation tax on chargeable gains is not less than the value of that asset as shown in the Accounts.

14 There are set out in the Disclosure Letter full details of any held-over gains within Section 154 TCGA.

15 The Company has not acquired an asset which could be deemed to be disposed of if Section 179 TCGA were to apply and the entry into this agreement and/or Completion will not give rise to any deemed disposal under Section 179 TCGA.

16 No liability to Tax (other than VAT) would arise if the Company were to dispose of an asset acquired since the Last Accounting Date for a consideration equal to that actually given for the acquisition.

17    The Company is not a member of a group of companies for the purposes of
      Section 170 TCGA, Section 43 VATA and Sections 402-413 (inclusive) ICTA.

18 The Company is registered for the purposes of the VATA, has made, given, obtained and kept up-to-date, full and accurate record, invoices and documents appropriate or required for the purposes of the VATA, have complied in all respects with all other applicable VAT legislation and in particular have filed all returns and made all payments of VAT on a timely basis and have not been required by a Taxation Authority to give security under the VATA.

19 The Company has not made any election or claim or given any consents under or entered into any agreements or arrangements relating to Section 240, 247 or 402 ICTA or Section 102 of the Finance Act 1989 respectively nor is any such company liable to make or repay any payment in relation to any such relief.

20 There is no liability to Tax for which the Company is liable to be assessed or to account where such Tax is primarily chargeable against some other person.

21 All documents in the possession of the Company or to the production of which it is entitled which attract stamp or transfer duty in the United Kingdom or elsewhere and to which the Company was a party as purchaser or lessee have been properly stamped.

22 The Company has not entered into or been a party to any scheme or arrangement designed wholly or partly for the purpose of it or any other person avoiding Tax.

23    The Company:

23.1 has not agreed any special method of attributing, accounting or otherwise in relation to VAT with HM Customs and Excise;

23.2 does not own any capital items which are subject to Part XV of the Value Added Tax (General) Regulations 1995; and

23.3 does not own any land or buildings (including any interest in or right over any land or buildings) in respect of which it or a relevant associate of it has made an election to waive exemption pursuant to paragraph 2
      Schedule 10 VATA.

24 The Company is and has always been resident only in the UK and does not have a permanent establishment outside the UK.

25 The Company has not incurred any Tax Liabilities outside the UK as a result of its trading activities with the Seller.

                              Part 3: Tax Covenant

26    Covenant To Pay

26.1 Subject as provided in this schedule, the Seller covenants with the Buyer to pay to the Buyer an amount equal to any Tax Liability of the Company arising in consequence of any of the following:

      26.1.1  any Event which occurred on or before Completion;

      26.1.2 any income, profits or gains earned, accrued, received or which arose on or before Completion;

      26.1.3 the Company being or becoming liable in consequence of the failure by:

              (a) any other company (a) which has at any time (whether before or after Completion) been a member of a group (as defined for any relevant Tax purposes) of which the Company has at any time prior to Completion been a member or (b) with which the Company has at any time otherwise been connected or associated prior to Completion or (c) which was under control of the same person as the Company at any time prior to Completion; or

              (b) any company which is or has been under the control of the Seller, to discharge Taxation within a specified period or otherwise;

      26.1.4 the Company making a payment in respect of Taxation under any indemnity, covenant, guarantee or charge entered into on or before Completion and which does not arise by reference to any voluntary act of the Company following Completion; or

      26.1.5 the Inland Revenue adjusting the Company's profits under Section 770A and Schedule 28AA ICTA where such profits relate to Events occurring prior to Completion.

26.2 Subject as provided in this Schedule, the Seller covenants with the Buyer to pay to the Buyer an amount equal to any Tax Liability of the Company or the Buyer arising in consequence of any depletion in or reduction in value of the assets or increase in the liabilities of the Company or the Buyer as a result of any inheritance tax which:

      26.2.1 is at Completion a charge on any of the Shares or on any of the assets of the Company or has given rise to a power to sell, mortgage or charge any of the Shares or any of the assets of the Company; or

      26.2.2 after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the Shares or any of the assets of the Company being a liability in respect of inheritance tax payable as a result of the death of any person within seven years after a transfer of value (or a deemed


--------------------------------------------------------------------------------
              transfer of value) if a charge on or power to sell, mortgage or charge any such Shares or assets existed at Completion or would, if the death had occurred immediately before Completion and the inheritance tax payable as a result thereof had not been paid, have existed at Completion.

      26.2.3 Subject as provided in this schedule, the Seller covenants with the Buyer to pay to the Buyer an amount equal to all costs and expenses reasonably and properly incurred or payable by the Buyer or the Company in connection with or in consequence of any Tax Liability in respect of which the Seller is liable to make a payment to the Buyer under the terms of this schedule.

26.3 In determining for the purposes of this paragraph whether a charge on or power to sell, mortgage or charge any of the Shares or assets of the Company exists at any time the fact that any Tax is not yet payable or may be paid by instalments shall be disregarded and such Tax shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises.

26.4 The provisions of section 213 of the Inheritance Tax Act 1984 shall not apply to any payments falling to be made under this schedule.

26.5 Any payment made by the Seller to the Buyer pursuant to this schedule shall be a reduction in or refund of the consideration payable or paid by the Buyer to the Seller pursuant to the agreement.


--------------------------------------------------------------------------------

   Part 4: Limitation of Liability, Conduct of Claims, Payments and Exclusions

27    Corresponding Benefit

27.1  Where:

      27.1.1 a Tax Liability of the Company or the circumstances giving rise to that Tax Liability has resulted in a Relief for the Company which would not otherwise have arisen (a "Relevant Relief "); and

      27.1.2 the Seller has made a payment to the Buyer in respect of such Tax Liability under either the Tax Covenant or the Tax Warranties,

              upon the Company utilising the Relevant Relief, an amount equivalent to the lesser of:

27.2

      27.2.1 the amount of Tax which the Company would have been liable to pay but for the utilisation of the Relevant Relief (less an amount equal to the costs and expenses reasonably incurred by the Buyer or the Company in obtaining the Relevant Relief); and

      27.2.2 the amount paid by the Seller in respect of the Tax Liability giving rise to the Relevant Relief.

      shall firstly be set off against any payment then due from the Seller pursuant to the Warranties or the Tax Covenant and secondly to the extent that there is an excess, be refunded to the Seller.

27.3 For the purposes of paragraph 1.1, the Company shall not be regarded as utilising a Relevant Relief until the last date upon which it would have been obliged to make an actual payment of Tax (which it would otherwise have had to have paid but for the Relevant Relief) in order to avoid incurring any fine, penalty or interest in respect of unpaid Tax or, in the case or a Relevant Relief consisting of a right to repayment of Tax, the date on which the Company receives cleared funds in respect of such repayment.

27.4 Nothing in this paragraph 1 shall oblige the Company to utilise a Relevant Relief in priority to any other Relief then available to it or to maximise the amount of any Relevant Relief and the Company shall for the purposes of this paragraph be deemed to use all other Reliefs then available to it, as permitted by law, as though the Relevant Relief did not exist, in priority to the Relevant Relief in determining when the Relevant Relief is utilised but, subject to the above, the Company shall use its reasonable endeavours to utilise the Relevant Relief.

27.5 A payment pursuant to this paragraph 1 shall be made three Business Days before the date on which the Company would have been liable to make the payment of Tax but for the Relevant Relief or, in the case of a repayment of Tax, three Business Days following receipt.


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27.6  The Seller shall be entitled to require, and the Buyer shall procure, that the Company's auditors shall (at the Seller's cost) certify the amount of any payment due under this paragraph 1.

28    Third Party Recovery

28.1 If the Seller has paid an amount to the Buyer in respect of a Tax Liability (pursuant either to the Tax Covenant or the Tax Warranties) and the Company or the Buyer has received a payment or obtained a reimbursement, refund, credit or set-off from any person (other than the Buyer or the Company) in respect of the Tax Liability or has (whether by operation of law, contract or otherwise) a right of reimbursement or refund against any other person or persons (other than the Buyer or the Company) in respect of the Tax Liability, the Buyer shall (i) notify the Seller as soon as is reasonably practicable after becoming aware of such receipt or right but shall not have any duty to make any enquiries regarding such right of recovery and (ii) in the case of a right or reimbursement or refund, if requested by the Seller and if indemnified and secured to the Buyer's reasonable satisfaction against all reasonable and proper costs and expenses and any Tax Liability or additional Tax Liability of the Buyer or the Company arising as a result of any action taken pursuant to this paragraph procure that the Company shall take reasonable steps to enforce the right, keeping the Seller fully informed of any progress. Where the Buyer or the Company receives an amount from a third party which is relevant for the purposes of this paragraph, an amount equal to the lesser of:

      28.1.1 the amount paid by the Seller under this schedule in respect of the Taxation Liability less any costs and/or expenses reasonably and properly incurred by the Buyer or the Company in obtaining such amount from the Seller which have not been reimbursed by the Seller; and

      28.1.2 the amount received by the Buyer or the Company from the third party pursuant to this paragraph less:

              (a) any costs and/or expenses reasonably and properly incurred by the Buyer or Company in obtaining such amount from such third party and which are not covered by the indemnity referred to in paragraph 2.1 above; and

              (b) any Tax which the Company or the Buyer reasonably anticipates will be payable in respect of such receipt (or any Tax which it is reasonably anticipated would have been payable in respect thereof but for the availability of a Relief of the Company arising in respect of an Event occurring or period ending after Completion or a Relief falling within sub-paragraph 2.1.1 of Part I of this schedule).

              shall firstly be set off against any payment then due from the Seller pursuant to the Warranties or the Tax Covenant and secondly, to the extent that there is an excess, be refunded to the Seller within three days of receipt.


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29    Grossing-Up Of Payments

29.1 Any sum payable by the Seller to the Buyer pursuant to this schedule shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by any applicable law.

29.2 If any deduction or withholding is required by law to be made from any sum payable pursuant to this schedule, the Seller shall be obliged to pay to the Buyer such sum as will, after the deduction or withholding has been made, leave the Buyer with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

29.3 In the event that any sum paid to the Buyer pursuant to this schedule (other than a payment of interest payable under paragraph 4.2 below) is or will be chargeable to Tax the Seller shall be obliged to pay such further sum as will, after payment of the Tax, leave a sum equal to the amount that would otherwise have been payable if Tax had not been so chargeable save that this sub-paragraph 3.3 shall not apply to the extent that the Tax Liability would not have arisen but for any voluntary action by the Buyer which causes the payment by the Seller to fall outside of the terms of Inland Revenue concession D33.

30    Due Date For Payment

30.1 Where the Seller becomes liable to make any payment pursuant to the Tax Covenant or the Tax Warranties, the due date for the making of the payment shall be:

      30.1.1 where the payment relates to a liability on the part of the Company to make an actual payment of Tax, the later of three Business Days prior to the date on which that amount must be paid to the Tax Authority concerned in order to avoid incurring a liability (contingent or otherwise) to interest or a charge or penalty in respect of such Tax and five Business Days after service of notice of the Tax Demand on the Seller;

      30.1.2 where the payment relates to the use or set off of a Relief, the later of three Business Days prior to the date on which the Company would have been liable to make a payment of Tax to the Tax Authority concerned but for such use or set off in order to avoid incurring a liability (contingent or otherwise) to interest or a charge or penalty in respect of such Tax and five Business Days after service of notice of the Tax Demand on the Seller by the Buyer;

      30.1.3 where the payment relates to the loss of a Relief, the later of three Business Days prior to the date upon which such Relief would have been utilised but for such loss and the date five Business Days after service of a written demand on the Seller in relation thereto; and

      30.1.4 in any other case, the date falling five Business Days after the date of service of the notice of the Tax Demand on the Seller by the Buyer that the Seller have a liability for a determinable amount pursuant to this schedule.


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30.2  If any payment required to be made pursuant to this schedule is not made by the due date then interest shall be payable on the amount payable on a daily basis compounded quarterly from the due date until the date when payment is actually made at the rate of 3% above the base rate from time to time of the Company's bankers from time to time (or in the absence of such rate at such similar rate of a UK bank as the recipient shall select).

31    Conduct Of Tax Litigation

31.1 If any Tax Demand is received by or comes to the notice of the Buyer or the Company the Buyer shall, as soon as reasonably practicable, give or procure to be given to the Seller written notice of the Tax Demand PROVIDED THAT the giving of such notice shall not be a condition precedent to the liability of the Seller under this schedule in respect of the Tax Demand or otherwise. If any Tax Demand is received by or comes to the notice of the Seller, the Seller shall, as soon as reasonably practicable, give the Buyer notice of the Tax Demand.

31.2 If so requested in writing by the Seller and if the Seller shall indemnify and secure the Company and the Buyer, to the Buyer's reasonable satisfaction, within 21 days of the Buyer giving the Seller notice of the Tax Demand, against all reasonable and proper costs and expenses (including additional Tax) which they may incur thereby the Buyer shall take, or shall procure that the Company takes, such action and gives such information and assistance in connection with the affairs of the Company as the Seller may reasonably request to dispute, resist, appeal or compromise the Tax Liability PROVIDED THAT:

      31.2.1 the Buyer shall not be required to make or procure the making of a formal appeal to any court, appellate body or judicial authority unless the Seller, at its own expense, and after disclosure of all relevant information and documents obtain and deliver to the Buyer an opinion from appropriate counsel who has been approved for the purpose by the Buyer (such approval not to be unreasonably withheld or delayed) and who has specialised in relevant Tax matters for a minimum of 10 years that the appeal has a reasonable chance of success;

      31.2.2 the Seller shall keep the Buyer and the Company fully informed as to the progress and consequences of such action and shall consult with the Buyer and the Company as to the action to be taken;

      31.2.3 the Seller shall make no settlement or compromise of the relevant Tax Liability which is likely to affect materially and adversely the future Tax of the Company or of the Buyer without the prior approval of the Company or the Buyer (as may be appropriate); and

      31.2.4 no material communication (written or otherwise) pertaining to the Tax Demand shall be sent to the relevant Tax Authority without having first been approved by the Buyer (such approval not to be unreasonably withheld or delayed)


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      and, subject to the foregoing, the Seller shall be entitled to take over the conduct of all proceedings relating to the Tax Demand in question.

31.3 The Buyer or the Company shall, without reference to the Seller, be entitled to admit, compromise, settle, discharge or otherwise deal with a Tax Demand on such terms as it may, in its absolute discretion, think fit and without prejudice to any right or remedy under this schedule or the agreement:

      31.3.1 if the Seller has not made the request and provided the indemnity and security referred to in sub-paragraph 5.2 by the earlier of the following dates:

              (a) the date being 20 Business Days after the date on which notice of that Tax Demand was given pursuant to sub-paragraph 5.1 or notice of the Tax Demand came to the attention of the Seller; and

              (b) the date being five Business Days prior to the last date on which an appeal may be made against the Tax Liability to which the Tax Demand relates PROVIDED THAT the Seller has had at least five Business Days' notice of the Tax Demand;

      31.3.2 if written notice is served on the Company or the Buyer by the Seller to the effect that it considers the Tax Demand should no longer be resisted;

      31.3.3 if within the period of 10 Business Days following the service of a written notice by the Buyer on the Seller requiring the Seller to clarify or explain the terms of any request made under sub-paragraph 5.2, no reasonable written clarification or explanation is received by the Buyer within that period;

      31.3.4 upon the expiry of any period prescribed by applicable legislation for the making of an appeal against either the Tax Demand in question or the decision of any court or tribunal in respect of any such Tax Demand, as the case may be; or

      31.3.5 if a Tax Authority alleges in writing that while the Company was under the control of the Seller there was any act or failure to act by the Company or the Seller in connection with the Tax Liability which constitutes fraud.

32    Filing of Tax Returns

      The Buyer shall prepare all of the Company's tax computations and tax returns and deal with all matters and correspondence relating thereto. In respect of tax computations and tax returns for the accounting period in which Completion takes place and accounting periods ended before Completion the Buyer shall submit the tax returns and tax computations to the Seller 21 days prior to submitting them to the Revenue and shall not unreasonably disregard any comments made by the Seller. The Buyer's obligation to submit such returns and computations to the Seller shall terminate on the Release Date.

33    Exclusions And Limitations


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33.1  The provisions of schedule 6 shall apply to any liability under this schedule to the extent provided in that schedule.

33.2 For the purposes of this paragraph 7.2 and of paragraph 7.3 below, the following terms shall have the following meanings:

      33.2.1 "Seller's Relief" shall mean any Relief other than an Accounts Relief or a Post Completion Relief;

      33.2.2 "Saving" means the amount of Tax saved by the Company or amount of repayment of Tax received by the Company as a consequence of the use of any Seller's Relief except that this definition shall not apply to any saving of Tax by the Company where the Tax in question would (but for the use of the Seller's Relief) have given rise to a liability for the Seller to make a payment under this schedule;

      33.2.3 "Relevant Saving" means any Saving which is accepted by a relevant Tax Authority and which occurs within five years of Completion. A Tax Authority shall be taken to have accepted a Saving if it expressly accepts the Saving or if a Tax return or computation is agreed on the basis that either the Saving has arisen or that the Seller's Relief which gives rise to the Saving exists.

33.3 If the Company makes a Relevant Saving then the amount of such Relevant Saving shall be applied as follows and in the following priority:

      33.3.1 Firstly by being set off against any payment then due from the Seller under this schedule;

      33.3.2 Secondly by the Buyer repaying to the Seller an amount equal to any payment previously made by the Seller under this schedule;

      33.3.3 Thirdly by crediting to the Retention Amount an amount equal to any liability of the Seller previously satisfied by a deduction from the Retention Amount, except that if the period during which the Retention Amount is to be retained has ended, the amount of the Relevant Saving shall be paid by the Buyer to the Seller in cash;

      33.3.4 Fourthly by being set off against any payment which may subsequently become due from the Seller under this schedule.

33.4 Any payment required to be made by the Buyer under this paragraph 7 shall be made within five business days of the relevant Relevant Saving having occurred.

33.5 the Buyer shall use all reasonable endeavours to procure that Seller's Reliefs are utilised in the manner specified in this paragraph 7, but the Buyer will not be required to dispute any disallowance of such utilisation by the Revenue.


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33.6  The Seller shall be under no liability under the Tax Covenant or Tax
      Warranties in respect of any Tax Liability to the extent that:

      33.6.1 provision or reserve for such Tax Liability is made in the Completion Accounts or has been discharged prior to Completion and such discharge is reflected in the Completion Accounts; or

      33.6.2  it is in respect of any of:

              (a) income tax or primary Class 1 national insurance contributions (as defined in SSCBA 1992) to which the PAYE regulations set out in sections 203 to 203L ICTA (inclusive) apply which, at the date of Completion, the Company has properly withheld from emoluments actually paid to its officers or employees or which is in respect of emoluments due to be paid to its officers or employees which remain unpaid; and

              (b) secondary Class 1, Class 1A or Class 1B national insurance contributions (as defined in SSCBA 1992); and

              (c) VAT on supplies made to or by the Company in the ordinary course of its business in circumstance where such VAT has either been paid to the Company by or on behalf of its customers or where the Company has an obligation to account for such VAT on supplies made to it pursuant to section 8 VATA, where such Tax is payable by the Company to the appropriate Tax Authorities but does not fall due until a date falling after the date of Completion; or

      33.6.3 it arises or is increased as a result of any increase in the rates of Tax announced and coming into force after the date of Completion; or

      33.6.4 it arises or is increased as a result of any imposition of new Tax or the introduction of or change in any legislation or applicable law or the change in the published practice of any Tax Authority announced and taking effect after the date of Completion; or

      33.6.5 it would not have arisen but for a transaction entered into or other voluntary act on the part of the Company or the Buyer after Completion which:

              (a) is not in the ordinary course of the Company's business, as carried on at Completion, and is not pursuant to a legally binding obligation entered into before Completion; and

              (b) the Buyer was aware or ought reasonably to have been aware would give rise to the Tax Liability.

      33.6.6 such liability arises or is increased by virtue of the failure or omission by the Company to make any claim, election, surrender or disclaimer or give any


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

              notice or consent to any other matter or do any other thing after Completion (otherwise than at the written request of the Seller), the making, giving or doing of which was taken into account or assumed in computing any provision or reserve for Tax in the Completion Accounts;

      33.6.7 such Tax Liability would not have arisen but for some Event occurring at the written request or with the written prior approval of the Buyer or its representatives; or

      33.6.8 such Tax Liability is in respect of stamp duty or stamp duty reserve tax payable on the transfer or agreement to transfer the Shares pursuant to this agreement; or

      33.6.9 recovery has already been made in respect of the matter giving rise to the Tax Liability by the Buyer under the Tax Warranties, the Tax Covenant or any other provision of this Agreement;

      33.6.10 the liability is increased as a result of either the Company or the Buyer failing to act in accordance with the provisions of paragraph 5(Conduct of Tax Claims) of this part 4 of this schedule;

      33.6.11 the liability arises or is increased as a result of any change after Completion in the bases, methods or policies of accounting of the Buyer or the Company save where such change is made to comply with a generally accepted accounting principles, the published practice of any Tax Authority, law or rule of any regulatory authority or body in force at Completion;

      33.6.12 such liability arises as a result of:

              (a) any voluntary disclaimer by the Company after Completion of the whole or part of any capital allowances claimed before Completion or the entitlement to which was taken into account in preparing the Completion Accounts;

              (b) the revocation or revision by the Company after Completion of any Relief claimed or the entitlement to which was taken into account in preparation of the Completion Accounts;

      33.6.13 such Tax Liability arises or is increased as a consequence of any reduced entitlement to the small companies rate of corporation tax (section 13 of the Taxes Act) where such reduced entitlement results from the Company becoming associated with any company or companies at or following Completion.

34    Covenant by the Buyer

34.1 The Buyer covenant with the Seller to pay to the Seller within five Business Days of demand an amount equal to any of the following:


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      34.1.1  any liability or increased liability to Tax of the Seller or any person connected with the Seller arising under or by reference to section 767A or section 767AA of the Taxes Act, section 190 of the TCGA or section 132 of the Finance Act 1988, paragraph 68 of schedule 29 to the Finance Act 2002, or paragraphs 1 or 2 of schedule 39 to the Finance Act 2002 by virtue of the non-payment of Tax by the Company save that this paragraph shall not apply in respect of any Tax for which the Seller is liable to make (but has not yet made) payment to the Purchaser under this schedule;

      34.1.2 the reasonable costs and expenses of the Seller or any relevant person connected with the Seller in connection with any liability referred to or in taking any action under this paragraph.

      For the purposes of this paragraph, any reference to a liability to Tax shall include any liability to make a payment of Tax which would have arisen but for the utilisation of any Relief.

35    Fraud

      Nothing in this schedule applies to limit the liability of the Seller for fraud.


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                                   Schedule 5
                            Action Pending Completion

Except as necessary to perform this agreement or with the prior written consent of the Buyer (which shall not be unreasonably withheld or delayed) the Seller shall ensure that the Company will:

1 not create, allot, issue, acquire, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body;

2 operate its business in the ordinary and usual course so as to maintain that business as a going concern;

3 not acquire or dispose of, or agree to acquire or dispose of, an asset except in the usual course of its business or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) except in the usual course of its business or as required by this agreement;

4 not make, or agree to make, capital expenditure exceeding in total US$50,000 (or its equivalent at the time) or incur, or agree to incur, a commitment or commitments involving capital expenditure exceeding in total US$50,000 (or its equivalent at the time);

5     not declare, pay or make a dividend or distribution;

6     not pass any resolution of its shareholders;

7 not make a claim under section 152 or 153 of TCGA which affects an asset owned by the Company;

8 not create, or agree to create, an Encumbrance over any asset or redeem, or agree to redeem, an existing Encumbrance over any asset;

9     continue each of the Policies (as defined in paragraph 8.3 of schedule 3);

10    in relation to the Property:

      10.1.1  not terminate, or give a notice to terminate, the lease;

      10.1.2  not agree a new rent or fee payable under the lease.

11 not enter into a material long-term contract or arrangement involving, expenditure or liabilities in excess of US$50,000, although (for the avoidance of doubt), the issuance and acceptance of purchaser orders under the Nokia Contract in the ordinary course of business hall not be restricted;

12 not materially amend or terminate a material agreement or arrangement to which it is a party;

13 not appoint any additional director or new auditors or materially amend the terms of employment or engagement of a director, or employee (except in the usual course of its


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      business) or provide, or agree to provide, a gratuitous payment or benefit to a director or employee (or any of their dependants) or employ, engage, or terminate the employment or engagement of, a person;

14 not materially amend, or agree to materially amend, the existing terms of its borrowing or arrange additional borrowing facilities (except pursuant to facilities disclosed in the Disclosure Letter where the borrowing or indebtedness in the nature of borrowing does not exceed the amount available to be drawn by the under those facilities);

15 not give, or agree to give, a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person's obligation;

16    not start litigation or arbitration proceedings;

17 except in the usual course of its business, not compromise, settle, release, discharge or compound litigation or arbitration proceedings or a liability, claim, action, demand or dispute, or waive a right in relation to litigation or arbitration proceedings;

18 not enter into an agreement, arrangement or obligation (legally enforceable or not) in which a director or former director of the Company or a person connected with any of them (as defined in clause 1.6) is interested;

19    co-operate with the Buyer to:

      19.1 ensure the efficient continuation of management of the Company after Completion; and

      19.2 prepare for the introduction of the Buyer's normal working procedures in readiness for Completion which shall include giving the Buyer, and its representatives access to the Property during normal business hours on reasonable notice and will allow them to inspect and copy the books, accounts, board minutes, minutes of management meetings and other records of the Company; and

20 permit a representative of the Buyer to attend all meetings of the board and management meetings of the Company as an observer (unless the discussions at such meeting are subject to legal professional privilege) and shall provide the Buyer with all notices of all such meetings.

Any request for consent under this schedule shall be deemed to be granted if the Buyer does not deny approval within 3 Business Days of a written request for consent and if consent is denied the Buyer shall provide reasons for such denial.


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                                   Schedule 6
                              Seller's Protections

"Claim" means any claim for breach of this agreement or under the terms of this agreement (including any Share Warranty Claim or Tax Claim);

"Buyer's Group" means the Buyer and its subsidiary undertakings or parent undertakings for the time being or a subsidiary undertaking for the time being of a parent undertaking of the Buyer and includes, for the avoidance of doubt, the Company and references to a "member of the Buyer's Group" shall be construed accordingly;

"Tax Claim" means any claim for tax under the Tax Warranties or the Tax
Covenant;

"Share Warranties" means the warranties contained or referred to in clause 8 and schedule 3;

"Share Warranty Claim" means any claim for breach of the Share Warranties;

"Tax Warranties" means the warranties on the part of the Vendor in relation to taxation set out in part 2 of schedule 4;

"Warranties" means the Share Warranties and the Tax Warranties;

1     ACKNOWLEDGEMENT

      Nothing in this schedule restricts or limits the Buyer's general legal obligation to mitigate any loss or damage it may suffer in consequence of any matter giving rise to a claim.

2     DISCLOSURE

      The Buyer shall not be entitled to make a claim under the Warranties if and to the extent that the facts or information upon which it is based are fairly disclosed in the Disclosure Letter within the meaning of clause 8.3.

3     DURATION AND EXTENT

3.1 The aggregate liability of the Seller in respect of all Claims under the Warranties and the Tax Covenant shall:

      3.1.1 up until the date on which the Completion Accounts are agreed or determined in accordance with clause 7 (the "Settlement Date") not exceed the total amount of Consideration; and

      3.1.2 following the Settlement Date, not exceed the Retention Amount unless the Buyer has notified the Seller of a Claim (in accordance with paragraph 3.3) prior to the Settlement Date which is in excess of the Retention Amount in which case the aggregate liability of the Seller under this agreement following the Settlement Date shall not exceed the lower of (a) the total amount of Consideration and (b) the aggregate of the Retention Amount and the amount of any Claim(s) notified prior to the Settlement Date.

3.2 No amount shall be payable by the Seller in respect of any Share Warranty Claim unless and until the aggregate cumulative liability of the Seller in respect of all such


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      Share Warranty Claims exceeds US$30,000 in which case the Seller shall be liable for both the initial US$30,000 and the excess.

3.3 The Seller shall not be liable for any Claim unless the Seller is given notice in writing of that Claim setting out in reasonable detail the nature of the Claim and the amount claimed on or before 31 March 2004 .

3.4 Any Claim notified by the Buyer to the Seller shall be dealt with in accordance with clause 11 of this Agreement.

4     LIMITATIONS

      No claim under the Share Warranties (and, in respect of paragraph 4.5 below only, the Tax Warranties) shall be admissible and the Seller shall not be liable under any of such Warranties:

4.1 to the extent that provision, reserve or allowance has been made in the Accounts or in the Management Accounts or was specifically referred to in the notes to the Accounts or the Management Accounts in respect thereof; or

4.2 to the extent that such liability arises or is increased as a result of any change or changes in legislation (primary or delegated) occurring after Completion whether or not with retrospective effect; or

4.3 to the extent that such liability occurs or arises as a result of or is otherwise attributable wholly or partly to any voluntary act, transaction or omission of the Company or the Buyer or their respective directors, employees or agents after Completion other than any such act, transaction or omission in the ordinary course of business or pursuant to a legally binding obligation entered into prior to Completion; or

4.4 to the extent that such liability comprises penalties, charges or interest arising directly or indirectly from any act, transaction or omission of the Buyer or the Company after Completion other than any such act, transaction or omission in the ordinary course of business or pursuant to a legally binding obligation entered into prior to Completion; or

4.5 to the extent that, as at the date of this Agreement, Thomas Panzar, Nick Wood, Mike Thomas or Nick Stammers is actually aware of any matter which he actually knows would constitute a breach of any of the Warranties.

5     THIRD PARTY CLAIMS

5.1 Where the Buyer or the Company are at any time entitled to recover from some other person any sum in respect of any matter giving rise to a Share Warranty Claim subject to being indemnified and secured to its reasonable satisfaction by the Seller the Buyer shall and shall procure that the Company shall take all reasonable steps to enforce such recovery prior to taking any action against the Seller (other than notifying the Seller of the Share Warranty Claim) and in the event that the Buyer or the Company shall recover any amount from such other person the amount of the Share Warranty Claim against the Seller shall be reduced by the amount recovered (including any repayment supplement) less all costs, charges and expenses incurred by the Buyer or the Company in recovering that sum from such other person.


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5.2   If the Seller pays at any time to the Buyer or to the Company an amount pursuant to a Share Warranty Claim and the Buyer or the Company subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such Share Warranty Claims subject to being indemnified and secured to its reasonable satisfaction by the Seller the Buyer shall and shall procure that the Company shall take all necessary steps to enforce such recovery and shall forthwith repay to the Seller so much of the amount paid by them to the Buyer or the Company as does not exceed the sum recovered from such other person less all costs, charges and expenses incurred by the Buyer or the Company in recovering that sum from such other person.

5.3 If any amount is repaid to the Seller by the Buyer or the Company pursuant to clause 5.2 above an amount equal to the amount so repaid shall be deemed never to have been paid by the Seller for the purposes of paragraph
      3.2 and accordingly shall not be treated as an amount in respect of which any liability has been incurred.

6     CONDUCT OF SHARE WARRANTY CLAIMS

6.1 If the Buyer or the Company become aware of a matter which might give rise to a Share Warranty Claim:

      6.1.1 the Buyer shall (or shall procure that the Company shall) as soon as reasonably practicable give written notice to the Seller of the matter and shall consult with the Seller with respect to such matter but such notice shall not be a condition precedent to the liability of the Seller;

      6.1.2 the Buyer shall (and shall procure that the Company shall) provide to the Seller and its advisers reasonable access to premises and personnel and to relevant assets, documents and records relating to the Company for the purposes of investigating the matter and enabling the Seller to take the action referred to in paragraph 6.1.4;

      6.1.3 the Seller (at its cost) may take copies of the documents or records, and photograph the premises or assets, referred to in paragraph 6.1.2;

      6.1.4 subject to the Seller's compliance with paragraph 6.1.5 the Buyer shall (and shall procure that the Company shall) take such action and give such information and assistance in connection with the affairs of the Buyer or the Company as the Seller may reasonably request in writing to negotiate, avoid, dispute, resist, mitigate, compromise, defend or appeal against the claim and any adjudication with respect thereto;

      6.1.5 the Buyer shall not, and shall ensure that no member of the Buyer's Group will, admit liability in respect of, or compromise or settle, the matter without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed).

      6.1.6 the Seller shall indemnify and secure the Buyer and the Company to their reasonable satisfaction against all losses, damages and expenses and reimburse to the Buyer and the Company all out-of-pocket expenses reasonably incurred by them in complying with their obligations under this paragraph 7.


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                                                                              71
      provided that the Buyer shall not be required to comply with this paragraph 6.1 where it reasonably believes that to do so would be materially prejudicial to the Buyer and/or the Company.

7     MISCELLANEOUS

7.1 Any payment to the Buyer or the Company under the Warranties or under the Tax Covenant shall be deemed to be a reduction of the total consideration payable hereunder for the Shares.

7.2 The Buyer shall at all times procure that there is no duplication of any Claim or Claims relating to the same subject matter.

7.3 If at any time after the date of this agreement the Seller wants to insure against their liabilities in respect of a Claim, the Buyer shall (at the Seller's cost) provide any information as a prospective insurer may reasonably require before effecting the insurance.

7.4 The Buyer will, and shall ensure that the Company will, preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Claim.


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

                                   Schedule 7

                                  Legacy Assets

Legacy Assets are:

1. All versions of software in source and object code and all related documentation known as:

      Geos

      Geos SC

      Airboss

      MS + Software

      together with all intellectual property rights therein throughout the world.

2.    All intellectual property rights in the Geoworks website.


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

                                   Schedule 8

                          Completion Accounts Policies

1     The Completion Accounts shall:

1.1 be prepared in accordance with the normal accounting policies of the Company which are as follows:

      Fundamental accounting concept

      The Completion Accounts shall be prepared on a going concern basis.

      Accounting convention

      The Completion Accounts shall be prepared under the historical cost convention and in accordance with applicable accounting standards.

      Advantage shall be taken of the exemption in FRS 1 not to prepare a cash flow statement.

      Depreciation

      Depreciation shall be provided on all tangible fixed assets at rates calculated to write off the cost, less estimated residual value based on the price prevailing at the date of Completion, of each asset evenly over its expected useful life, as follows:

      Fixtures and fittings      over 4 years
      Computer equipment         over 3 years
      Leasehold improvements     over 5 years

      Grants

      Grants in respect of capital expenditure shall be deducted from the cost of the relevant assets on a cash receipts basis.

      Grants of a revenue nature shall be credited to income so as to match them with the expenditure to which they relate.

      Deferred Taxation

      Deferred taxation shall be provided using the liability method on all timing differences, which are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse.

      Foreign Currencies

      Transactions in foreign currencies shall be recorded at the rate ruling at the date of the transaction.


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

      Monetary assets and liabilities denominated in foreign currencies shall be retranslated at the rate of exchange ruling at the date of Completion (as defined in clause 7.2).

      All differences shall be taken to the profit and loss account.

      Operating leases

      Rentals payable under operating leases shall be charged in the profit and loss account on a straight line basis over the lease term.

      Pensions

      Contributions to employees' private personal pensions plans shall be charged in the profit and loss account as they become payable.

      Product Development

      Costs of product development shall be written off as incurred.

      Service Income

      Research and development, and professional services provided to Geoworks Corporation shall be charged in accordance with the existing transfer pricing policy adopted by the Seller and the Company.

1.2 include turnover, stated net of value added tax, representing amounts invoiced during the period. Where work has been carried out for Geoworks Corporation the transfer price shall be calculated in accordance with the existing transfer pricing policy adopted by the Seller and the Company.

1.3   include all intangible assets at nil value.

1.4 net off all amounts owing by the Company to the Seller (and any persons connected with the Seller) (the "Debits") against all amounts receivable by the Company from the Seller (and any persons connected with the Seller) (the "Credits" ) and in the event that the Credits exceed the Debits they shall not be treated as assets.

1.5 include income and expenditure, apportioned on a daily basis, where the Completion Accounts are not prepared to a normal month or period end.


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                                                                              75

1.6 not attribute any value to any assets (including in particular any prepayment or debt) except to the extent that (following Completion) the Company will have the benefit of the same;

1.7 include full provision for rebates or discounts that will fall due and fees and commission that will become payable after Completion in either case in respect of sales or other transactions that took place before Completion;

1.8 not make any accrual for professional costs which are to be paid by the Seller pursuant to this agreement.


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                                                                              76

Executed as a deed and delivered     )
by GEOWORKS CORPORATION              )
acting by:                           )

      Director                          /s/ Steve Mitchell

      Director/Secretary                /s/ Timothy J. Toppin

Executed as a deed and delivered     )
by TELECA LIMITED                    )
acting by:                           )

      Director                          /s/ Nick Wood

      Director/Secretary                /s/ Nick Stammers


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                                                                              77

                                    EXHIBIT B

                              GEOWORKS CORPORATION

                       PLAN OF DISSOLUTION AND LIQUIDATION

The following shall constitute the Plan of Dissolution and Liquidation (the "Plan") of Geoworks Corporation (the "Company"), pursuant to the Delaware General Corporation Law (the "DGCL").

      1. The Board of Directors of the Company (the "Board of Directors") has adopted the Plan and has called a meeting of the Company's stockholders to vote on the Plan.

      2. The effective date of the Plan shall be the date on which the Board of Directors declares the Plan effective following the date on which the holders of a majority of the outstanding stock of the Company entitled to vote thereon have adopted the Plan (the "Effective Date").

      3. The Plan is intended to be a plan of complete dissolution and liquidation. After the Effective Date, the Company shall:

            (a) file a certificate of dissolution pursuant to the DGCL and take all actions that may be necessary or appropriate to dissolve the Company;

            (b) sell, exchange, lease or otherwise dispose of any remaining assets (other than cash and cash equivalents) of the Company to any person or persons for consideration and upon terms and conditions deemed by the Board of Directors to be in the best interests of the Company and its creditors and stockholders. In connection with such sale, exchange, lease or other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts, and other claims owing to the Company;

            (c) provide such notice of dissolution, if any, to creditors and claimants of the Company as the Board of Directors, in its discretion, may determine is necessary or appropriate or as may be permitted or required by applicable law;

            (d) make payment or provision for the payment of all debts and liabilities of the Company, including all expenses of the sale of its assets and of the liquidation and dissolution provided for in the Plan, and contingent, conditional, unmatured or unknown claims, in accordance with the DGCL;

            (e) wind up its business activities and withdraw the Company from any jurisdiction in which it is qualified to do business; and

            (f) distribute all of its remaining assets, if any, pro-rata to its stockholders in one or a series of distributions. Such distribution(s) shall be in cash or assets, in such amounts and at such times, as the Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan) may in their discretion determine.

            (g) The distributions so made shall be in complete liquidation of the Company and in exchange for the complete redemption and cancellation of all of the capital stock of the Company. As a condition to the receipt of any such distribution to stockholders, the stockholders may be required to:

                  (i) surrender their certificates evidencing shares of stock of the Company to the Company or its agent for the purpose of recording the distribution thereon or

                  (ii) furnish the Company or its agent with satisfactory evidence of the loss, theft or destruction of any such certificate, together with a surety bond or other security or indemnity.

            (h) As a condition to the receipt of any final distribution to stockholders, the stockholders may be required to:

                  (i) surrender their certificates evidencing shares of stock of the Company to the Company or its agent for cancellation or

                  (ii) furnish the Company or its agent with satisfactory evidence of the loss, theft or destruction of any such certificate, together with a surety bond or other security or indemnity.

      4. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan), in its discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against and expenses of the Company, including, without limitation, tax obligations, all expenses of the sale of the Company's assets, the collection and defense of the Company's assets, contingent, conditional, unmatured, and unknown claims, and other expenses in connection with the liquidation and dissolution provided for in this Plan.

      5. If any distribution to a stockholder of the Company cannot be made because the stockholder cannot be located, the stockholder has not surrendered its certificates evidencing its shares of stock of the Company as required under the Plan, or for any other reason, the distribution to which such stockholder is entitled (unless transferred to an escrow account or trust established by the Board of Directors under this Plan) shall be transferred, at such time as the final distribution of assets is made by the Company (or by any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan), to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

      6. Adoption of this Plan by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall constitute the approval of the Company's stockholders of the sale, exchange, lease or other disposition of all of the assets of the Company, whether such sale, exchange, lease or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for the sale, exchange, lease or other disposition of the Company's assets that are conditioned on adoption of this Plan. The Company shall be authorized to commence the sale, exchange, lease or other disposition of its assets immediately following the adoption of this Plan by its stockholders in order to attain the highest value for such assets and maximize value for its stockholders and creditors. The Company's assets may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company shall not be required to obtain appraisals or other third party opinions as to the value of its assets in connection with the dissolution and liquidation.

      7. From and after the Effective Date of the Plan, the Company shall not engage in any business or other activity except as required to preserve the value of its assets, wind up its affairs in an orderly and businesslike manner, and distribute its assets in accordance with this Plan, or as the Board of Directors may determine to be appropriate in connection therewith and to complete the liquidation and dissolution of the Company, all in accordance with the DGCL.

      8. Except as may be limited by law, if the Board of Directors shall deem it necessary and advisable in order to effect the completion of this Plan, it may establish an escrow account or liquidating trust for the benefit of the Company's stockholders and may transfer to such escrow account or to the liquidating trustee(s) (i) any assets the retention of which may be advisable to satisfy all debts and liabilities, including without limitation, contingent, conditional, unmatured or unknown claims, and (ii) any assets held on behalf of stockholders who cannot be located. At the time an escrow account or liquidating trust is established, the Board of Directors shall appoint such person or persons as it deems appropriate to serve as the escrow agent(s) or trustee(s).

      9. Unless the Board of Directors determines that the closing of the Company's stock transfer books should occur at an earlier time, the stock transfer books of the Company will close and the Company will cease to record transfers of its stock on the earliest to occur of
            (i) the close of business on the record date fixed by the Board of Directors for the final distribution of assets, (ii) the close of business on the date on which the remaining assets of the Company are transferred to any escrow account or liquidating trust established by the Board of Directors under the Plan; and (iii) the date on which the Company ceases to exist under Delaware law (following any post-dissolution continuation period thereunder). Thereafter, certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company (except by will, intestate succession or operation of law).

      10. If the Board of Directors determines to follow the procedures set forth in Section 280 of the DGCL, then the following additional steps shall be taken, to the extent deemed necessary or appropriate, all in accordance with Sections 280 and 281(a) of the DGCL:

            (a) The mailing of notice of the dissolution to each person known by the Company to have a claim against the Company, including persons who have asserted claims pending in an action, suit or proceeding to which the Company is a party ("Pending Action Claims") and persons who have asserted contingent, conditional and unmature contractual claims ("Contingent Contractual Claims");

            (b)   The formal publication of such notice of dissolution;

            (c) The mailing of notice of rejection to the claimant of any claim made against the Company in accordance with Section 280 of the DGCL that the Company rejects, in whole or in part;

            (d) The mailing of offers for security to persons having Contingent Contractual Claims, in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures and the posting of such security offered and not rejected by such claimant;

            (e) The petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejected the offer for security;

            (f) The petitioning of the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any Pending Action Claims (other than claims barred by Section 280 of the DGCL);

            (g) The petitioning of the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation, are likely to arise or to become known to the corporation within 5 years after the date of dissolution (or such longer period as the Court may determine, not to exceed 10 years from dissolution) ("Potential Future Claims");

            (h) The posting of any security ordered by the Court of Chancery for Pending Action Claims;

            (i) The payment of claims made and not rejected under Section 280 of the DGCL and the payment, or the making of adequate provision for the payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company;

            (j) The posting of any security ordered by the Court of Chancery for Contingent Contractual Claims; and

            (k) The posting of any security ordered by the Court of Chancery for Potential Future Claims.

      11. Notwithstanding the foregoing, the Company shall not be required to follow the procedures set forth in Section 280 of the DGCL, and the adoption of the Plan by the stockholders of the Company shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution, winding up, and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) of the DGCL and to take all actions as may be necessary or appropriate in furtherance of the dissolution, winding up, and liquidation of the Company in accordance with this Plan and Delaware law.

      12. The Board of Directors and officers of the Company shall take all remaining action required to be taken by the Company, including (without limitation) the payment of or provision for all expenses, liabilities and obligations of the Company incurred in connection with the liquidation and dissolution of the Company as provided for herein. Without limiting the foregoing, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the discretion of the Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan) pay the Company's officers, directors, employees, agents and their representatives, or any of them, compensation or additional compensation above their regular compensation, in cash or other property, and may provide for indemnification (including advancement of expenses) to such persons, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake in connection with the implementation of this Plan. Adoption of this Plan by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall constitute the approval of the Company's stockholders of the payment of any such compensation and providing of any such indemnification (including advancement of expenses).

      13. The Board of Directors of the Company is hereby authorized, without further action by the stockholders of the Company, to do and perform or cause the officers of the Company, subject to the approval of the Board of Directors, to do and perform, any and all acts and things, to incur and pay all expenses and liabilities, to adopt all votes and resolutions, and to make, execute, deliver or adopt any and all notices, agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the discretion of the Board of Directors, for the purpose of effecting the dissolution of the Company and the winding up and complete liquidation of its business and affairs as contemplated in this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

      14. To the maximum extent permitted by law, the Company shall continue to indemnify and provide for the advancement of expenses to its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, its bylaws, and any other contractual arrangements, for actions taken in connection with this Plan and the winding-up of the business and affairs of the Company. The Company's obligation to indemnify (or advance expenses to) such persons may also be satisfied out of the assets of any escrow account or trust(s) established by the Board of Directors under this Plan. The Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan), in its discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligations under this Plan.

      15. The Board of Directors is authorized to take such action as it deems appropriate with respect to the Company's employee incentive compensation and employee benefit plans.

      16. The Board of Directors may modify or amend this Plan if it determines that such action would be in the best interests of the Company and its stockholders. In the event that the modification or amendment will, in the sole judgment of the Board of Directors, materially and adversely affect the interests of the stockholders, such modification or amendment will be submitted to the stockholders for approval. If the Board of Directors determines, in its sole judgment, that abandonment of this Plan would be in the best interests of the Company and its stockholders, the Board of Directors may abandon the Plan and all action contemplated thereunder, without further action by the stockholders to the extent permitted by Delaware law.

                   PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS
                                DECEMBER 11, 2002
      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

            The undersigned hereby appoints Timothy J. Toppin and Steve W. Mitchell, and each of them, as proxy holder and attorney-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of Geoworks Corporation (the "Company") to be held at 6550 Vallejo Street, Suite 102, Emeryville, CA 94608 on Wednesday, December 11, 2002, at 11:00 a.m., local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated November __, 2002. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy, and by filing this proxy with the Secretary of the Company, gives notice of such revocation.

ACCOUNT NUMBER           COMMON            |X| Please mark you choice like this

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The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

This proxy will be voted as directed. In the absence of direction, this proxy will be voted for proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) herein. Corporate or partnership proxies must be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

1.   Approval of the sale of the Company's UK            FOR   AGAINST  ABSTAIN
     professional services business pursuant to an       |_|     |_|      |_|
     Agreement for the Sale and Purchase of the Entire
     Issued Share Capital of Geoworks Limited dated
     September 23, 2002.

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2.   Adoption of the plan of liquidation and             FOR   AGAINST  ABSTAIN
     dissolution of Geoworks Corporation.                |_|     |_|      |_|

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3.   With discretionary authority, upon such other       FOR   AGAINST  ABSTAIN
     matters as may properly come before the meeting,    |_|     |_|      |_|
     or any postponement or adjournment thereof.

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------------------------------         ---------         ----------------------
Signature                              Date              Printed Name

------------------------------         ---------         ----------------------
Signature                              Date              Printed Name


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